UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SUBURBAN PROPANE PARTNERS, L.P.

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Suburban Propane

240 Route 10 West

Whippany, NJ

07981-0206

www.suburbanpropane.com

Michael A. Stivala

President and Chief Executive Officer

March 25, 2024

Dear Fellow Suburban Propane Unitholder:

You are cordially invited to attend the Tri-Annual Meeting of the Limited Partners of Suburban Propane Partners, L.P. to be held on Tuesday, May 21, 2024, beginning at 9:00 a.m. E.T. at our executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey.

Whether or not you plan to attend in-person, it is important that your units be represented at the meeting. You may vote on the matters that come before the meeting by completing the enclosed proxy card and returning it in the envelope provided. Alternatively, you may also vote over the Internet or by telephone before the Tri-Annual Meeting.

Attendance at the Tri-Annual Meeting will be open to holders of record of common units as of the close of business on March 22, 2024. I look forward to greeting those of you who will be able to attend the meeting.

Sincerely yours,

Michael A. Stivala

President and Chief Executive Officer

SUBURBAN PROPANE PARTNERS, L.P.

NOTICE OF TRI-ANNUAL MEETING

TO BE HELD ON

May 21, 2024

The Tri-Annual Meeting of the Limited Partners of Suburban Propane Partners, L.P. (“Suburban”) will be held at 9:00 a.m. E.T. on Tuesday, May 21, 2024, at our executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey, for the following purposes:

1.
To elect eight Supervisors to three-year terms;

2.
To ratify our independent registered public accounting firm for our 2024 fiscal year;

3.
To approve Suburban’s Amended and Restated 2018 Restricted Unit Plan;

4.
To provide our Limited Partners with the opportunity to cast an advisory vote on the compensation of our named executive officers; and

5.
To consider any other matters that may properly come before the meeting.

Only holders of record of common units as of the close of business on March 22, 2024 are entitled to notice of, and to vote at, the meeting.

By Order of the Board of Supervisors,

Bryon L. Koepke

Vice President, General Counsel & Secretary

March 25, 2024

IMPORTANT

Your vote is important. Whether or not you expect to attend the meeting virtually, we urge you to complete and return the enclosed proxy card at your earliest convenience in the postage-paid envelope provided, or vote using the Internet or by telephone prior to the virtual-only meeting.

TABLE OF CONTENTS

SUBURBAN PROPANE PARTNERS, L.P.

One Suburban Plaza

240 Route 10 West

Whippany, New Jersey 07981-0206

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE TRI-ANNUAL MEETING

This Proxy Statement (which, together with a form of proxy, is being mailed or otherwise made available to Unitholders on or about March 25, 2024) is being furnished to holders of Common Units of Suburban Propane Partners, L.P., which we refer to as “Suburban,” “we,” or “our,” in connection with the solicitation of proxies by the Board of Supervisors of Suburban, which we refer to collectively as the “Board” and individually as a “Supervisor” for use at Suburban’s Tri-Annual Meeting of Limited Partners and any continuations, postponements or adjournments thereof, which we refer to as the “Meeting.”

Q: When and where is the Meeting?

A: The Meeting will be held at 9:00 a.m. E.T. on Tuesday, May 21, 2024, at our executive offices at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey.

Q: What is the purpose of the Meeting?

A: At the Meeting, holders of Common Units, whom we refer to as “Unitholders,” will be asked to consider and vote on the following four proposals:

•
PROPOSAL NO. 1 – To elect eight Supervisors to three-year terms, which we refer to as the “Election Proposal.”

•
PROPOSAL NO. 2 – To ratify our independent registered public accounting firm for our 2024 fiscal year, which we refer to as the “Accountant Ratification Proposal.”
•
PROPOSAL NO. 3 – To approve Suburban’s Amended and Restated 2018 Restricted Unit Plan, referred to herein as the “Plan,” authorizing the issuance of up to an additional 2,650,000 Common Units pursuant to awards granted under the Plan, which we refer to as the “Restricted Unit Plan Proposal.”
•
PROPOSAL NO. 4 – To provide our Unitholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, which we refer to as the “Say-on-Pay Proposal.”

Q: How does the Board recommend I vote on the proposals?

A: The Board unanimously recommends a vote FOR each of its nominees for Supervisor, approval of the Accountant Ratification Proposal, approval of the Restricted Unit Plan Proposal and approval of the Say-on-Pay Proposal.

Q: How will voting on any other business be conducted?

A: The Board of Supervisors does not know of any business to be considered at the Meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented, your signed proxy card gives authority to the persons named in the proxy to vote on these matters at their discretion.

Q: Who is entitled to vote?

A: Each holder of Common Units as of the close of business on March 22, 2024, which we refer to as the “Record Date,” is entitled to vote at the Meeting.

Q: How many Common Units may be voted?

A: As of the Record Date, 64,021,749 Common Units were outstanding. Each Common Unit entitles its holder to one vote.

Q: What is a “quorum”?

A: There must be a quorum for the Meeting to be held. A quorum will be present if a majority of the outstanding Common Units as of the Record Date is represented in person, or by proxy, at the Meeting. If you submit a properly executed proxy card, even if you mark WITHHOLD or ABSTAIN, then your Common Units will be considered part of the quorum.

Q: What vote is required to approve the proposals?

A:

•
PROPOSAL NO. 1 – Under the Third Amended and Restated Agreement of Limited Partnership (as amended) of Suburban, which we refer to as the “MLP Agreement,” the affirmative vote of holders of a plurality of the Common Units represented in person, or by proxy, at the Meeting is required to elect each Supervisor.

•
PROPOSAL NO. 2 – Under the MLP Agreement, the affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required to approve the Accountant Ratification Proposal.
•
PROPOSAL NO. 3 – Under the rules of the New York Stock Exchange, which we refer to as the “NYSE,” the affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, is required to approve the Restricted Unit Plan Proposal.
•
PROPOSAL NO. 4 – Under the MLP Agreement, the affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required to approve the Say-on-Pay Proposal.

Q: How are withholds, abstentions and broker non-votes counted for the proposals?

A: For the Election Proposal, Supervisors are elected by a plurality of FOR votes. Accordingly, a proxy card marked as WITHHOLD and a broker non-vote will not count towards the plurality required to elect a Supervisor. For the Restricted Unit Plan Proposal, a proxy card marked ABSTAIN has the same effect as a vote AGAINST such proposal, but a broker non-vote is not counted in the tally of votes FOR or AGAINST such proposal and does not affect the voting results for such proposal. For each of the Accountant Ratification Proposal and Say-on-Pay Proposal, a proxy card marked ABSTAIN has the same effect as a vote AGAINST such proposal, but a broker non-vote is not counted as entitled to vote at the Meeting and does not affect the voting results for such proposal. Because the Accountant Ratification Proposal is considered “routine” under NYSE rules, brokers have discretion to vote on this proposal and we do not anticipate any broker non-votes.

Q: How do I vote?

A: You may vote by any one of three different methods:

•
In Writing. You can vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed envelope.

•
By Telephone and Internet. You can vote your proxies by touchtone telephone from the U.S., U.S. territories or Canada, or through the Internet. Please follow the instructions on the enclosed proxy card.

•
In-Person. You can vote by attending the Meeting.

Common Units represented by properly executed proxies that are not revoked will be voted in accordance with the instructions shown on the proxy card. If you return your signed proxy card but do not give instructions as to how you wish to vote, your Common Units will be voted FOR each Supervisor nominee and each of the Accountant Ratification Proposal, the Restricted Unit Plan Proposal and the Say-on-Pay Proposal.

Our Board of Supervisors urges Unitholders to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or over the Internet by following the instructions included with your proxy card, or, in the event you hold your Common Units through a broker or other nominee, by following the separate voting instructions received from your broker or nominee. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.

Q: What do I do if I want to change my vote?

A: You have the right to revoke your proxy at any time before the Meeting by:

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Notifying our Company Secretary in writing;

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Voting in-person at the Meeting; or

•
Returning a later-dated proxy card.

Attendance at the Meeting will not, in and of itself, revoke your proxy.

Q: What does it mean if I receive more than one proxy card?

A: If your Common Units are registered differently with our transfer agent and/or are held in more than one transfer agent account, you will receive more than one proxy card. Please mark, sign, date and return all of the proxy cards you receive to ensure that all of your Common Units are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare, P.O. Box 43006, Providence, RI 02940-3006; www.computershare.com/investor or telephone 781-575-2724. The hearing impaired may contact Computershare at TDD 800-952-9245.

Q: What do I do if my Common Units are held in “street name”?

A: If your Common Units are held in the name of your broker, a bank or other nominee, that party will give you instructions about how to vote your Common Units.

Q: Who will count the votes?

A: Representatives of Computershare Trust Company, N.A., our transfer agent and an independent tabulator, will count the votes and act as the inspector of election.

Q: Who is bearing the cost of this proxy solicitation?

A: The Board of Supervisors is soliciting your proxy on behalf of Suburban. We are bearing the cost of soliciting proxies for the Meeting. Georgeson LLC has been retained to assist in the distribution of proxy materials, and the solicitation of votes, and will be paid a customary fee for its services totaling approximately $16,000, plus reasonable out-of-pocket expenses. In addition to using the mail, our Supervisors, officers and employees may solicit proxies by telephone, personal interview or otherwise. They will not receive additional compensation for this activity, but may be reimbursed for their reasonable out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to Unitholders.

Q: Will the independent registered public accountants attend the Meeting?

A: Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Q: Does Suburban’s proxy confer discretionary authority to vote on Unitholder proposals at the Meeting?

A: With respect to any Unitholder proposal submitted outside of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and for which we did not receive notice by a reasonable time before the date of this Proxy Statement, Suburban’s proxy confers discretionary authority on the persons being appointed as proxies to vote on such proposal.

Q: When are the Unitholder proposals for the next meeting of Unitholders due?

A: We presently expect that our next Tri-Annual Meeting will be held in May 2027. If a Unitholder intends to present any proposals for inclusion in Suburban’s Proxy Statement in accordance with Rule 14a-8 for consideration at Suburban’s 2027 Tri-Annual Meeting, the proposal must be received at Suburban’s principal executive offices by November 25, 2026. Proposals by Unitholders intended to be brought in front of Unitholders at the 2027 Tri-Annual Meeting outside of the Rule 14a-8 process must be received at Suburban’s principal executive offices by February 20, 2027 in accordance with Rule 14a-4.

In accordance with the MLP Agreement, if a Unitholder intends, at the 2024 Tri-Annual Meeting, to nominate a person for election to the Board of Supervisors, the Unitholder must deliver notice thereof to the Board not earlier than the close of business on the 120th day before, and not later than the close of business on the 90th day before, the date of the 2027 Tri-Annual Meeting. A different notice deadline will apply for the nomination of persons for election to the Board of Supervisors if the date of the 2027 Tri-Annual Meeting is not publicly announced by Suburban more than 100 days prior to the date of such meeting. Such deadline, and the procedures that a Unitholder must follow to nominate a person for election to the Board of Supervisors, are further described below under the heading “Supervisor Nominations and Criteria for Board Meetings – Unitholder Nominations.” In addition, a Unitholder that intends to solicit proxies in support of director nominees other than our nominees must provide the information required by Rule 14a-19, and such additional information must be received by no later than March 22, 2027, or at least 60 days in advance of the Tri-Annual Meeting if the meeting date is moved by more than 30 calendar days from the 2024 Tri-Annual Meeting.

Q: Where and when will I be able to find the voting results?

A: In addition to announcing the preliminary voting results at the Meeting, we will post the results on our web site at www.suburbanpropane.com within two days after the Meeting. You will also be able to find the results in our Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days following conclusion of the Meeting.

Q: How can I obtain an additional copy of Suburban’s 2023 Annual Report on Form 10-K?

A: We will provide an additional copy of our 2023 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith, without charge, upon written request to Investor Relations, Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, P.O. Box 206, Whippany, New Jersey 07981-0206. We will furnish a requesting Unitholder with any exhibit not contained therein upon payment of a reasonable fee, which fee shall be limited to our reasonable expenses in furnishing such exhibit.

Q: Who can I contact for further information?

A: If you need assistance in voting your Common Units, please call the firm assisting us in the solicitation of proxies for the Meeting:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

In the US, call Toll Free: 866-357-6329

Outside of the US, call: 781-222-3778

Q: What can I do if I and another Unitholder with whom I live want to receive two copies of this Proxy Statement?

A: In order to reduce our printing and postage costs, Unitholders who share a single address will receive only one copy of this Proxy Statement at that address unless we have received instructions to the contrary from any Unitholder at that address. However, if a Unitholder residing at such an address wishes to receive a separate copy of this Proxy Statement or of future Proxy Statements (as applicable), he or she may contact Investor Relations, Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206. We will deliver separate copies of this Proxy Statement promptly upon written or oral request. If you are a Unitholder receiving multiple copies of our Proxy Statement, you can request to receive only one copy by contacting us in the same manner. If you own your Common Units through a bank, broker or other Unitholder of record, you may request additional or fewer copies of this Proxy Statement by contacting the Unitholder of record.

Q: Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

A: Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to furnish this Proxy Statement and other proxy materials to certain Unitholders on the Internet rather than by mailing paper copies. If you received an Important Notice Regarding the Availability of Proxy Materials, which we refer to as a “Notice,” in the mail, you will not receive a paper copy of these materials, unless you expressly request to receive a paper copy. All Unitholders have the ability to access this Proxy Statement and other proxy materials on the Internet. Instructions on how to do so, or on how to request a paper copy, may be found in the Notice. In addition, Unitholders may request to receive these materials in printed form by mail on an ongoing basis. The Notice will also instruct you on how you may vote your Common Units, including how you may vote over the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF PROXY MATERIALS FOR THE MEETING

This Proxy Statement and the accompanying Annual Report to Unitholders are available at www.envisionreports.com/sph (for registered Unitholders) or http://www.edocumentview.com/sph (for Unitholders whose Common Units are held in “street name”).

If you plan to attend the Meeting to vote in-person, directions to our headquarters are printed on the accompanying proxy card. For additional directions, please call 973-887-5300.

ELECTION OF SUPERVISORS

(Proposal No. 1 on the Proxy Card)

Pursuant to the MLP Agreement, Unitholders are entitled to elect all members of the Board of Supervisors, which we refer to as “Supervisors,” who are nominated at the Meeting. Lawrence C. Caldwell, a Supervisor last elected at our 2021 Tri-Annual Meeting and a member of the Board since November 2012, has elected to retire from the Board of Supervisors, effective May 20, 2024. Acting on the recommendation of its Nominating/Governance Committee, and pursuant to authority granted to the Board by the MLP Agreement, at its meeting on January 24, 2024, our Board decided to nominate the eight current Supervisors for re-election at the Meeting and eliminate the Board seat formerly held by Mr. Caldwell by reducing the Board size to eight members.

The eight nominees for Supervisors, all of whom are currently serving as Supervisors, are described below (as of March 22, 2024). If elected, all nominees are expected to serve until the 2027 Tri-Annual Meeting and until their successors are duly elected and qualified. Although the Board does not anticipate that any of the persons named below will be unable to stand for election, if for any reason a nominee becomes unavailable for election, the persons named in the form of proxy have advised that they will vote for such substitute nominee as the Board may propose. In accordance with our Corporate Governance Guidelines & Principles (described more fully below) and the rules of the New York Stock Exchange, we have affirmatively determined that our Board of Supervisors is currently composed of a majority of independent directors, and that the following nominees are independent: Matthew J. Chanin, Harold R. Logan, Jr., Jane Swift, Terence J. Connors, William M. Landuyt, Amy M. Adams and Rommel M. Oates.

NOMINEES FOR ELECTION AS SUPERVISORS

				Other Public	Committee of the Board
Nominee and Principal Occupation	Independent	Age	Supervisor Since	Company Board	AC	CC	NGC
Matthew J. Chanin Former Senior Managing Director, Prudential Investment Management	Yes	69	2012	None		X	X*
Harold R. Logan, Jr. Former Founder and Director, Basic Materials and Services LLC	Yes	79	1996	None		X	X
Jane Swift President, Education at Work	Yes	58	2007	None		X*	X
Terence J. Connors Retired Partner, KPMG LLP	Yes	69	2017	AdaptHealth Corp. and FS Credit Real Estate Income Trust, Inc.	X*		X
William M. Landuyt Managing Director, Charterhouse Strategic Partners, LLC	Yes	68	2017	None	X		X
Amy M. Adams Vice President of Government Partnerships and Funding, Cummins Inc.	Yes	58	2023	None		X	X
Rommel M. Oates Chairman and CEO, Oates Energy Solutions LLC; CEO, Refinery Calculator Inc.	Yes	44	2023	Summit Midstream Partners, LP	X		X
Michael A. Stivala President & CEO, Suburban Propane Partners, L.P.	No	54	2014	None

AC: Audit Committee

CC: Compensation Committee

NGC: Nominating/Governance Committee

* Denotes Committee Chair

Matthew J. Chanin Age 69

Mr. Chanin has served as a Supervisor since November 2012 and was elected as Chairman of the Board of Supervisors effective January 1, 2021. Mr. Chanin was Senior Managing Director of Prudential Investment Management, a subsidiary of Prudential Financial, Inc., from 1996 until his retirement in January 2012, after which he continued to provide consulting services to Prudential until December 2016. He headed Prudential’s private fixed income business, chaired an internal committee responsible for strategic investing and was a principal in Prudential Capital Partners, the firm’s mezzanine investment business, and, until October 2017, served as a Director of two private companies that were in the fund portfolios of Prudential Capital Partners.

Mr. Chanin’s qualifications to sit on our Board, and serve as Chairman of the Board and as Chair of its Nominating/Governance Committee, include 35 years of investment experience with a focus on highly structured private placements in companies in a broad range of industries, with a particular focus on energy companies. He has previously served on the audit committee of a public company’s board and the compensation committee for a private company board. Mr. Chanin has earned an MBA and is a Chartered Financial Analyst.

Harold R. Logan, Jr. Age 79

Mr. Logan has served as a Supervisor since March 1996 and served as Chairman of the Board of Supervisors from January 2007 until December 31, 2020. Mr. Logan co-founded, and from 2006 to May 2018 served as a Director of Basic Materials and Services LLC, an investment company that, until it went inactive in May 2018, invested in companies that provide specialized infrastructure services and materials for the pipeline construction industry and the sand/silica industry. From 2003 to September 2006, Mr. Logan was a Director and Chairman of the Finance Committee of the Board of Directors of TransMontaigne Inc., which provided logistical services (i.e., pipeline, terminaling and marketing) to producers and end-users of refined petroleum products. From 1995 to 2002, Mr. Logan was Executive Vice President/Finance, Treasurer and a Director of TransMontaigne Inc. From 1987 to 1995, Mr. Logan served as Senior Vice President – Finance and a Director of Associated Natural Gas Corporation, an independent gatherer and marketer of natural gas, natural gas liquids and crude oil. Mr. Logan is also a Director of Hart Energy Publishing LLP, and, through October 2021 was a Director of Cimarex Energy Co. prior to its merger with Cabot Oil & Gas Corp.; through May 2019, was a Director of InfraREIT, Inc., which was acquired by Oncor Electric Delivery Company LLC and Sempra Energy in May 2019; and through May 2017, was a Director of Graphic Packaging Holding Company.

Over the past forty plus years, Mr. Logan’s education, investment banking/venture capital experience and business/financial management experience have provided him with a comprehensive understanding of business and finance. Most of Mr. Logan’s business experience has been in the energy industry, both in investment banking and as a senior financial officer and director of publicly-owned energy companies. Mr. Logan’s expertise and experience have been relevant to his responsibilities of providing oversight and advice to the managements of public companies, and is of particular benefit in his role as a Supervisor. Since 1996, Mr. Logan has been a director of ten public companies and has served on audit, compensation and governance committees.

Jane Swift Age 58

Ms. Swift has served as a Supervisor since April 2007. In November 2023, Ms. Swift was appointed President of Education at Work, a not-for-profit educational institution, which is part of the Strada Education Foundation and partners with industry and higher education institutions to prepare students for current and future careers through a work-based learning model. From July 2022 until October 2023, Ms. Swift served as an Operating Partner for Vistria Group, a private investment firm operating at the intersection of purpose and profit. Ms. Swift previously served as President and Executive Director of LearnLaunch Institute, a not-for-profit educational advocacy institution in Boston, Massachusetts; as Executive Chair of Ultimate Medical Academy, a not-for-profit healthcare educational institution with a national presence; as the CEO of Middlebury Interactive Languages, LLC, a marketer of world language products; as Senior Vice President at ConnectEDU Inc., a private education technology company; as the founder of WNP Consulting, LLC, a provider of expert advice and guidance to early stage education companies; and as a General Partner at Arcadia Partners, a venture capital firm focused on the education industry. Ms. Swift served for fifteen years in Massachusetts state government, becoming Massachusetts’ first woman governor in 2001. In July 2022, Ms. Swift became the founder and President of Cobble Hill Farm Education & Rescue Center, which is a non-profit organization that provides animal rescue and education programs. In October 2023, Ms. Swift was appointed to the National Association Governing Board and currently serves as a member of the George W. Bush Institute Advisory Council, the Innovation Advisory Council of Boston College High School’s Shields Center for Innovation and as an advisor to companies within the Vistria Group’s education portfolio. She has previously served on the boards of both public and private companies in the education space; including K12, Inc., Animated Speech Company, Sally Ride Science Inc., Teachers of Tomorrow and eDynamics Learning.

Ms. Swift’s qualifications to sit on our Board, and serve as Chair of its Compensation Committee, include her strong experience in public policy and government, and her extensive knowledge of regulatory matters arising from her fifteen years in state government.

Terence J. Connors Age 69

Mr. Connors has served as a Supervisor since January 2017. Mr. Connors retired in September 2015 from KPMG LLP after nearly forty years in public accounting. Prior to joining KPMG in 2002, he was a partner with another large international accounting firm. During his career, he served as a senior audit and global lead partner for numerous public companies, including Fortune 500 companies. At KPMG, he was a professional practice partner, SEC Reviewing Partner and was elected to serve as a member of KPMG’s board of directors (2011-2015), where he chaired the Audit, Finance & Operations Committee. Mr. Connors currently serves as a director and audit committee chair of FS Credit Real Estate Income Trust, Inc., a commercial mortgage nontraded real estate investment trust, and AdaptHealth Corp., a leading provider of home healthcare equipment and services in the United States. He previously served as a director and audit committee chair of Cardone Industries, Inc., one of the largest privately-held automotive parts remanufacturers in the world.

Mr. Connors’ qualifications to sit on our Board, and serve as Chair of its Audit Committee, include his extensive experience as a lead audit partner for numerous public companies across a variety of industries, which enables him to provide helpful insights to the Board in connection with its oversight of financial, accounting and internal control matters.

William M. Landuyt Age 68

Mr. Landuyt has served as a Supervisor since January 2017. Since 2003, Mr. Landuyt has served as a Managing Director at Charterhouse Strategic Partners, LLC, and its predecessors (“Charterhouse”), private equity firms with a focus on build-ups, management buyouts, and growth capital investments primarily in the business services and healthcare services sectors, and has served on the Boards of Directors of a number of portfolio companies of those firms. From 1996 to 2003, Mr. Landuyt served as Chairman of the Board, President and Chief Executive Officer of Millennium Chemicals, Inc. (“Millennium”), and from 1983 to 1996, he served as Finance Director of Hanson plc and several other senior executive positions with Hanson Industries, the U.S. subsidiary of Hanson plc (collectively, “Hanson”); including Vice President and Chief Financial Officer and ultimately Director, President and Chief Executive Officer. Hanson and Millennium were both previous owners of Suburban or its predecessor through 1996 and 1999, respectively. He joined Hanson after spending six years as a Certified Public Accountant and auditor at Price Waterhouse & Co., where he rose to the position of Senior Manager. Mr. Landuyt has previously served on the Boards of Directors (including their Audit and Compensation Committees) of public companies; including Bethlehem Steel Corp., MxEnergy Holdings, Inc., a leading retail marketer of natural gas and electricity contracts, and Top Image Systems, Inc. Mr. Landuyt is also the Co-Founder and Executive Director of Celtic Charms, Inc., a non-profit therapeutic horsemanship center previously engaged in serving people with physical and cognitive disabilities and disorders and now serving as a retirement home for Celtic Charms’ equines.

Mr. Landuyt’s qualifications to sit on our Board include forty years of financial and executive management experience for both public and private companies, including extensive experience with mergers and acquisitions and corporate governance. Additionally, his specific responsibility for supervision of Suburban’s predecessors, as well as his subsequent board-level involvement in the distribution, petrochemical and retail energy sectors gives Mr. Landuyt extensive expertise in areas directly relevant to the business of Suburban.

Amy M. Adams Age 58

Ms. Adams has served as a Supervisor since May 2023. Since March 2023, Ms. Adams has served as Vice President of Government Partnerships and Funding at Cummins Inc., where she focuses on private-public collaboration building in the zero emissions space. Prior to that, Ms. Adams served as Vice President, Fuel Cell and Hydrogen Technologies, overseeing Cummins’ hydrogen investments and partnerships. Ms. Adams has worked for Cummins Inc. since January 1995 and has served in several senior leadership positions within the company that enabled her to build an extensive background in emerging energy solutions; including hydrogen fuel cell and electrolyzer technologies, strategic growth and market development initiatives and launching new generations of emission solutions in Cummins’ global markets.

Ms. Adams has led complex businesses on three continents, enabling her to build a truly global perspective. From 1988 to 1995, Ms. Adams served in various management positions within Ameritech Corporation (now known as AT&T Teleholdings Inc.). Since 2020, Ms. Adams has served on the Management Board of the Hydrogen Council, a global CEO-led initiative aimed at fostering the clean energy transition and from 2021-2023 she served as a co-chair of the Council. Ms. Adams also serves on the Board of the Fuel Cell and Hydrogen Energy Association (FCHEA). Since 2018, Ms. Adams has also served as a National Board Member for Girls Inc., a non-profit organization that encourages and mentors young women as they work to navigate economic, gender and social barriers.

Ms. Adams’ qualifications to sit on our Board include her extensive corporate experience and background in managing emerging energy solutions; including an extensive understanding of hydrogen-based technologies, which enables her to provide helpful insights to the Board in connection with its oversight of Suburban’s renewable energy investments and assets and Suburban’s strategic plans for developing its renewable energy platform.

Rommel M. Oates Age 44

Mr. Oates has served as a Supervisor since May 2023. In 2015, Mr. Oates founded and currently serves as the Chairman and Chief Executive Officer of Oates Energy Solutions LLC, a privately-owned energy and technology value creation services company. Since 2020, Mr. Oates has also served as Chief Executive Officer of Refinery Calculator Inc., which is a global refining, energy, chemicals, emissions and hydrogen market intelligence cloud-based software and data platform. From 2015 to 2018, Mr. Oates served in several executive leadership roles in sales, marketing and commercial development within True North Venture Partners (an Ahearn, Walton, Cox family limited partnership entity), as well as within one of their portfolio companies, Aquahydrex Pty Ltd. From 2008 to 2015, Mr. Oates held several leadership positions within Praxair Inc. (now Linde PLC), most recently as Global Director of Hydrogen and Carbon Monoxide product management, where he was accountable for the overall profitability management functions for large-scale hydrogen pipeline and storage assets, as well as carbon monoxide, liquid methane, methanol and formalin business units. From 2000 to 2003, Mr. Oates founded and operated Oates Consulting Company, where he consulted on hydrogen storage business development. Since 2022, Mr. Oates has served as an independent director of the Board of Directors, as well as a member of the Nominating, Governance and Sustainability Committee of its Board of Directors for Summit Midstream Partners, LP, which owns, develops and operates midstream energy infrastructure assets in the continental United States. Since 2014, Mr. Oates has also served as a Board member for the International Association of Hydrogen Energy and has secured over 16 hydrogen technology, purification and storage patents.

Mr. Oates’s qualifications to sit on our Board include his extensive understanding of energy markets, renewable energy solutions, and over two decades of experience in hydrogen commercial and technical market development, which enables him to provide helpful insights to the Board in connection with its oversight of Suburban’s renewable energy investments and assets and Suburban’s strategic plans for developing its renewable energy platform.

Michael A. Stivala Age 54

Mr. Stivala has served as our President since April 2014 and as our Chief Executive Officer since September 2014. Mr. Stivala has served as a Supervisor since November 2014. From November 2009 until March 2014, he was our Chief Financial Officer, and, before that, our Chief Financial Officer and Chief Accounting Officer since October 2007. Prior to that, he was our Controller and Chief Accounting Officer since May 2005 and Controller since December 2001. Before joining Suburban, he held several positions with PricewaterhouseCoopers LLP, an international accounting firm, most recently as Senior Manager in the Assurance practice. Mr. Stivala currently serves on the Board of Directors of Independence Hydrogen Inc., in which we currently own a 25% equity stake; Nu:ionic Technologies Inc., in which we own a minority stake and Oberon Fuels, Inc., in which we currently own a 38% equity stake. In addition, Mr. Stivala is the Chairperson of the New Jersey Regional Council of the American Red Cross and a member of the Global Industry Council of the World Liquid Gas Association.

Mr. Stivala’s qualifications to sit on our Board include his years of experience in the propane industry, including as our current President and Chief Executive Officer and, before that, as our Chief Financial Officer for seven years, which day-to-day leadership roles have provided him with intimate knowledge of our operations.

Vote Required and Recommendation of the Board of Supervisors

Under the MLP Agreement, the affirmative vote of holders of a plurality of the Common Units represented in person or by proxy at the Meeting is required to elect each Supervisor. The Board of Supervisors unanimously recommends a vote FOR the election of each of the above nominees.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 22, 2024. Officers are appointed by the Board of Supervisors for one-year terms.

Name	Age	Position with Suburban
Michael A. Stivala	54	President and Chief Executive Officer; Member of the Board of Supervisors
Michael A. Kuglin	54	Chief Financial Officer
Steven C. Boyd	59	Chief Operating Officer
Douglas T. Brinkworth	62	Senior Vice President – Product Supply, Purchasing & Logistics
Neil E. Scanlon	58	Senior Vice President – Information Services
Daniel S. Bloomstein	51	Vice President, Controller and Chief Accounting Officer
Daniel W. Boyd	56	Vice President – Area Operations
Alejandro Centeno	51	Vice President – Operations
Francesca Cleffi	54	Vice President – Human Resources
M. Douglas Dagan	45	Vice President, Strategic Initiatives – Renewable Energy
A. Davin D’Ambrosio	60	Vice President and Treasurer
John D. Fields	58	Vice President – Area Operations
Samuel Hodges	52	Vice President – Area Operations
Bryon L. Koepke	51	Vice President – General Counsel and Secretary
Keith P. Onderdonk	59	Vice President – Operational Support
Craig Palleschi	44	Vice President – Renewable Natural Gas Operations
Nandini Sankara	45	Vice President – Marketing and Brand Strategy
Michael A. Schueler	57	Vice President – Product Supply
Brent C. Stubbs	46	Vice President – Area Operations

For Mr. Stivala’s biographical information, see “Nominees for Election as Supervisors” above.

Mr. Kuglin has served as our Chief Financial Officer since September 2014, and was our Vice President – Finance and Chief Accounting Officer from April 2014 through September 2014, and served as our Chief Accounting Officer until November 2023. Prior to that, he served as our Vice President and Chief Accounting Officer since November 2011, our Controller and Chief Accounting Officer since November 2009 and our Controller since October 2007. For the eight years prior to joining Suburban, he held several financial and managerial positions with Alcatel-Lucent, a global communications solutions provider. Prior to Alcatel-Lucent, Mr. Kuglin held several positions with the international accounting firm PricewaterhouseCoopers LLP, most recently as Manager in the Assurance practice. Mr. Kuglin is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. Steven Boyd has served as our Chief Operating Officer since October 2017 and before that was our Senior Vice President – Operations (September 2015 – October 2017) and our Senior Vice President – Field Operations since April 2014. Previously he was our Vice President – Field Operations (formerly Vice President – Operations) since October 2008, our Southeast and Western Area Vice President since March 2007, Managing Director – Area Operations since November 2003 and Regional Manager – Northern California since May 1997. Mr. Steven Boyd held various managerial positions with predecessors of Suburban from 1986 through 1996.

Mr. Brinkworth has served as our Senior Vice President – Product Supply, Purchasing & Logistics since April 2014 and was previously our Vice President – Product Supply (formerly Vice President – Supply) since May 2005. Mr. Brinkworth joined Suburban in April 1997 after a nine-year career with Goldman Sachs and, since joining Suburban, has served in various positions in the product supply area.

Mr. Scanlon became our Senior Vice President – Information Services in April 2014, after serving as our Vice President – Information Services since November 2008. Prior to that, he served as our Assistant Vice President – Information Services since November 2007, Managing Director – Information Services from November 2002 to November 2007 and Director – Information Services from April 1997 until November 2002. Prior to joining Suburban, Mr. Scanlon spent several years with JP Morgan & Co., most recently as Vice President – Corporate Systems and earlier held several positions with Andersen Consulting, an international systems consulting firm, most recently as Manager.

Mr. Bloomstein joined Suburban as its Controller in April 2014 and was promoted to Vice President and Controller in October 2017. In November 2023, he was appointed Chief Accounting Officer. For the ten years prior to joining Suburban, he held several executive financial and accounting positions with The Access Group, a network of professional services companies, and with Dow Jones & Company, Inc., a global news and financial information company. Mr. Bloomstein started his career with the international accounting firm PricewaterhouseCoopers LLP, working his way to the level of Manager in the Assurance practice. Mr. Bloomstein is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. Daniel Boyd has served as our Vice President – Area Operations since November 2020. Prior to that, he was Managing Director – Area Operations for our Northeast Area since October 2019 and before that, he was General Manager of our Southwest Region since October 2014. He joined Suburban in October 1991 as a delivery driver, and has since held various regional management positions within our field operations. Mr. Daniel Boyd is also a U.S. Navy Veteran who served in Operation Desert Storm, Persian Gulf War.

Mr. Centeno has served as our Vice President – Operations since August 2023. Prior to that, he was General Manager of our Midwest Territory since June 2017. Prior to that, Mr. Centeno served as Region Operations Manager of our Mid-Atlantic Region since December 2015 and Area Sales and Business Development Manager since April 2014. Prior to joining the Partnership in July 2007 as a CSC Manager through our Professional Development Program, Mr. Centeno spent 13 years in various management roles in the retail industry.

Ms. Cleffi has served as our Vice President – Human Resources since November 2020. Prior to that appointment, she served as our Managing Director – Human Resources since June 2020 and before that she served as our Managing Director – Compensation, Talent Management and Operational Human Resources since October 2017. Prior to that, Ms. Cleffi served as our Director – Compensation and Talent Management from October 2007 to October 2017. Ms. Cleffi joined Suburban in October 1992 and has held various positions in the Human Resources area since that time.

Mr. Dagan has served as our Vice President, Strategic Initiatives – Renewable Energy since March 2021. Prior to joining Suburban, he was a senior associate at the law firm of Bevan, Mosca, & Giuditta, P.C., and the Director of Public Affairs and Government Relations for the firm’s affiliate, bmgstrategies, since 2018. Prior to that, Mr. Dagan was engaged in the practice of law at the Law Practice of M. Douglas Dagan since 2013. Mr. Dagan’s practice over his career has focused on advising companies on the development of renewable energy projects, environmental management, advocating for environmental and renewable energy policies, and supporting climate change strategies and initiatives.

Mr. D’Ambrosio has served as our Treasurer since November 2002 and was promoted to Vice President in October 2007. He served as our Assistant Treasurer from October 2000 to November 2002 and as Director of Treasury Services from January 1998 to October 2000. Mr. D’Ambrosio joined Suburban in May 1996 after ten years in the commercial banking industry.

Mr. Fields has served as our Vice President – Area Operations since September 2022. Prior to that appointment, he was General Manager of our Southeast Region since June 2010. Prior to that, Mr. Fields served as Regional Distribution Manager of our Southeast Region since 2007 and in various other management positions within our field operations since joining the Partnership in 1998. Prior to joining the Partnership, Mr. Fields worked for an independent propane gas company for five years.

Mr. Hodges has served as our Vice President – Area Operations since October 2023. He joined the Partnership in 1997 as a Manager in Development and has held various management positions within the Partnership’s field operations; including, most recently, as General Manager of the Partnership’s Florida Region. Mr. Hodges has also served as the past President of the Florida Propane Gas Association, the Chairman of the Florida LP Gas Advisory Board, and is the Chairman of the Florida Propane Gas Safety, Education, and Research Council.

Mr. Koepke has served as our Vice President – General Counsel and Secretary since October 2019, after joining Suburban as our Vice President – Deputy General Counsel and Assistant Secretary in March 2019. For the nineteen years prior to joining Suburban, Mr. Koepke served as Senior Vice President, Chief Securities Counsel for Avis Budget Group, Inc., from October 2011 until joining the Partnership and prior to that as Corporate Counsel – Securities for Caterpillar Inc. and as a senior attorney advisor for the U.S. Securities and Exchange Commission. Mr. Koepke is also the past president and currently serves as a member of the Board of Directors for the Association of Corporate Counsel New Jersey.

Mr. Onderdonk has served as our Vice President – Operational Support since November 2015 and before that was our Assistant Vice President – Financial Planning and Analysis since November 2013. Prior to that, he served as our Managing Director, Financial Planning and Analysis from November 2010 to November 2013. Mr. Onderdonk joined Suburban in September 2001 after fourteen years in the consumer products industry.

Mr. Palleschi has served as our Vice President, Renewable Natural Gas Operations since November 2023. Prior to that appointment, he was our Assistant Vice President, Renewable Natural Gas Operations since November 2022. Prior to that, Mr. Palleschi served as Director, Product Supply since 2020 and in various other management positions within the Partnership since joining the Partnership in 2006. Mr. Palleschi is also a founding member and President of the Sparta Benevolent Society, a non-profit organization located in Sparta, NJ.

Ms. Sankara has served as our Vice President, Marketing & Brand Strategy since November 2021 and before that was our Assistant Vice President, Marketing & Brand Strategy since May 2017. Prior to joining Suburban Propane, she held several leadership positions in her career, including Global Customer Experience, Market Intelligence, and Product Management with Sealed Air Corporation from September 2011 to December 2016. Prior to that, Ms. Sankara served as the Director and Head of Marketing & Brand with Aetna from April 2009 to September 2011. Ms. Sankara also served in several global marketing positions with Pitney Bowes from January 2001 to December 2009.

Mr. Schueler has served as our Vice President – Product Supply since October 2017 and before that was our Managing Director – Product Supply since November 2013. Mr. Schueler joined Suburban as Director – Product Resources in July 2005 following a nine-year career at Public Service Enterprise Group and prior to that, eight years at Kraft Foods.

Mr. Stubbs has served as Vice President – Operations since October 2023. Prior to that appointment, he was General Manager of our Mid-Atlantic Region since May 2021. Before then, he held the roles of Region Operations Manager and Area Sales Manager in the Mid-Atlantic region from 2015 to 2021. He joined the Partnership in September 2004 as a Customer Service Manager and held the role in various areas within the Partnership’s Mid-Atlantic operations for eleven years. Prior to joining the Partnership, Mr. Stubbs worked for a regional petroleum company for eight years.

PARTNERSHIP GOVERNANCE

The MLP Agreement provides that all management powers over our business and affairs are exclusively vested in our Board of Supervisors and, subject to the direction of the Board of Supervisors, our officers. No Unitholder has any management power over our business and affairs or actual or apparent authority to enter into contracts on behalf of or otherwise to bind us.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating/ Governance Committee.

Audit Committee

Four Supervisors, who are not officers or employees of Suburban or its subsidiaries, currently serve on the Audit Committee with authority to review, approve or ratify, at the request of the Board, specific matters as to which the Board believes there may be a conflict of interest, or transactions that may be required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the Securities and Exchange Commission (transaction with related persons), in order to determine if the resolution or course of action in respect of such conflict proposed by the Board is fair and reasonable to us. There were no disclosable transactions with related persons during fiscal 2023. Under the MLP Agreement, any matter that receives the “Special Approval” of the Audit Committee (i.e., approval by a majority of the members of the Audit Committee) is conclusively deemed to be fair and reasonable to us, is deemed approved by all of our partners and shall not constitute a breach of the MLP Agreement or any duty stated or implied by law or equity as long as the material facts known to the party having the potential conflict of interest regarding that matter were disclosed to the Audit Committee at the time it gave Special Approval. The Audit Committee also assists the Board in fulfilling its oversight responsibilities relating to (i) the integrity of Suburban’s financial statements and internal control over financial reporting; (ii) Suburban’s compliance with applicable laws, regulations and its code of conduct; (iii) Suburban’s major financial risk exposure and the steps management has taken to monitor and mitigate such risks (including environmental, social and governance and cybersecurity); (iv) review and approval of related person transactions; (v) engagement, independence, qualifications and compensation of the internal audit function and independent registered public accounting firm; (vi) the performance of the internal audit function and the independent registered public accounting firm; and (vii) financial reporting and accounting complaints.

Our Board has adopted a written charter for the Audit Committee, which is reviewed periodically to ensure that it meets all applicable legal and NYSE listing requirements. A copy of our Audit Committee Charter is available without charge from our website at www.suburbanpropane.com, or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206.

The Board has determined that all four current members of the Audit Committee, Terence J. Connors (its Chair), Lawrence C. Caldwell, William M. Landuyt and Rommel M. Oates, are independent and are audit committee financial experts within the meaning of the NYSE corporate governance listing standards and in accordance with Rule 10A-3 of the Exchange Act, Item 407 of Regulation S-K and Suburban’s criteria for Supervisor independence set forth under “Partnership Governance – Supervisor Independence” below as of the date of this Proxy Statement.

The Audit Committee met eight times during fiscal 2023.

Compensation Committee

The Compensation Committee reviews the performance of, and sets the compensation for, all of Suburban’s executives. It also approves the design of executive compensation programs. In addition, the Compensation Committee participates in executive succession planning and management development. The committee met three times during fiscal 2023. Its current members are Jane Swift (its Chair), Matthew J. Chanin, Harold R. Logan, Jr. and Amy M Adams, all of whom are independent in accordance with our Corporate Governance Guidelines & Principles and the rules of the NYSE.

Our Board has adopted a Compensation Committee Charter. A copy of our Compensation Committee Charter is available without charge from our website at www.suburbanpropane.com, or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206.

Nominating/Governance Committee

The Nominating/Governance Committee participates in Board succession planning and development and identifies individuals qualified to become Board members, recommends to the Board the persons to be nominated for election as Supervisors at any Tri-Annual Meeting of the Unitholders and the persons (if any) to be elected by the Board to fill any vacancies on the Board, develops and recommends to the Board changes to Suburban’s Corporate Governance Guidelines & Principles when appropriate, and oversees the evaluation of the Board and its committees. The committee met four times during fiscal 2023. Its current members are Matthew J. Chanin (its Chair), Harold R. Logan, Jr., Jane Swift, Lawrence C. Caldwell, Terence J. Connors, William M. Landuyt, Amy M. Adams and Rommel M. Oates, all of whom are independent in accordance with our Corporate Governance Guidelines & Principles and the rules of the NYSE.

Our Board has adopted a Nominating/Governance Committee Charter. A copy of our Nominating/Governance Committee Charter is available without charge from our website at www.suburbanpropane.com, or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206.

ESG Strategy and Initiatives

We are committed to delivering safe, reliable, affordable, and low carbon intensity (“CI”) energy to our customers and the local communities we serve. We have made significant progress on our environmental, social and governance (“ESG”) initiatives, which accelerated with the launch of our Three Pillars of the Suburban Propane Experience in June 2019. The three essential pillars are: i) Go Green with Suburban Propane, ii) SuburbanCares, and iii) Suburban’s Commitment to Excellence. We identified these three critical corporate pillars to emphasize our ongoing commitment to excellence for the safety and comfort of our customers, our dedication to the safety and career development of our employees, our philanthropic efforts to give back to the communities we serve, our work to advocate for the inherent environmental advantages of using propane as a clean energy solution, our focus on supporting the sustainability needs of our customers and our ongoing strategic efforts to invest in and develop innovative solutions to help lower greenhouse gas emissions. We are committed to implementing business strategies using a holistic approach to doing what is best for our customers, employees, the communities we serve and our investors. Effective ESG management for us supports our goal to create long-term value for our Unitholders and to support the interests of all stakeholders. Our Board of Supervisors takes an active role in overseeing the management of risks facing Suburban, including those impacted by ESG issues.

In support of our efforts to successfully manage and grow our business, we will continue to identify ways to include more ESG initiatives in our strategies that support our customers, employees, investors, and the communities we serve; including initiatives that support our three corporate pillars. Advancing our focus on ESG initiatives will allow for increased engagement across our business and help us to continue to identify and meet the evolving expectations of our customers, employees, investors, and other stakeholders.

Environmental Initiatives

Our Go Green with Suburban Propane corporate pillar encompasses our commitment and efforts to promote the versatile, affordable, low CI and clean air benefits of traditional propane as one solution that can contribute to our customers achieving their sustainability goals, and our efforts to contribute to the goals of reducing the nation’s carbon footprint and having a positive effect on climate change. Traditional propane is an alternative fuel under the Clean Air Act Amendments. Propane can offer immediate reductions in carbon emissions and immediate improvements in air quality over other traditional fuels, particularly in the transportation sector. Propane is non-toxic and emits 60% to 70% fewer smog producing hydrocarbons than gasoline and diesel. Several states have implemented low carbon fuel standards that recognize the environmental benefits of using propane to power over-the-road vehicles and forklifts. Through our dedicated sales efforts, we are actively promoting the use of propane in the transportation sector and, for the last three fiscal years, we sold an average of nearly 30 million gallons of propane annually to the over-the-road vehicle and forklift markets.

With advancements in new technologies for the production of propane from renewable sources, as well as other technological advances to reduce the CI of traditional propane, our Go Green with Suburban Propane corporate pillar also underscores our commitment to invest in innovative solutions that can contribute to a sustainable energy future. Starting in fiscal year 2020, Suburban made great strides in advancing our strategic growth initiatives. Specifically, we contracted for the supply and distribution of over 1.0 million gallons annually of renewable propane to meet customer demand for a renewable energy source. In support of our long-term strategic growth initiative to build out a comprehensive renewable energy platform, we acquired a 38% equity stake in Oberon Fuels, Inc. (“Oberon”), a 25% equity stake in Independence Hydrogen, Inc. (“IH”), committed to building a dairy waste anaerobic digester in upstate New York for the production of renewable natural gas (“RNG”), and purchased anaerobic digesters operating in Columbus, Ohio and Stanfield, Arizona. Through our investment in Oberon, we have brought to market a new blended product – Propane+rDME. This new product is a blend of traditional propane and renewable dimethyl ether (“rDME”) and has a lower CI than the traditional propane product. We are collaborating with Oberon and others to support market development efforts, testing of blended product across multiple applications of traditional propane and to encourage a supportive regulatory framework for the blended product. We have the exclusive right to market and sell Oberon’s rDME produced from its facility in Brawley, California throughout North America.

In further support of Suburban’s efforts to advance its Go Green with Suburban Propane corporate pillar, we have officially registered the Go Green with Suburban Propane logo with the United States Patent and Trademark office. As part of our commitment to innovating for a sustainable energy future, and in support of our strategic growth initiatives to build out a renewable energy platform, Suburban created an executive-level position in fiscal 2021

(reporting directly to our President and Chief Executive Officer) entitled Vice President, Strategic Initiatives – Renewable Energy. This position focuses on identifying, analyzing and developing opportunities within the renewable energy space for potential future acquisitions, partnerships or collaborative arrangements that support Suburban’s efforts to grow its overall business through investment in, and development of, innovative solutions that will help pave the way to lowering greenhouse gas emissions.

We present information about our commitment to sustainable and environmentally sound practices on the “Go Green” page on our website, which may be accessed at www.suburbanpropane.com/suburban-propane-experience/go-green. The information included on our “Go Green” page is not intended to be incorporated by reference into this Proxy Statement.

Social Initiatives

Suburban celebrated its 95th anniversary last year, commemorating a momentous milestone and the remarkable journey that brought us here. Spanning nearly a century, our legacy exhibits an unwavering dedication to the highest standard for safety and outstanding customer service. From humble beginnings in 1928 as a family-owned business, we sustain a family-oriented culture deeply rooted in the communities we serve and operate nationwide. Our SuburbanCares corporate pillar highlights our continued dedication to philanthropic endeavors through our national partnership with the American Red Cross and numerous engagements in local community sponsorships and events, as well as the various employee-focused initiatives that differentiate Suburban as a great place to work. This pillar is supported by the tagline, “SuburbanCares about our people and the communities we serve.”

During fiscal 2023, Suburban emphasized its collaboration with organizations that offer critical support to individuals and families facing adversity in underserved communities across our operational footprint; including fundamental provisions such as food, housing, educational resources, and various essential supplies. Furthermore, we have a longstanding commitment to supporting our troops and military veterans through our initiative called “Heroes Hired Here,” providing a range of employment opportunities to those who have served, in addition to volunteering at community events and various outreach initiatives. In our continued collaboration with our national partner, the American Red Cross, we hosted blood-drives, fire-safety programs, provided disaster relief efforts, and supported various campaigns that make a positive difference in the lives of those in need.

In total throughout 2023, Suburban sponsored and supported over 80 philanthropic endeavors under our SuburbanCares corporate pillar:

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We supported 17 core events focused on giving back to our local communities, including 7 in conjunction with the American Red Cross
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We also hosted and participated in 12 Go Green events during Earth Month
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Our customer service centers also supported over 50 local events across our footprint

These philanthropic endeavors included restoring historic structures, such as the Harry S. Truman Winter White House in Key West, FL; working with Move America Forward in Sacramento, CA to put together care packages for our troops stationed overseas; and supporting the hunger pandemic by donating meals to the Baltimore Hunger Project in Baltimore, MD, among many others.

Safety

Embedded in our culture and Suburban’s mission statement is our commitment to safety. We believe that the safety and well-being of our employees, customers, and communities is of the utmost importance. Safety is a top priority for our business and we continue to invest in programs, technology, and training to improve safety throughout our operations. We believe that the achievement of superior safety performance is both an important short-term and long-term strategic initiative in supporting our business and managing our operations.

Human Capital Management

Our Board, and our management, consider effective talent development and human capital management to be critical components to Suburban’s continued success. Our Board is involved in leadership development and actively oversees Suburban’s succession planning, which includes periodic reviews of our talent management strategies, leadership pipeline and succession planning for key executive positions. Our Board oversees the process of succession planning and the Compensation Committee of our Board implements programs to compensate, retain and motivate key talent.

In further support of our SuburbanCares corporate pillar and our commitment to building a diverse and inclusive culture, we have developed many employee-focused initiatives to support employee career development and hiring, such as our “Steer Your Career” program, which encourages and supports employees to further their education and enhance their knowledge and skills to prepare them for expanded opportunities and responsibilities; our “Heroes Hired Here” program, in which we take pride in our efforts to attract and employ military veterans in recognition and appreciation for the values, leadership, dedication and unique skills that they bring to Suburban, and support provided to their family members; and our “Apprentice Program,” which provides company-paid, on-the-job training for apprentices to develop their careers and provide them the necessary skills and tools to prepare them for a successful career within Suburban.

Governance Initiatives

The Board believes that sound corporate governance practices and policies provide an important framework to assist the Board in fulfilling its duty to Unitholders. Our corporate governance practices and policies, which are periodically reassessed, are reflected in our committee charters, Code of Business Conduct and Ethics, and our Corporate Governance Guidelines & Principles. A copy of each is available from our website at www.suburbanpropane.com.

Suburban was one of the first publicly-traded partnerships to eliminate the “incentive distribution rights” of its general partner, which we completed in 2006. This removed the potential for conflicts of interest between our general partner and limited partners, and simplified our capital structure. The general partner of both Suburban and our Operating Partnership is Suburban Energy Services Group LLC (the “General Partner”), a Delaware limited liability company, the sole member of which is Suburban’s Chief Executive Officer. Other than as a holder of 784 Common Units that will remain in the General Partner, the General Partner does not have any economic interest in us or our Operating Partnership. Accordingly, and unlike many publicly-traded partnerships, Suburban is controlled by our Unitholders through the independently elected Board.

Governance Highlights

Highlights that demonstrate our commitment to sound corporate governance include:

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Supervisor and Committee Independence
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Eight of our nine Supervisors (and seven of our eight Supervisor nominees) are independent
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Our Audit, Compensation and Nominating/Governance Committees are fully independent
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Independent Supervisors chair each of our committees
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Board Leadership and Engagement
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An independent Supervisor chairs our Board
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Independent Supervisors conduct executive sessions at meetings without the presence of members of management
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Supervisors attended more than 75% of the total number of meetings of the Board and of the committees of the Board on which such Supervisor served in fiscal 2023
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Board Evaluations and Effectiveness
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Our Board conducts annual self-assessments to evaluate Board and committee effectiveness and identify opportunities for improving our Board and committee operations
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Clawback, Insider Trading and Anti-Hedging Policies
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Performance-based incentive awards or payments for our officers are subject to both our Clawback Policy and our Incentive Compensation Recoupment Policy, which permits Suburban to recoup incentive compensation in the event of a material restatement of financial results or other events that negatively impact Suburban, including fraudulent or intentional misconduct that results in an adverse impact on our financial performance
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Our Insider Trading Policy prohibits our Supervisors, executive officers and certain other key employees from engaging in insider trading, or in hedging transactions or derivative investments involving Suburban’s equity securities
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Share Ownership
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Our Equity Holding Policy establishes guidelines for the level of equity holdings in Suburban that Supervisors and our executive officers are expected to maintain

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Supervisors are required to hold Common Units, the value of which is equivalent to 4x the cash portion of their annual retainer (including additional fees to committee chairs) no later than the measurement date next following the second anniversary of the date upon which the Supervisor joined the Board
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Our CEO is required to hold Common Units, the value of which is equivalent to 5x base salary
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Other named executive officers are required to hold Common Units, the value of which is equivalent to 2.5x to 3x their base salary, depending upon their position

Board Diversity Highlights

Our Supervisors have extensive and diverse experience relevant to our business and strategy that enhances the knowledge of our Board and the insight that they provide Suburban, including significant experience in the following industries:

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Retail distribution of energy and other products
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Energy infrastructure and logistics
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Chemical processing and refining
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Energy consulting
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Original equipment manufacturing
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Public policy and government relations
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Mergers and acquisitions
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Investment banking and financial management
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Business assurance

Our Supervisors also currently hold or have held a diverse range of leadership positions, including:

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Chairman
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President
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Vice-President
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Chief Executive Officer
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Chief Financial Officer
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State Governor
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General external auditor
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Business owner/entrepreneur

If a vacancy on our Board arises, then our Nominating/Governance Committee is instructed by its charter to consider candidates from various disciplines and diverse backgrounds that optimally enhance the current mix of talent and experience on the Board. While industry-specific expertise is an essential component of our Board’s oversight of Suburban, we consider all aspects of a candidate’s qualifications and skills in the context of Suburban’s needs with a view to creating a Board with a diversity of experience and perspectives; including diversity with respect to race, gender, age, background and areas of expertise. We also benefit from the viewpoints of Supervisors with expertise outside of our industry and our Nominating/Governance Committee includes, and has any search firm that it may engage include, women and minority candidates in the pool from which the Nominating/Governance Committee selects supervisor candidates. Our current slate of seven independent Supervisor nominees has over 40% of Supervisors that identify as diverse in gender, race or ethnicity.

Ethics and Compliance Hotline

It is Suburban’s policy to encourage the communication of bona fide concerns relating to the lawful and ethical conduct of its business, and its audit and accounting procedures or related matters. It is also the policy of Suburban to protect those who communicate their bona fide concerns from any retaliation for such reporting. All employees, customers, vendors and other stakeholders can communicate concerns by calling our Ethics Hotline, which is hosted by a third party to maintain confidentiality and anonymity when requested. Confidential and anonymous mechanisms for reporting concerns are also available and described in our Code of Business Conduct and Ethics.

Cybersecurity

Suburban’s cybersecurity program is based upon the National Institute of Standards of Technology (“NIST”) Cybersecurity Framework. Our program is comprehensive in scope and covers all of Suburban’s general corporate Information Technology systems, as well as operational technology systems supporting our business and the technology systems used by our third-party service providers. Our senior leadership team, along with our Audit Committee, receive regular and recurring program updates, metrics, and roadmaps to promote the effectiveness of the program and the alignment with Suburban’s business objectives. Our program and controls are periodically reviewed and tested by independent third parties to enable Suburban to employ industry best practices.

Supervisor Nominations and Criteria for Board Membership

To fulfill its responsibility to recruit nominees for election as Supervisors, the Nominating/Governance Committee of the Board reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the Board’s oversight capabilities and performance and works with management in attracting candidates with those qualifications. Our Corporate Governance Guidelines & Principles set forth the following minimum qualifications for our Supervisors, who are nominated in accordance with the procedures set forth in the MLP Agreement:

1.
Integrity. Individuals must be of personal and professional integrity and ethical character, who recognize and value these qualities in others.

2.
Absence of Conflicts of Interest. In addition to meeting the independence standards set forth elsewhere in the Guidelines, a Supervisor should not have any interests that would materially impair his or her ability to (i) exercise independent judgment; or (ii) otherwise discharge the fiduciary duties owed as a supervisor to Suburban and its Unitholders.

3.
Fair and Equal Representation. A Supervisor must be able to represent fairly and equally the long-term interests of all of Suburban’s Unitholders without favoring or advancing any particular unitholder or other constituency of Suburban.

4.
Achievement. A Supervisor must have demonstrated achievement in one or more fields of business, professional, or governmental endeavor.

5.
Oversight. A Supervisor is expected to have sound judgment, borne of management or policy-making experience (which may be as an advisor, consultant or other significant role), that demonstrates an ability to function effectively in an oversight role (including an inquisitive and rigorous manner of monitoring).

6.
Experience and Business Understanding. A Supervisor should have relevant or relatable expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience. In addition, he/she must have a general appreciation regarding key issues facing public companies of a size and operational scope similar to Suburban, including:

•
corporate governance matters;
•
health, safety and social considerations;
•
environmental and sustainability matters;
•
regulatory obligations of a public issuer;
•
strategic business planning; and
•
basic concepts of corporate finance.

7.
Available Time. A Supervisor must have sufficient time available to devote to the affairs of the Board, be fully prepared to devote such time, and be physically and mentally capable of devoting such time. It is expected that each candidate will be available and able to attend substantially all meetings of the Board and any committees on which he/she will serve, as well as Suburban’s tri-annual and special meetings of Unitholders, after taking into consideration his/her other business and professional commitments, including service on the boards of other companies. The Board should include at least some supervisors who are committed to service on the Board for an extended period of time.

8.
Diversity. The Board seeks an appropriate diversity of experience and perspectives; including diversity with respect to race, gender, age, background and areas of expertise among Supervisors and, pursuant to our Corporate Governance Guidelines & Principles, considers these factors when assessing potential supervisors. Supervisors should be able to cooperate with other Board members and contribute to the collegiality of the Board.

In addition, the Nominating/Governance Committee considers the number of other boards of public companies on which a candidate serves.

Unitholder Nominations

Unitholders may nominate candidates for Supervisors in accordance with the following procedures set forth in the MLP Agreement. Any Unitholder (or group of Unitholders) that beneficially owns 10% or more of the outstanding Common Units is entitled to nominate one or more individuals to stand for election as Supervisors at a tri-annual meeting by providing written notice thereof to the Board of Supervisors not more than 120 days and not less than 90 days prior to the date of such tri-annual meeting; provided, however, that in the event that the date of the tri-annual meeting was not publicly announced by Suburban by mail, press release or otherwise more than 100 days prior to the date of such meeting, such notice, to be timely, must be delivered to the Board of Supervisors not later than the close of business on the 10th day following the date on which the date of the tri-annual meeting was announced. The notice must set forth (i) the name and address of the Unitholder(s) making the nomination or nominations, (ii) the number of Common Units beneficially owned by such Unitholder(s), (iii) such information regarding the nominee(s) proposed by the Unitholder(s) as would be required to be included in a proxy statement relating to the solicitation of proxies for the election of Supervisors filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee(s) been nominated or intended to be nominated to the Board of Supervisors, (iv) the written consent of each nominee to serve as a member of the Board of Supervisors if so elected, and (v) a certification that such nominee(s) qualify as Supervisor(s). Unitholder nominees whose nominations comply with these procedures and who meet the minimum criteria for Board membership, as outlined above, will be evaluated by the Nominating/Governance Committee of the Board in the same manner as the Committee’s nominees. In addition, a Unitholder that intends to solicit proxies in support of director nominees other than our nominees must provide the information required by Rule 14a-19, and such additional information must be received by no later than March 22, 2027, or at least 60 days in advance of the Tri-Annual Meeting if the meeting date is moved by more than 30 calendar days from the 2024 Tri-Annual Meeting.

Supervisor Independence

The Corporate Governance Guidelines & Principles adopted by the Board of Supervisors (and available on our website at www.suburbanpropane.com) set forth that a Supervisor is deemed to be lacking a material relationship to Suburban and is therefore independent if the following criteria are satisfied:

1.
Within the past three years, the Supervisor:

a.
has not been employed by Suburban and has not received more than $120,000 per year in direct compensation from Suburban, other than Supervisor and committee fees and pension or other forms of deferred compensation for prior service;

b.
has not provided significant advisory or consultancy services to Suburban, and has not been affiliated with a company or a firm that has provided such services to Suburban in return for aggregate payments during any of the last three fiscal years of Suburban in excess of the greater of 2% of the other company’s consolidated gross revenues or $1 million;

c.
has not been a significant customer or supplier of Suburban and has not been affiliated with a company or firm that has been a customer or supplier of Suburban and has neither made to Suburban, nor received from Suburban, payments during any of Suburban’s last three fiscal years in excess of the greater of 2% of the other company’s consolidated gross revenues or $1 million;

d.
has not been employed by or affiliated with an internal or external auditor that within the past three years provided audit services to Suburban; or

e.
has not been employed by another company where any of Suburban’s current executives serve on that company’s compensation committee;

2.
The Supervisor is not a spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or a brother- or sister-in-law of, and does not share a residence with (other than a domestic employee), a person that has (i) received more than $120,000 from Suburban, (ii) is an executive officer of Suburban or the entities referenced in (1)(a) through (1)(c) or (1)(e) of this subsection, or (iii) is a partner of an internal or external auditor of Suburban, or is employed by such auditor and personally worked on Suburban’s audit within the past three years;

3.
The Supervisor is not affiliated with a tax-exempt entity that within the past 12 months received significant contributions from Suburban (contributions of the greater of 2% of the entity’s consolidated gross revenues or $1 million are considered significant); and
4.
The Supervisor does not have any other relationships with Suburban or with members of senior management of Suburban that the Board determines to be material.

Attendance at Meetings

Unitholder Meetings

It is the policy of the Board of Supervisors that all Supervisors should attend Suburban’s Unitholder meetings. All seven of the Supervisors at the time attended the Tri-Annual Meeting of Unitholders on May 18, 2021.

Board and Committee Meetings

The Board held seven meetings in fiscal 2023. Each Supervisor attended at least 75% of the total number of meetings of the Board and of the Committees of the Board on which such Supervisor served in fiscal 2023. Mr. Chanin, Chairman of the Board, during fiscal 2023, presided at the regularly scheduled executive sessions of the non-management Supervisors, all of whom are independent, held as part of the meetings of the Board.

Unitholder Communications with the Board of Supervisors

Unitholders who wish to communicate directly with the Board as a group may do so by writing to the Suburban Board of Supervisors, c/o Company Secretary, Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206. Unitholders may also communicate directly with individual Supervisors by addressing their correspondence accordingly.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, as amended, requires our Supervisors, executive officers and holders of 10 percent or more of our Common Units to file initial reports of ownership and reports of changes in ownership of our Common Units with the Securities and Exchange Commission. Supervisors, executive officers and 10 percent Unitholders are required to furnish Suburban with copies of all Section 16(a) forms that they file. Based on a review of these filings, we believe that all such filings were timely made during fiscal 2023, except that Nandini Sankara, our Vice President – Marketing and Brand Strategy, did not timely file three reports with respect to certain Common Units purchased on May 10, 2022, August 9, 2022 and November 8, 2022 pursuant to an automatic dividend reinvestment program administered by her broker. The untimely filing of the above transactions was inadvertent and, as soon as the oversight was discovered, a Form 5 was promptly filed on February 24, 2023 to report the transactions. Ms. Sankara has cancelled her participation in the broker’s automatic dividend reinvestment program. Suburban also discovered that the Form 4s filed on behalf of each of our then executive officers on November 16, 2022, inadvertently omitted the grants of phantom units to those executive officers on November 15, 2022. These grants of phantom units were reported on the amended Form 4s filed by each of our then executive officers on September 1, 2023.

Code of Ethics and Code of Business Conduct and Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, controller, or persons performing similar functions, and a Code of Business Conduct and Ethics that applies to all of our employees, officers and Supervisors. Copies of our Code of Ethics and our Code of Business Conduct and Ethics are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations,

Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206. Any amendments to, or waivers from, provisions of our Code of Ethics or our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer will be posted on our website.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines & Principles in accordance with the NYSE corporate governance listing standards in effect as of the date of this Proxy Statement. Copies of our Corporate Governance Guidelines & Principles are available without charge from our website at www.suburbanpropane.com, or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206

NYSE Annual CEO Certification

The NYSE requires the Chief Executive Officer of each listed company to submit a certification indicating that the company is not in violation of the Corporate Governance listing standards of the NYSE on an annual basis. Our Chief Executive Officer submits his Annual CEO Certification to the NYSE each December. In December 2023, Mr. Stivala submitted his Annual CEO Certification for our 2023 fiscal year to the NYSE without qualification.

REPORT OF THE AUDIT COMMITTEE

This report by the Audit Committee is required by the rules of the Securities and Exchange Commission pursuant to paragraph (d)(3) of Regulation S-K Item 407. It shall not be deemed to be “soliciting material,” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Suburban specifically incorporates it by reference in such filing.

In accordance with the provisions of its written charter, the Audit Committee assists the Board of Supervisors in fulfilling its responsibility for oversight of (a) the integrity of Suburban’s financial statements and internal control over financial reporting; (b) Suburban’s compliance with applicable laws, regulations, and its code of conduct; (c) Suburban’s major financial risk exposure and the steps management has taken to monitor and mitigate such risks (including ESG and cybersecurity); (d) review and approval of related person transactions; (e) the engagement, independence, qualifications and compensation of the internal audit function and independent registered public accounting firm; (f) the performance of the internal audit function and the independent registered public accounting firm; and (g) financial reporting and accounting complaints. Management of Suburban is responsible for the preparation, integrity and objectivity of Suburban’s financial statements in accordance with generally accepted accounting principles and for establishing and maintaining a system of internal accounting and disclosure controls. PricewaterhouseCoopers LLP, Suburban’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Suburban in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee any issues they believe should be raised. The independent registered public accounting firm also annually audits the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed the audited consolidated financial statements set forth in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 with management. The Audit Committee also discussed with PricewaterhouseCoopers LLP those matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of that firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Supervisors that Suburban’s audited consolidated financial statements be included in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Supervisors.

Terence J. Connors, Chair

Lawrence C. Caldwell

William M. Landuyt

Rommel M. Oates

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation philosophy, policies and practices with respect to those executive officers of Suburban identified below whom we collectively refer to as our “named executive officers”:

Name	Position
Michael A. Stivala	President and Chief Executive Officer
Michael A. Kuglin	Chief Financial Officer
Steven C. Boyd	Chief Operating Officer
Douglas T. Brinkworth	Senior Vice President, Product Supply, Purchasing and Logistics
Neil E. Scanlon	Senior Vice President, Information Services

Key Topics Covered in our CD&A

The following table summarizes the main areas of focus in our CD&A:

Compensation Governance
Participants in the Compensation Process
The Annual Compensation Decision Making Process
Risk Mitigation Policies

Executive Compensation Philosophy
Overview
Pay Mix

Components of Compensation
Base Salary
Annual Cash Bonus
Long-Term Incentive Plan
Restricted Unit Plan and Phantom Equity Plan
Distribution Equivalent Rights Plan
Benefits and Perquisites

Compensation Governance

Participants in the Compensation Process

Role of the Compensation Committee

The Compensation Committee of our Board of Supervisors (the “Committee”) is responsible for overseeing our executive compensation program. In accordance with its charter, available on our website at www.suburbanpropane.com, the Committee ensures that the compensation packages provided to our executive officers are designed in accordance with our compensation philosophy. The Committee reviews and approves the compensation packages of our managing directors, assistant vice presidents, vice presidents, senior vice presidents, and our named executive officers. The Committee establishes and oversees our general compensation philosophy in consultation with our President and Chief Executive Officer, and supplements that by seeking advice, best practices and benchmarking from outside compensation consultants on an as needed basis.

Among other duties, the Committee has overall responsibility for:

•
Reviewing and approving the compensation of our President and Chief Executive Officer, our Chief Financial Officer, and our other executive officers;
•
Reporting to the Board of Supervisors any and all decisions regarding compensation changes for our President and Chief Executive Officer and our other executive officers;
•
Evaluating and approving awards under our annual cash bonus plan, awards under our Long-Term Incentive Plan, grants under our Restricted Unit Plan and Phantom Equity Plan, and grants under our Distribution Equivalent Rights Plan, as well as all other executive compensation policies and programs;

•
Approving, administering and interpreting the compensation plans that constitute each component of our executive officers’ compensation packages;
•
Engaging consultants, when appropriate, to provide independent, third-party advice on executive officer-related compensation, including benchmarking data;
•
Planning for anticipated and unexpected leadership changes by engaging in a continual process of management succession planning; and
•
Reviewing human capital management matters with respect to Suburban, which may include, but are not limited to, the development, attraction, motivation and retention of personnel, employee diversity and inclusion, workplace environment and culture, and internal communications programs.

Role of the President and Chief Executive Officer

The role of our President and Chief Executive Officer in the executive compensation process is to recommend individual pay adjustments, grants of awards under our Restricted Unit Plan and Phantom Equity Plan, and other adjustments to the compensation packages of the executive officers, other than for himself, to the Committee based on market conditions, Suburban’s performance and individual performance. When recommending individual pay adjustments for the executive officers, our President and Chief Executive Officer presents the Committee with information comparing each executive officer’s current compensation to relevant benchmark data for comparable positions.

Role of Outside Consultants

Prior to each Committee meeting at which executive compensation packages are reviewed, members of the Committee are provided with benchmarking data from the Mercer Human Resource Consulting, Inc (“Mercer”) database for comparison. The Committee’s sole use of the Mercer database is to compare and contrast our executive officers’ current base salaries, total cash compensation opportunities and total direct compensation to the data provided in the Mercer benchmarking database, which is derived from a proprietary database of surveys from over 1,699 organizations and approximately 1,051 positions that may or may not include similarly-sized national propane marketers. The use of the Mercer database provides a broad base of compensation benchmarking information for companies of a size similar to that of Suburban. There was no formal consultancy role played by Mercer. Therefore, prior to the Committee’s meetings, neither the Committee members nor our President and Chief Executive Officer met with representatives from Mercer.

In addition to using the benchmarking data from the Mercer database, the Committee has utilized, since fiscal 2013, the services of Willis Towers Watson (“WTW”), a human resource consulting firm, in developing compensation packages for each of our named executive officers and our other executive officers. Because the Committee has followed an informal policy of only considering increases to executive base salaries every two years, the Committee commissions WTW to update their benchmarking study every two years. The Committee has also engaged the services of WTW in evaluating other aspects of executive compensation packages on a periodic basis, including the design of incentive compensation plans and other perquisites. WTW benchmarks the base salaries, total cash compensation opportunities and total direct compensation of our executive officers in comparison to comparable positions, using market data for similarly-sized companies which were collected by WTW from multiple survey sources across several industries, inclusive of other energy companies in the United States. The Committee engaged WTW in 2021 to provide benchmarking data in reviewing and establishing executive compensation for fiscal 2022 and for fiscal 2023, and again in 2023 to evaluate executive compensation for fiscal 2024.

Our Unitholders: Say-on-Pay

At their 2021 Tri-Annual Meeting, our Unitholders overwhelmingly approved an advisory resolution approving executive compensation (commonly referred to as “Say-on-Pay”). As a result, the Committee determined that no major revisions of its executive compensation practices were required. However, it remains the Committee’s practice to periodically evaluate its compensation practices for possible improvement. The following represents the 2021 Say-on-Pay voting results:

For	Against	Abstain	Broker Non-Votes
22,189,183	2,007,031	625,130	20,733,270

The Committee periodically evaluates its compensation practices for possible improvement. Our Unitholders will have another opportunity to cast an advisory vote on the compensation of our named executive officers at the Meeting. See Proposal 4 – “Advisory Vote on Executive Compensation” below.

The Annual Compensation Decision Making Process

Fiscal 2023 Committee Meetings

The Committee usually holds three regularly-scheduled meetings during the fiscal year: one in October or November, one in January and one in July, and may meet at other times during the year as warranted. During fiscal 2023, the Committee met in November, January and July. The Committee finalized the fiscal 2023 compensation packages for our named executive officers at its November 8, 2022 meeting.

As in past fiscal years and as referred to above, the Committee was provided with a comprehensive analysis of each executive officer’s past and current compensation - including benchmarking data for comparison - to enable it to assess and determine each executive officer’s compensation package for fiscal 2023. Prior to making its decisions regarding each named executive officer’s fiscal 2023 compensation package, the Committee reviewed the total cash compensation opportunity that was provided to each named executive officer during the previously completed fiscal year compared to the total mean cash compensation opportunity for the parallel position in the Mercer benchmarking database and to the previous year’s recommendations provided by WTW in advance of the November 8, 2022 Committee meeting.

Our Approach to Setting Compensation Packages

Although the Committee has adopted an informal policy of considering adjustments to the base salaries of our named executive officers every two years (unless specific circumstances warrant adjustments at a different time), the Committee still conducts an annual review of the compensation packages of all of our executive officers. In reviewing and determining the compensation packages of our named executive officers, the Committee considers a number of factors related to each executive; including, but not limited to, years of experience in current position, scope and level of responsibility, influence over Suburban’s affairs and individual performance. The relative importance assigned to each of these factors by the Committee may differ from executive to executive and from year to year. As a result, different weights may be given to different components of compensation among each of our named executive officers. As a result of this informal policy, the Committee did not consider fiscal 2023 adjustments to the base salaries of our named executive officers.

As previously stated, the Committee reviewed benchmarking data from Mercer and WTW for comparison. This benchmarking data is just one of a number of factors considered by the Committee, but, in some cases, is not necessarily the most persuasive factor. The Committee compared total cash compensation opportunities (comprising base salary, annual cash bonuses and distribution equivalent rights payments) to the 50th percentile for the total cash compensation opportunity for the parallel position in both the Mercer benchmarking database and the market data provided by WTW. The Committee compared the total direct compensation, which includes the total cash compensation opportunity plus long-term incentives (inclusive of cash settled long-term incentives and grants under the Restricted Unit and Phantom Equity Plans) to the 75th percentile of the Mercer benchmarking database and the WTW benchmarking study. The Committee seeks to establish an overall compensation package for each of our executive officers that provides a competitive base salary, the opportunity to earn annual cash incentives based on annual performance targets, with the goal of establishing a total cash compensation opportunity that reflects the 50th percentile of the relevant benchmark data. The annual total cash compensation opportunity is supplemented with targeted long-term incentive opportunities, in the form of long-term performance-based awards under our Long-Term Incentive Plan and grants of awards under our Restricted Unit Plan and Phantom Equity Plan, to establish the target total direct compensation for each executive officer.

Compensation Peer Group

The Committee bases its benchmarking on the market data, provided by Mercer and WTW, derived from companies of a size similar to Suburban, and does not rely solely on a peer group of other propane marketers. The Committee takes this approach because it believes that the proximity of our headquarters to New York City and the need to realistically compete for skilled executives in an environment shared by numerous other enterprises seeking similarly skilled employees requires a broader review of the market. Furthermore, similarly-sized propane marketers (of which there are only two) compete for executives in different economic environments and have different ownership structures which may influence the comparability of compensation data for executive officer positions. This benchmarking approach has been in place for a number of years.

Executive Compensation Philosophy

Overview

Our executive compensation program is underpinned by two core objectives:

•
To attract and retain talented executives who have the skills and experience required to achieve our goals; and
•
To align the short-term and long-term interests of our executive officers with those of our Unitholders.

We accomplish these objectives by providing our executive officers with compensation packages that provide a competitive base salary combined with the opportunity to earn both short-term and long-term cash incentives based on the achievement of short-term and long-term performance objectives under a pay-for-performance compensation philosophy. Recognizing that certain external factors, such as the severity and unpredictability of winter weather patterns, may have a significant influence on annual financial performance in any given year, the Committee evaluates additional factors in determining the amount of incentive compensation earned. We also provide our executive officers with equity-based compensation opportunities that are intended to align their interests with those of our Unitholders. Various components of compensation provided to our executive officers are specifically linked to either short-term or long-term performance measures, and encourage equity ownership in Suburban. Therefore, our executive compensation packages are designed to achieve our overall goal of sustainable, profitable growth by rewarding our executive officers for behaviors that facilitate our achievement of this goal.

The principal components of the compensation we provide to our named executive officers are as follows:

Component	Purpose	Features
Base Salary	• To reward individual performance, experience and scope responsibility • To be competitive with market pay practices	• Reviewed and approved annually • Market benchmarked • Mean market salary data is considered in determining reasonable levels
Annual cash incentive	• To drive and reward the delivery of financial and operating performance during a particular fiscal year	• Paid in cash • Based on annual EBITDA performance compared to budgeted EBITDA and other qualitative factors
Cash settled long-term incentives

 • To ensure alignment of our executive

     officers' interests with the long-term

     interests of our Unitholders

 • To reward activities and practices that

    are conducive to sustainable, profitable

    growth and long-term value creation

 • To attract and retain skilled individuals

 • Participants are selected by the

   Committee

 • Annual awards of phantom units settled

   in cash

 • Measured over a three-year period based

    on the level of our average distributable

    cash flow over such three-year

    measurement period and other

    qualitative factors

Restricted units

 • To retain the services of the recipient

    over the vesting period

 • To further align the long-term interests

    of the recipient with the long-term

    interests of our Unitholders through

    encouragement of equity ownership

 • To mitigate potential shortfalls

    in total cash compensation of our

    executive officers when compared

    to benchmarked total cash compensation

 • To provide an adequate compensation

    package in connection with an

    internal promotion

 • To reward outstanding performance

 • Participants are selected by the

   Committee

 • No pre-determined frequency or

    amounts of awards

 • Plan provides the Committee flexibility

    to respond to different facts and

    circumstances

 • Awards normally vest in equal thirds on

    the first three anniversaries of the

    date of grant

 • Awards are settled in Common Units

Phantom units

 • To retain the services of the recipient

    over the vesting period

 • To further align the long-term interests

    of the recipient with the long-term

    interests of our Unitholders through

    encouragement of behaviors that may enhance

    the value of our Common Units

 • To provide an adequate compensation

    package in connection with an

    internal promotion

 • To reward outstanding performance

 • Participants are selected by the

   Committee

 • No pre-determined frequency or

    amounts of awards

 • Plan provides the Committee flexibility

    to respond to different facts and

    circumstances

 • Awards normally vest in equal thirds on

    the first three anniversaries of the

    date of grant

 • Awards are settled in cash

Distribution equivalent rights

 • To drive and reward behaviors that lead

    to distribution sustainability and growth

 • To further align the interests of the

    recipients with the interests of our

    Unitholders

 • To encourage our executives to retain

    their holdings of our Common Units by

    providing them with funds to settle the

    income and FICA taxes on their vested

    restricted units

 • Participants are selected by the

   Committee

 • Paid in cash

 • Payments are made after quarterly

   distributions are paid to Unitholders and

   based on the number of Participants'

   unvested restricted and phantom units

We align the short-term and long-term interests of our named executive officers with the short-term and long-term interests of our Unitholders by:

•
Providing our named executive officers with an annual incentive target that encourages them to achieve or exceed targeted financial results and operating performance for a particular fiscal year;

•
Providing a long-term incentive plan that encourages our named executive officers to implement activities and practices conducive to sustainable, profitable growth;
•
Providing our named executive officers with restricted units and phantom units in order to encourage the retention of the participating executive officers and to align their interests with those of our Unitholders by offering an opportunity to increase their equity ownership in Suburban (in the case of restricted units), while simultaneously encouraging behaviors conducive to the long-term appreciation of our Common Units; and
•
Providing our named executive officers with distribution equivalent rights to encourage behaviors conducive to distribution sustainability and growth.

Pay Mix

Under our compensation structure, each named executive officer’s “total cash compensation opportunity” consists of a mix of base salary, annual cash bonus, the eligibility to participate in our Long-Term Incentive Plan for the potential to earn cash-settled long-term incentives, grants of phantom units under our Phantom Equity Plan, and distribution equivalent rights payments. In addition to the total cash compensation opportunity, each named executive officer is eligible to receive grants of restricted units under our Restricted Unit Plan, which, when combined with the total cash compensation opportunity, represents our named executive officers’ “total direct compensation opportunity.” This “mix” varies depending on his or her position, and the level of influence and line of sight to the activities that can help achieve the incentive targets. The base salary for each executive officer is the only fixed component of compensation, and the Restricted Unit Plan awards are the only non-cash compensation component. The annual cash bonuses and cash settled long-term incentive compensation, are dependent upon achievement of certain performance measures.

In allocating among these components, in order to align the interests of our senior executive officers - the executive officers having the greatest ability to influence our performance - with the interests of our Unitholders, the Committee considers it crucial to emphasize the performance-based elements of the total cash compensation opportunities provided to them. Therefore, during fiscal 2023, 60% of our President and CEO’s and at least 40% of our other named executive officers’ total cash compensation opportunity was performance-based under our annual cash bonus and long-term incentive plans, neither of which provide for guaranteed minimum payments.

In reviewing and establishing compensation packages for our named executive officers for fiscal 2023, at its meeting on November 8, 2022, in accordance with its informal policy of considering base salary increases every two years, the Committee did not make base salary adjustments. The Committee did, however, review the study provided by WTW for the fiscal 2022 adjustments, as well as the 2022 Mercer benchmark database. Specifically, both data sources were used to review and approve the target grant values of the non-cash Restricted Unit Plan, and cash settled Phantom Equity Plan, that were awarded to our named executive officers and certain other executive officers as part of their overall compensation packages for fiscal 2023.

The following table summarizes each of the components of total cash compensation as a percentage of each named executive officer’s total cash compensation opportunity for fiscal 2023, as well as the total cash compensation opportunity and the non-cash Restricted Unit Plan, and cash settled Phantom Equity Plan, grants each as a percentage of the total direct compensation opportunity for fiscal 2023:

Name	Base Salary	Cash Bonus Target	Cash Settled Long-Term Incentive	Cash Settled Phantom Equity Plan Grants	Distribution Equivalent Rights	Total Cash Compensation Opportunity as a Percentage of Total Direct Compensation	Non-Cash Restricted Unit Plan Grants as a Percentage of Total Direct Compensation
Michael A. Stivala	28%	34%	26%	7%	5%	82%	18%
Michael A. Kuglin	30%	24%	18%	21%	7%	79%	21%
Steven C. Boyd	30%	24%	18%	21%	7%	80%	20%
Douglas T. Brinkworth	29%	23%	17%	23%	8%	78%	22%
Neil E. Scanlon	28%	23%	17%	23%	9%	78%	22%

In reviewing and establishing compensation packages for our named executive officers for fiscal 2024, at its meeting on November 7, 2023, in accordance with its informal policy of considering base salary increases every two years, fiscal

2024 is a year for which the Committee planned to consider base salary adjustments. In anticipation of this, at its July 18, 2023 meeting, it directed management to commission a WTW compensation benchmarking study for use in considering and determining any fiscal 2024 adjustments. The Committee used this study and the 2023 Mercer benchmark database as data sources to review and approve base salary adjustments, as well as the target grant values of the non-cash Restricted Unit Plan and cash settled Phantom Equity Plan grants that were awarded to our named executive officers and certain other executive officers as part of their overall compensation packages for fiscal 2024.

The following table summarizes each of the components of total cash compensation as a percentage of each named executive officer’s total cash compensation opportunity for fiscal 2024, as well as the total cash compensation opportunity and the non-cash Restricted Unit Plan, and cash settled Phantom Equity Plan, grants each as a percentage of the total direct compensation opportunity for fiscal 2024:

Name	Base Salary	Cash Bonus Target	Cash Settled Long-Term Incentive	Cash Settled Phantom Equity Plan Grants	Distribution Equivalent Rights	Total Cash Compensation Opportunity as a Percentage of Total Direct Compensation	Non-Cash Restricted Unit Plan Grants as a Percentage of Total Direct Compensation
Michael A. Stivala	28%	34%	25%	7%	6%	80%	20%
Michael A. Kuglin	28%	22%	17%	25%	8%	82%	18%
Steven C. Boyd	27%	22%	16%	27%	8%	81%	19%
Douglas T. Brinkworth	27%	22%	16%	27%	8%	81%	19%
Neil E. Scanlon	27%	22%	16%	27%	8%	81%	19%

Total Direct Compensation for Our President and Chief Executive Officer

At its meeting on November 9, 2021, the Committee reviewed a detailed benchmarking analysis of the components of total direct compensation for our President and Chief Executive Officer prepared by WTW in making decisions regarding structural changes to his compensation for fiscal 2022. Mr. Stivala has been Suburban’s President and Chief Executive Officer since September 2014, and has navigated Suburban through an extraordinarily challenging operating environment during his tenure, while also beginning to shift the strategic focus of Suburban toward the building of a renewable energy platform. In reviewing the relevant benchmark data for similar-sized companies, the Committee acknowledged a significant shortfall in the total cash compensation opportunity for Mr. Stivala compared to the 50th percentile of the benchmark total cash compensation opportunity. In an effort to begin to close the gap on the perceived shortfall in the overall compensation structure for our President and Chief Executive Officer compared to the relevant benchmark, a number of changes were made to his fiscal 2022 compensation package. As part of the structural changes to the compensation package for our President and Chief Executive Officer, by increasing his Annual Bonus Target percentage to 120%, the Committee shifted a higher percentage of the total direct compensation opportunity to performance-based compensation under the Committee’s pay for performance philosophy.

The following were the changes to the total direct compensation opportunity for our President and Chief Executive Officer for fiscal 2022:

Components of Total Direct Compensation	Fiscal 2021 Total Direct Compensation	Fiscal 2022 Total Direct Compensation
Base Salary	$600,000	$820,000
Annual Bonus Target %	100%	120%
Annual Bonus Target $	$600,000	$984,000
Distribution Equivalent Rights Payments	$141,253	$159,100
Total Cash Compensation Opportunity	$1,341,253	$1,963,100
LTIP Target $	$300,000	$738,000
Restricted Unit Plan Award $	$1,050,090	$744,247
Total Direct Compensation Opportunity	$2,691,343	$3,445,347
Performance-Based % of Total Direct Compensation Opportunity	33%	50%

In summary, as a result of these structural changes to the compensation package for our President and Chief Executive Officer, the total cash compensation opportunity was more reflective of the 50th percentile for the relevant benchmark and the percentage of “at risk” compensation for fiscal 2022 increased from 33% to 50%.

In accordance with its informal policy of only considering base salary increases every two years, at its November 8, 2022 meeting, the Committee did not consider a salary increase for Mr. Stivala for fiscal 2023. Instead, the Committee focused its efforts on reviewing benchmark data to determine the appropriate target values of awards under the Restricted Unit Plan and the Phantom Equity Plan for Mr. Stivala for fiscal 2023. Similar to Mr. Stivala’s fiscal 2022 compensation package, his total cash compensation opportunity is reflective of the 50th percentile for the relevant benchmark and the percentage of “at risk” compensation for fiscal 2023 was 49%. The following summarizes the total direct compensation opportunity for our President and Chief Executive Officer for fiscal 2023:

Components of Total Direct Compensation	Fiscal 2023 Total Direct Compensation
Base Salary	$820,000
Annual Bonus Target %	120%
Annual Bonus Target $	$984,000
Distribution Equivalent Rights Payments	$156,532
Total Cash Compensation Opportunity	$1,960,532
LTIP Target $	$738,000
Restricted Unit Plan Award $	$629,526
Phantom Equity Plan Award $	$190,000
Total Direct Compensation Opportunity	$3,518,058
Performance-Based % of Total Direct Compensation Opportunity	49%

At its November 7, 2023 meeting, the Committee reviewed a detailed benchmarking analysis of the components of total direct compensation for our President and Chief Executive Officer prepared by WTW while making decisions regarding Mr. Stivala’s fiscal 2024 compensation package. The Committee acknowledged that there is still a significant shortfall in the total cash compensation opportunity for Mr. Stivala compared to the 50th percentile of the benchmark total cash compensation opportunity, as well as in comparison of the total direct compensation opportunity compared to the 75th percentile of the relevant benchmark.

The following table summarizes the total direct compensation opportunity for our President and Chief Executive Officer for fiscal 2024:

Components of Total Direct Compensation	Fiscal 2024 Total Direct Compensation
Base Salary	$910,000
Annual Bonus Target %	120%
Annual Bonus Target $	$1,092,000
Distribution Equivalent Rights Payments	$165,407
Total Cash Compensation Opportunity	$2,167,407
LTIP Target $	$819,000
Restricted Unit Plan Award $	$813,968
Phantom Equity Plan Award $	$236,200
Total Direct Compensation Opportunity	$4,036,575
Performance-Based % of Total Direct Compensation Opportunity	47%

Components of Compensation

Base Salary

Consistent with the process outlined in the section above titled “The Annual Compensation Decision Making Process,” at its November 8, 2022 meeting, the Committee followed its informal policy of considering adjustments to the base salaries of our named executive officers every two years (unless specific circumstances were deemed by the Committee to necessitate a base salary adjustment) and, as a result, the Committee did not consider fiscal 2023 base salary adjustments for our named executive offices.

The following base salaries were in effect during fiscal 2023 and fiscal 2022 for our named executive officers:

Name	Fiscal 2023 Base Salary	Fiscal 2022 Base Salary
Michael A. Stivala	$820,000	$820,000
Michael A. Kuglin	$450,000	$450,000
Steven C. Boyd	$460,000	$460,000
Douglas T. Brinkworth	$400,000	$400,000
Neil E. Scanlon	$350,000	$350,000

The base salaries paid to our named executive officers in fiscal 2023, fiscal 2022 and fiscal 2021 are reported in the column titled “Salary” in the Summary Compensation Table below.

At its November 7, 2023 meeting, the Committee approved the following base salaries for fiscal 2024 for our named executive officers:

Name	Fiscal 2024 Base Salary
Michael A. Stivala	$910,000
Michael A. Kuglin	$495,000
Steven C. Boyd	$500,000
Douglas T. Brinkworth	$445,000
Neil E. Scanlon	$390,000

Annual Cash Bonus Plan

The Committee uses the annual cash bonus plan (which falls within the Securities and Exchange Commission’s definition of a “Non-Equity Incentive Plan” for the purposes of the Summary Compensation Table and otherwise) to provide a cash incentive award to certain hourly and salaried employees; including our named executive officers. Payments, if any, are based on the attainment of EBITDA targets for the particular fiscal year, in accordance with an annual budget approved by our Board of Supervisors at the beginning of the fiscal year, and other qualitative factors that we refer to below as a “scorecard-based component.”

Components of Annual Cash Bonus Plan

Definitions

Actual EBITDA: represents net income before deducting interest expense, income taxes, depreciation and amortization. Actual Adjusted EBITDA: represents Actual EBITDA adjusted for various items, including, but not limited to: unrealized non-cash gains or losses on changes in the fair value of derivative instruments; gains or losses on sale of businesses; acquisition and integration-related costs; multi-employer pension plan withdrawal charges; pension settlement charges; earnings and losses from our unconsolidated affiliates; and losses on debt extinguishment.

Budgeted EBITDA: represents our target budgeted EBITDA developed using a bottom-up process factoring in reasonable growth targets from the prior year’s performance, while at the same time attempting to reach a balance between a target that is reasonably achievable, yet not assured.

The annual cash bonus plan contains two separate measurement components as follows:

•
Performance-based component in which Actual Adjusted EBITDA is compared to Budgeted EBITDA; and
•
Scorecard-based component in which up to an additional 35% of the target cash bonus may be awarded by the Committee, as an enhancement to the performance-based component, based on their evaluation of several qualitative scorecard items that include the following: key safety statistics compared to the prior year, customer base trends compared to the prior year, advancement of the Go Green with Suburban Propane corporate pillar and sustainability initiatives, and, in the case of our named executive officers, achievement of corporate and individual goals. The Committee uses its discretion regarding how much weight to place on any one, or several, of the qualitative scorecard items in determining the amount, if any, of the scorecard-based component to award in any fiscal year.

The following table sets forth the percentages of target cash bonuses participants will earn under the performance-based component of the annual cash bonus plan at various levels of Adjusted EBITDA in relation to Budgeted EBITDA:

Performance-Based Component
	Actual Adjusted EBITDA as a % of Budgeted EBITDA	% of Target Cash Bonus Earned
Maximum	120% and above	120%
	119%	119%
	118%	118%
	117%	117%
	116%	116%
	115%	115%
	114%	114%
	113%	113%
	112%	112%
	111%	111%
	110%	110%
	109%	109%
	108%	108%
	107%	107%
	106%	106%
	105%	105%
	104%	104%
	103%	103%
	102%	102%
	101%	101%
Target	100%	100%
	99%	98%
	98%	96%
	97%	94%
	96%	92%
	95%	90%
	94%	88%
	93%	86%
	92%	84%
	91%	82%
	90%	80%
	89%	77%
	88%	74%
	87%	71%
	86%	68%
	85%	65%
	84%	62%
	83%	59%
	82%	56%
	81%	53%
Entry	80%	50%
	Below 80%	0%

Fiscal 2023 Annual Cash Bonus

For fiscal 2023, our Budgeted EBITDA was $275.0 million. Our Actual Adjusted EBITDA was such that each of our executive officers earned 100% of his or her target cash bonus for the performance-based component of the annual cash bonus plan. During the previous two fiscal years, our Actual Adjusted EBITDA was such that each of our named executive officers earned 106% and 102% of his target cash bonus for fiscal 2022 and fiscal 2021, respectively.

Additionally, for fiscal 2023, fiscal 2022 and fiscal 2021, based on the Committee’s evaluation of the qualitative scorecard-based components discussed above, the Committee awarded each of our named executive officers 25%, 24% and 25%, respectively, of the target cash bonuses for the scorecard-based component of the annual cash bonus plan. Accordingly, based on the performance of Suburban, and the named executive officers, in fiscal 2024, 125% of target cash bonuses will be paid out in relation to fiscal 2023, in fiscal 2023, 130% of target cash bonuses were paid out in relation to fiscal 2022 and in fiscal 2022, 127% of target cash bonuses were paid out in relation to fiscal 2021.

The fiscal 2023 target cash bonus established for each named executive officer and the actual cash bonuses earned by each of them during fiscal 2023 are summarized as follows:

Name	Fiscal 2023 Target Cash Bonus as a Percentage of Base Salary	Fiscal 2023 Target Cash Bonus	Fiscal 2023 Actual Cash Bonus Earned at 125%
Michael A. Stivala	120%	$984,000	$1,230,000
Michael A. Kuglin	80%	$360,000	$450,000
Steven C. Boyd	80%	$368,000	$460,000
Douglas T. Brinkworth	80%	$320,000	$400,000
Neil E. Scanlon	80%	$280,000	$350,000

The Use of Discretion

The Committee retains the right to exercise its broad discretionary powers to decrease or increase the annual cash bonus paid to a particular named executive officer, upon the recommendation of our President and Chief Executive Officer, or to the named executive officers as a group, when the Committee determines that an adjustment is warranted. The Committee did not exercise this authority in fiscal 2023, fiscal 2022 or fiscal 2021.

If the Committee were to exercise its discretionary authority, any such discretionary bonuses provided to our named executive officers would be reported in the column titled “Bonus” in the Summary Compensation table below. The bonus payments earned by our named executive officers under the annual cash bonus plan for fiscal 2023, fiscal 2022 and fiscal 2021 are reported in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below.

At its November 7, 2023 meeting, the Committee approved the following fiscal 2024 target cash bonus opportunities for our named executive officers:

Name	Fiscal 2024 Target Cash Bonus as a Percentage of Base Salary	Fiscal 2024 Target Cash Bonus
Michael A. Stivala	120%	$1,092,000
Michael A. Kuglin	80%	$396,000
Steven C. Boyd	80%	$400,000
Douglas T. Brinkworth	80%	$356,000
Neil E. Scanlon	80%	$312,000

Long-Term Incentive Plan

As result of a study completed by WTW, the Committee adopted our 2021 Long-Term Incentive Plan (the “LTIP”) to complement the annual cash bonus plan, which focuses on our short-term performance goals. The LTIP is a cash settled phantom unit plan that is designed to motivate our executive officers to focus on our long-term financial goals and operating and strategic objectives. Under the LTIP, performance is assessed over a three-year measurement period and, as such, at the beginning of each fiscal year, there are three active award cycles. For example, at the beginning of fiscal 2023 the active award cycles included: the fiscal 2021 award, which started at the beginning of fiscal 2021 and ended at the conclusion of fiscal 2023; the fiscal 2022 award, which started at the beginning of fiscal 2022 and will end at the conclusion of fiscal 2024; and the fiscal 2023 award, which started at the beginning of fiscal 2023 and will end at the conclusion of fiscal 2025. In order to determine if a payment is earned under the LTIP, performance is evaluated using two separate measurement components: (i) 75% weight for the fiscal 2021 award and 50% weight for the fiscal 2022 and fiscal 2023 awards based on the level of average distributable cash flow, as defined in the LTIP, of Suburban over the three-year measurement period (the “Average Distributable Cash Flow”); and (ii) 25% weight for the fiscal 2021 award and 50% weight for the fiscal 2022 and fiscal 2023 awards based on the achievement of certain operating and strategic objectives, set by the Committee, over the three-year measurement period (the “Operating/Strategic Objectives Component”), as further described below.

Performance Conditions for the LTIP

Based on their evaluation of the recommendations by WTW in the benchmarking study, the Committee established a two-component performance metric under the LTIP. For the fiscal 2021 LTIP award, the measurement period of which concluded at the end of our fiscal 2023, the two components are weighted as follows:

•
75% based on the level of Average Distributable Cash Flow achieved during an outstanding award’s three-year measurement period; and
•
25% based on the achievement of certain Operating and Strategic Objectives (as determined by the Committee for each award cycle).

When approving an award, at the beginning of that particular award’s three-year measurement period, the Committee will establish a performance scale that will measure the Average Distributable Cash Flow component for the three-year measurement period. The target threshold for each fiscal year’s award cycle will represent a level of Average Distributable Cash Flow that reflects approximately 5% growth compared to a baseline distributable cash flow, or some other target threshold, as determined by the Committee. The following table illustrates the potential payout percentages associated with various levels of Average Distributable Cash Flow for the three-year measurement period of the fiscal 2021 award:

	Average Distributable Cash Flow Performance Scale for the Three-Year Measurement Period (thousands)	Payout Percentage
Maximum Threshold	$215,000	150%
	213,000	145%
	211,000	140%
	209,000	135%
	207,000	130%
	205,000	125%
	203,000	120%
	201,000	115%
	199,000	110%
	197,000	105%
Target Threshold	195,000	100%
	191,000	95%
	187,000	90%
	183,000	85%
	179,000	80%
	175,000	75%
	171,000	70%
	167,000	65%
	163,000	60%
	159,000	55%
Minimum Threshold	$155,000	50%

The Committee also established specific operating and strategic objectives (“Operating/Strategic Objectives”) for the component of the LTIP that will measure our performance in achieving such Operating/Strategic Objectives for the three-year measurement period. At the end of the three-year measurement period, the Committee will evaluate our performance compared to the Operating/Strategic Objectives set at the beginning of the three-year measurement period to determine the amount, if any, of the Operating/Strategic Objectives component to award. The following are the Operating/Strategic Objectives set by the Committee for the fiscal 2021 award:

1.
Achievement of target consolidated leverage ratio between 3.5x and 4.0x;
2.
Customer base growth; and
3.
Advancements in Suburban’s Go Green with Suburban Propane initiative and other strategic growth initiatives.

The Committee will use its discretion regarding how much weight to place on any one, or several, of the Operating/Strategic Objectives in determining the amount to award, if any, of the Operating/Strategic Objectives Component as follows:

Percentage of Operating/Strategic Objectives Component Earned
Maximum Threshold	150%
125%
Target Threshold	100%
75%
Minimum Threshold	50%

At its meeting on November 9, 2021, the Committee approved a modification to the performance conditions of the LTIP, beginning with the fiscal 2022 award, which started at the beginning of fiscal 2022 and will end at the conclusion of fiscal 2024. Specifically, the Committee modified the weighting between the two-component performance metrics under the LTIP awards beginning with the fiscal 2022 award, as follows:

•
50% based on the level of Average Distributable Cash Flow achieved during an outstanding award’s three-year measurement period; and
•
50% based on the achievement of certain Operating/Strategic Objectives (as determined by the Committee for each award cycle).

For purposes of the fiscal 2022 award, the same performance scale to measure the Average Distributable Cash Flow component as was in effect for the fiscal 2021 award (as set forth above) was approved. For the Operating/Strategic Objectives component of the fiscal 2022 award, the Committee set the following qualitative items to be evaluated at the end of the three-year measurement period:

1.
Achievement of target consolidated leverage ratio between 3.5x and 4.0x;
2.
Customer base growth;
3.
Relative performance in absolute total return to Unitholders compared to the Alerian MLP Index; and
4.
Advancements in Suburban’s Go Green with Suburban Propane initiative and other strategic growth initiatives.

For purposes of the fiscal 2023 award, which started at the beginning of fiscal 2023 and will end at the conclusion of fiscal 2025, the Committee established the following performance scale to measure the Average Distributable Cash Flow component for the award’s three-year measurement period.

	Average Distributable Cash Flow Performance Scale for the Three-Year Measurement Period (thousands)	Payout Percentage
Maximum Threshold	$222,000	150%
	220,000	145%
	218,000	140%
	216,000	135%
	214,000	130%
	212,000	125%
	210,000	120%
	208,000	115%
	206,000	110%
	204,000	105%
Target Threshold	202,000	100%
	198,000	95%
	194,000	90%
	190,000	85%
	186,000	80%
	182,000	75%
	178,000	70%
	174,000	65%
	170,000	60%
	166,000	55%
Minimum Threshold	$162,000	50%

For the Operating/Strategic Objectives component of the fiscal 2023 award, the Committee maintained the same qualitative items as set forth above for the fiscal 2022 award.

Grant Process

At the beginning of each fiscal year, LTIP phantom unit awards are granted as a Committee-approved percentage of each named executive officer’s salary. In accordance with the terms of the LTIP, at the beginning of the three-year measurement period for the fiscal 2021 LTIP awards, the number of each named executive officer’s unvested LTIP phantom unit award was calculated by dividing their target LTIP amount (representing 50% of that named executive officer’s target cash bonus under the annual cash bonus plan) by the average of the closing prices of our Common Units for the twenty days preceding the beginning of the three-year measurement period. At its meeting on November 9, 2021, the Committee approved a modification to the LTIP to provide for an increase in the target LTIP amount by increasing the target amount to represent 75% of the named executive officer’s (and certain other executive officers) target cash bonus under the annual cash bonus plan. This increased target amount is effective for the three-year measurement period beginning with the target award for the fiscal 2022 award cycle, which started at the beginning of fiscal 2022 and will end at the conclusion of fiscal 2024.

Cash Payments

For awards granted under the LTIP, our named executive officers, as well as the other LTIP participants (all of whom are key employees), will, at the end of the three-year measurement period, receive cash payments equal to: (i) the quantity of the participant’s unvested phantom units that become vested phantom units at the conclusion of the three-year measurement period based on the applicable percentage earned under the respective plan multiplied by; (ii) the average of the closing prices of our Common Units for the twenty days preceding the conclusion of the three-year measurement period, plus the sum of the distributions that would have inured to one of our outstanding Common Units during the three-year measurement period.

Retirement Provision

The retirement provision applies to all LTIP participants who have been employed by Suburban for ten years and have attained age 55. A retirement-eligible participant’s outstanding awards under the LTIP will vest as of the retirement-eligible date, but will remain subject to the same three-year measurement period for purposes of determining the eventual cash payment, if any, at the conclusion of the remaining measurement period. Mr. Steven Boyd, Mr. Brinkworth and Mr. Scanlon are our only named executive officers to whom this retirement provision applied at the conclusion of fiscal 2023.

Outstanding Awards under the LTIP

The following are the quantities of unvested LTIP phantom units granted to our named executive officers during fiscal 2023 and fiscal 2022 that will be used to calculate cash payments at the end of the respective award’s three-year measurement period:

Name	Fiscal 2023 Award	Fiscal 2022 Award
Michael A. Stivala	44,693	48,436
Michael A. Kuglin	16,351	17,721
Steven C. Boyd	16,715	18,114
Douglas T. Brinkworth	14,534	15,752
Neil E. Scanlon	12,718	13,783

The grant date values based on the target outcomes of the awards under the LTIP granted during fiscal 2023, fiscal 2022 and fiscal 2021 are reported in the column titled “Unit Awards” in the Summary Compensation Table below.

At its meeting on November 7, 2023, the Committee granted the following quantities of unvested LTIP phantom units to our named executive officers for fiscal 2024. These quantities will be used to calculate cash payments, if earned, at the end of this award’s three-year measurement period (i.e., at the end of fiscal 2026).

Name	Fiscal 2024 Award
Michael A. Stivala	55,261
Michael A. Kuglin	20,040
Steven C. Boyd	20,242
Douglas T. Brinkworth	18,016
Neil E. Scanlon	15,789

Restricted Unit Plan

At their 2018 Tri-Annual Meeting, our Unitholders approved the adoption of our 2018 Restricted Unit Plan (the “RUP”). Upon adoption, this plan authorized the issuance of 1,800,000 Common Units to our named executive officers, managers, other employees and to members of our Board of Supervisors. At their 2021 Tri-Annual Meeting, our Unitholders authorized the issuance of an additional 1,725,000 Common Units under the RUP. At the conclusion of fiscal 2023, there were 704,985 units remaining available under the RUP for future awards.

Grant Process

All restricted unit awards are approved by the Committee. Because individual circumstances differ, the Committee has not adopted a formulaic approach to making restricted unit awards. Although the reasons for granting an award can vary, the general objective of granting an award to a recipient is to retain the services of the recipient over the vesting period while, at the same time, providing the type of motivation that further aligns the long-term interests of the recipient with the long-term interests of our Unitholders. The reasons for which the Committee grants restricted unit awards include, but are not limited to, the following:

•
To attract skilled and capable candidates to fill vacant positions;
•
To retain the services of an employee;
•
To provide an adequate compensation package to accompany an internal promotion; and
•
To reward outstanding performance.

In determining the quantity of restricted units to grant to named executive officers and other key employees, the Committee considers, without limitation:

•
The named executive officer’s or key employee’s scope of responsibility, performance and contribution to meeting our objectives;
•
The total cash compensation opportunity provided to the named executive officer or key employee for whom the award is being considered;
•
The value of similar equity awards to named executive officers of similarly sized companies; and
•
The current value of an equivalent quantity of outstanding Common Units.

In addition, in establishing the level of restricted units to grant to our named executive officers, the Committee considers the existing level of outstanding unvested restricted unit awards held by our named executive officers.

The Committee generally approves awards under our RUP at its first meeting each fiscal year following the availability of the financial results for the prior fiscal year; however, occasionally the Committee grants awards at other times of the year, particularly when the need arises to grant awards because of promotions and new hires.

When the Committee authorizes an award of restricted units, the unvested units underlying an award do not provide the grantee with voting rights and do not receive distributions or accrue rights to distributions during the vesting period. Upon vesting, restricted units are automatically converted into our Common Units, with full voting rights and rights to receive distributions.

Vesting Schedule

The standard vesting schedule of all of our outstanding RUP awards is one third of each award on each of the first three anniversaries of the award grant date. The Committee retains the ability to deviate, at its discretion, from the normal vesting schedule with respect to particular restricted unit awards, subject to the limitations set forth in the RUP, and described above, with respect to restricted units awarded under that plan. Unvested awards are subject to forfeiture in certain circumstances, as defined in the RUP document. The RUP places a five percent (5%) limit on the number of units then authorized for issuance that may (a) be awarded with a vesting schedule other than the standard vesting schedule, and (b) subject to certain limited exceptions, have their vesting accelerated to a date prior to the twelve-month anniversary of the effective date of their grant.

Outstanding Awards under the RUP

At its November 8, 2022 meeting, the Committee approved a grant of restricted units to each of our named executive officers. In determining these fiscal 2023 awards for our named executive officers, the Committee relied upon information provided by the Mercer benchmarking database and recommendations by WTW to conclude that these awards were necessary to remediate shortfalls perceived by the Committee in the cash compensation opportunities provided by Suburban to these executives, as well as in recognition of their individual achievements throughout fiscal 2022. The Committee uses restricted unit awards to satisfy a perceived need to balance cash compensation with equity (or non-cash) compensation, and to encourage our named executive officers, and other key employees, to have an equity stake in Suburban, thereby further aligning the economic interests of our named executive officers with the economic interests of our Unitholders.

The following table summarizes the RUP awards granted to our named executive officers at the Committee’s November 8, 2022 meeting:

Name	Grant Date	Quantity
Michael A. Stivala	November 15, 2022	46,448
Michael A. Kuglin	November 15, 2022	29,336
Steven C. Boyd	November 15, 2022	29,336
Douglas T. Brinkworth	November 15, 2022	29,336
Neil E. Scanlon	November 15, 2022	25,669

At its November 7, 2023 meeting, the Committee granted the following awards under the RUP to our named executive officers:

Name	Grant Date	Quantity
Michael A. Stivala	November 15, 2023	55,523
Michael A. Kuglin	November 15, 2023	26,445
Steven C. Boyd	November 15, 2023	29,384
Douglas T. Brinkworth	November 15, 2023	26,445
Neil E. Scanlon	November 15, 2023	23,507

The aggregate grant date fair values of RUP awards made during fiscal 2023, fiscal 2022 and fiscal 2021, computed in accordance with accounting principles generally accepted in the United States of America, are reported in the column titled “Unit Awards” in the Summary Compensation Table below.

At the Meeting, our Unitholders will be asked to approve an Amended and Restated 2018 Restricted Unit Plan, with provisions substantially similar to previous versions of the RUP, authorizing the issuance of 2,650,000 Common Units pursuant to awards granted under this Plan. See Proposal No. 3 – “Approval of the Amended and Restated 2018 Restricted Unit Plan” below.

Retirement Provisions

The RUP contains retirement provisions that provide for the issuance of Common Units (six months and one day after the retirement date of qualifying participants) relating to unvested awards held by a retiring participant who meets all three of the following conditions on his or her retirement date:

•
The unvested award has been held by the grantee for at least one year;
•
The grantee is age 55 or older; and
•
The grantee has worked for us, or one of our predecessors, for at least 10 years.

Mr. Steven Boyd, Mr. Brinkworth and Mr. Scanlon are our only named executive officers to whom these retirement provisions applied at the end of fiscal 2023.

2022 Phantom Equity Plan

At its November 8, 2022 meeting, the Committee adopted our 2022 Phantom Equity Plan (the “PEP”) as a component of our long-term compensation, based on an analysis of market practices of different components of total compensation prepared by WTW. The adoption of the PEP was recommended by WTW to provide an additional component of long-term compensation that has similar characteristics of our RUP, but that provides for cash settlement. In adopting the PEP, the Committee’s intent is to provide a reasonable mixture of both cash and non-cash equity-based compensation as components of long-term compensation.

Grant Process

The grant process, and the decision-making process for the granting of phantom equity units, for the PEP are identical to that of our RUP (described above). The Committee will generally approve awards under our PEP at its first meeting each fiscal year following the availability of the financial results for the prior fiscal year; however, the Committee reserves the right to grant awards at other times of the year, particularly when the need arises to grant awards because of promotions and new hires.

Upon vesting, phantom equity units are automatically converted into cash, the value of which is equal to the average of the highest and lowest trading prices of our Common Units on the trading day immediately preceding the date of issuance.

Vesting Schedule

The standard vesting schedule of all of our outstanding PEP awards will be one third of each award on each of the first three anniversaries of the award grant date, subject to continuous employment or service from the grant date through the applicable payment date. The Committee retains the ability to deviate, at its discretion, from the normal vesting schedule with respect to particular PEP awards. Unvested awards are subject to forfeiture in certain circumstances, as defined in the PEP document and the applicable award agreements. The change in control vesting provisions under the PEP are described in more detail below.

Outstanding Awards under the PEP

At its November 8, 2022 meeting, in tandem with RUP awards, the Committee approved PEP awards for each of our named executive officers. In determining these fiscal 2023 awards for our named executive officers, the Committee relied upon information provided by the Mercer benchmarking database and recommendations by WTW to conclude that these awards were necessary to remediate shortfalls perceived by the Committee in the cash compensation opportunities provided by Suburban to these executives, as well as in recognition of their individual achievements throughout fiscal 2022.

The following table summarizes the phantom equity units granted to our named executive officers at the Committee’s November 8, 2022 meeting:

Name	Grant Date	Quantity
Michael A. Stivala	November 15, 2022	11,612
Michael A. Kuglin	November 15, 2022	19,557
Steven C. Boyd	November 15, 2022	19,557
Douglas T. Brinkworth	November 15, 2022	19,557
Neil E. Scanlon	November 15, 2022	17,113

The following table summarizes the phantom equity units granted to our named executive officers at the Committee’s November 7, 2023 meeting:

Name	Grant Date	Quantity
Michael A. Stivala	November 15, 2023	13,881
Michael A. Kuglin	November 15, 2023	26,445
Steven C. Boyd	November 15, 2023	29,384
Douglas T. Brinkworth	November 15, 2023	26,445
Neil E. Scanlon	November 15, 2023	23,507

The grant date values based on the target outcomes of the awards under the PEP granted during fiscal 2023 and fiscal 2022 are reported in the column titled “Unit Awards” in the Summary Compensation Table below.

Retirement Provisions

The PEP document contains retirement provisions that provide for the vesting of phantom units six months and one day after the retirement date of qualifying participants who meet all three of the following conditions on his or her retirement date:

•
The unvested award has been held by the grantee for at least one year;
•
The grantee is age 55 or older; and
•
The grantee has worked for us, or one of our predecessors, for at least 10 years.

Mr. Steven Boyd, Mr. Brinkworth and Mr. Scanlon are our only named executive officers to whom these retirement provisions applied at the end of fiscal 2023.

For those who meet the conditions set forth in the retirement provisions of the PEP, the cash payment shall be equal to the average of the highest and lowest trading prices of our Common Units on the trading day immediately preceding the vesting date.

Distribution Equivalent Rights Plan

At its January 17, 2017 meeting, the Committee adopted a Distribution Equivalent Rights Plan (the “DER Plan”) as a component of executive compensation based on data provided by WTW that indicated a DER Plan aligned with industry norms (77% of other publicly traded partnerships and 92% of a sample of broader energy/utility companies, at that time, provided such plans to their executives in one form or another). The Committee adopted the DER Plan because the cash compensation resulting from the DER Plan would help, in certain instances, to lessen the gap between the total compensation paid to some of our named executive officers and the benchmark compensation data. Additionally, the Committee intends for the DER Plan to provide our named executive officers with a reasonable balance between performance-based and non-performance-based cash opportunities and to assist our named executive officers to obtain funds to settle the taxes on equity-based compensation (i.e., taxes generated when restricted units vest). Most importantly, the Committee believes that this form of compensation further aligns the interests of our named executive officers with the interests of our Unitholders because it provides an incentive for the types of behaviors that lead to distribution sustainability and growth. At their November 8, 2022 meeting, the Committee amended the DER Plan to make unvested phantom units awarded under the PEP eligible for payments under the DER Plan. This became effective with the first distribution that was declared by the Board of Supervisors during calendar year 2023.

The executive officers of Suburban (as defined in the DER Plan document) are eligible for a distribution equivalent right (“DER”) award under the DER Plan at the discretion of the Committee. Once awarded, a DER entitles the grantee to a cash payment each time our Board of Supervisors declares a cash distribution on our Common Units, but only after such distribution is paid to the Unitholders, which cash payment is equal to the amount calculated by multiplying (A) the number of unvested restricted units that have been previously awarded to the grantee under the RUP plus, beginning with fiscal 2023, the number of unvested phantom units that have been previously awarded to the grantee under the PEP, which are held by the grantee on the record date of the distribution, by (B) the amount of the declared distribution per Common Unit. The form of award agreement under the DER Plan expressly provides that the Committee retains the right to cancel, in whole or in part, any DER after its award, with or without cause. DERs also automatically terminate on the first to occur of: (a) the termination of the grantee’s employment with us or our subsidiary (except for those situations when such termination does not result in the forfeiture of the unvested restricted units then held by the grantee), (b) the vesting, termination or forfeiture of all unvested restricted units under the RUP and unvested phantom units under the PEP then held by the grantee, or (c) the grantee becoming employed by us or our subsidiary in a role other than as an executive officer. Pursuant to the terms of the DER Plan, DERs, and cash payments thereunder, are considered to be “incentive compensation” for purposes of our incentive compensation recoupment policy described below.

At its January 17, 2017 meeting, the Committee granted DERs under the DER Plan to all of our named executive officers. The following table summarizes the DER payments made to our named executive officers during fiscal 2023:

Name	Payment Amount
Michael A. Stivala	$156,532
Michael A. Kuglin	$124,580
Steven C. Boyd	$124,580
Douglas T. Brinkworth	$123,275
Neil E. Scanlon	$112,570

The DER Plan payments made to our named executive officers during fiscal 2023, fiscal 2022, and fiscal 2021 are reported in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below.

Benefits and Perquisites

Pension Plan

We sponsor a noncontributory defined benefit pension plan that was originally designed to cover all of our eligible employees who met certain criteria relative to age and length of service. Effective January 1, 1998, we amended the plan in order to provide for a cash balance formula rather than the final average pay formula that was in effect prior to January 1, 1998 (the “Cash Balance Plan”). The cash balance formula was designed to evenly spread the growth of a participant’s earned retirement benefit throughout his or her career rather than the final average pay formula, under which a greater portion of a participant’s benefits were earned toward the latter stages of his or her career. Effective January 1, 2000, we amended the Cash Balance Plan to limit participation in this plan to existing participants and no longer admit new participants to the plan. On January 1, 2003, we amended the Cash Balance Plan to cease future service and pay-based credits on behalf of the participants and, from that point on, participants’ benefits have increased only because of interest credits. Of our named executive officers, only Mr. Steven Boyd, Mr. Brinkworth and Mr. Scanlon participate in the Cash Balance Plan.

The changes in the actuarial value, if any, relative to Mr. Steven Boyd’s, Mr. Brinkworth’s and Mr. Scanlon’s participation in the Cash Balance Plan during fiscal 2023, fiscal 2022 and fiscal 2021 are reported in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table below.

Deferred Compensation

All employees, including our named executive officers, who satisfy certain service requirements, are eligible to participate in our IRC Section 401(k) Plan, which we refer to as the “401(k) Plan.” Under the 401(k) Plan, participants may defer a portion of their eligible cash compensation up to the limits established by law. We offer the 401(k) Plan to attract and retain talented employees by providing them with a tax-advantaged opportunity to save for retirement.

For fiscal 2023, fiscal 2022 and fiscal 2021, all of our named executive officers participated in the 401(k) Plan. The benefits provided to our named executive officers under the 401(k) Plan are provided on the same basis as to other exempt employees of Suburban. Amounts deferred by our named executive officers under the 401(k) Plan during fiscal 2023, fiscal 2022 and fiscal 2021 are included in the column titled “Salary” in the Summary Compensation Table below.

Our 401(k) Plan provides a match of $0.50 for every dollar contributed up to 6% of each participant’s total base pay, up to a maximum compensation limit of $330,000 for calendar year 2023, $305,000 for calendar year 2022, and $290,000 for calendar year 2021. If, however, Actual Adjusted EBITDA is 115% or more than Budgeted EBITDA, each participant will receive a match of $1 for every dollar contributed up to 6% of each participant’s total base pay, up to the applicable maximum compensation limits. For fiscal 2023, fiscal 2022 and fiscal 2021, the performance conditions that provide for more than the $0.50 match were not met.

The matching contributions made on behalf of our named executive officers for fiscal 2023, fiscal 2022 and fiscal 2021 are reported in the column titled “All Other Compensation” in the Summary Compensation Table below.

Other Benefits

Each named executive officer is eligible to participate in all of our other employee benefit plans, such as the medical, dental, group life insurance and disability plans, on the same basis as other exempt employees. These benefit plans are offered to attract and retain talented employees by providing them with competitive benefits.

There are no post-termination or other special rights provided to any named executive officer to participate in these benefit programs other than the right to participate in such plans for a fixed period of time following termination of employment, on the same basis as is provided to other exempt employees, as required by law. Because these plans are offered on the same basis as is provided to other employees, we have not reported the costs of these benefits incurred on behalf of our named executive officers in the Summary Compensation Table below.

Perquisites

Perquisites represent a minor component of our executive officers’ compensation. Each of our named executive officers is eligible for tax preparation services, a company-provided vehicle, and an annual physical.

The following table summarizes both the value and the utilization of these perquisites by our named executive officers in fiscal 2023.

Name	Tax Preparation Services	Employer Provided Vehicle	Physical
Michael A. Stivala	$—	$20,243	$—
Michael A. Kuglin	$—	$21,067	$—
Steven C. Boyd	$3,600	$10,589	$—
Douglas T. Brinkworth	$3,400	$17,623	$3,550
Neil E. Scanlon	$3,600	$18,745	$3,150

Perquisite-related costs for fiscal 2023, fiscal 2022 and fiscal 2021 are reported in the column titled “All Other Compensation” in the Summary Compensation Table below.

Severance Benefits

We believe that, in most cases, employees should be paid reasonable severance benefits. Therefore, it is the general policy of Suburban to provide named executive officers who are terminated by us without cause or who choose to terminate their employment with us for good reason with a severance payment equal to, at a minimum, one year’s base salary, unless circumstances dictate otherwise. This policy was adopted because it may be difficult for former named executive officers to find comparable employment within a short period of time. However, depending upon individual facts and circumstances, particularly the severed employee’s tenure with us and the employee’s level, Suburban may make exceptions to this general policy.

Change of Control

Our executive officers and other key employees have built Suburban into the successful enterprise that it is today; therefore, we believe that it is important to protect them in the event of a change of control. Further, it is our belief that the interests of our Unitholders will be best served if the interests of our executive officers are aligned with them, and that providing change of control benefits should eliminate, or at least reduce, the reluctance of our executive officers to pursue potential change of control transactions that may be in the best interests of our Unitholders. Additionally, we believe that the severance benefits provided to our executive officers and to our key employees are consistent with market practice and appropriate, both because these benefits are an inducement to accepting employment, and because the executive officers are subject to non-competition and non-solicitation covenants for a period following termination of employment. Therefore, our executive officers and other key employees are provided with severance protection following a change of control, which we refer to as the “Executive Special Severance Plan.” During fiscal 2023, fiscal 2022, and fiscal 2021, our Executive Special Severance Plan covered all of our executive officers, including our named executive officers.

Based on the results of the benchmarking study performed by WTW, at its November 12, 2019 meeting, the Committee approved the Executive Special Severance Plan, which became effective January 1, 2020. The Executive Special Severance Plan is intended to provide double-trigger severance benefits to our named executive officers and certain other senior employees of Suburban in the event that their employment is terminated by us without “cause” or by the participant for “good reason” (as defined in the Executive Special Severance Plan) during the six-month period prior to, or upon or within the 24-month period following, a change of control (defined as described below). Under the Executive Special Severance Plan, a participant is entitled to receive a lump sum cash payment equal to one fifty-second (1/52nd) of the sum of the participant’s base salary plus target bonus, multiplied by the number of severance weeks available to the participant. The number of severance weeks for each of our named executive officers is 156. In addition to cash severance, participants are also entitled to receive continued health coverage, a pro-rata bonus for the year of termination and outplacement services. Participants must execute a release of claims, inclusive of an 18-month non-competition, non-solicitation and non-disparagement covenant as a condition of receiving severance payments under the plan.

Under the RUP, upon a change of control, without regard to whether a participant’s employment is terminated, all unvested awards granted under the plan will vest immediately and become distributable to the participants. Under the PEP, without regard to whether a participant’s employment is terminated, all unvested phantom awards granted under the plan will vest immediately and the participants shall be paid amounts equal to the number of phantom units held by a particular participant multiplied by the average of the highest and lowest trading prices of our Common Units on the trading day immediately preceding the date on which the change of control occurred. In addition, under the LTIP, upon a change of control and without regard to whether a participant’s employment is terminated, all outstanding, unvested phantom unit awards will vest immediately as if the three-year measurement period for each outstanding award concluded on the date the change of control occurred. Under the LTIP, an amount equal to the cash value of 150% of a participant’s unvested phantom units under the respective outstanding LTIP award, plus a sum equal to 150% of a participant’s unvested LTIP units multiplied by an amount equal to the cumulative, per-Common Unit distribution from the beginning of an unvested award’s three-year measurement period through the date on which a change of control occurred, would become payable to the participant.

For purposes of these benefits, a change of control is deemed to occur, in general, if:

•
An acquisition of our Common Units or voting equity interests by any person immediately after which such person beneficially owns more than 30% of the combined voting power of our then outstanding Common Units, unless such acquisition was made by (a) us or our Affiliates (as that term is defined in the provisions of the various plans), or any employee benefit plan maintained by us, the Operating Partnership or any of our Affiliates, or (b) any person in a transaction where (A) the existing holders prior to the transaction own at least 50% of the voting power of the entity surviving the transaction and (B) none of the Unitholders other than Suburban, our Affiliates, any employee benefit plan maintained by us, the Operating Partnership, or the surviving entity, or the existing beneficial owner of more than 25% of the outstanding Common Units owns more than 25% of the combined voting power of the surviving entity, which transaction we refer to as a “Non-Control Transaction”; or
•
The consummation of (a) a merger, consolidation or reorganization involving Suburban other than a Non-Control Transaction; (b) a complete liquidation or dissolution of Suburban; or (c) the sale or other disposition of 40% or more of the gross fair market value of all the assets of Suburban to any person (other than a transfer to a subsidiary).

For additional information pertaining to severance payable to our named executive officers following a change of control-related termination, see the tables titled “Potential Payments Upon Termination” below.

Risk Mitigation Policies

Equity Holding Policy

Effective April 22, 2010, the Committee adopted an Equity Holding Policy, as amended on November 11, 2015 and November 13, 2018, which established guidelines for the level of Suburban equity holdings that members of the Board and our executive officers are expected to maintain.

Suburban’s equity holding requirements for the specified positions are currently as follows:

Position	Amount
Member of the Board of Supervisors	4 x Annual Fee
President and Chief Executive Officer	5 x Base Salary
Chief Financial Officer	3 x Base Salary
Chief Operating Officer	3 x Base Salary
Senior Vice President	2.5 x Base Salary
Vice President	1.5 x Base Salary
Assistant Vice President	1 x Base Salary
Managing Director	1 x Base Salary

As of the January 2, 2024 measurement date, all of our executive officers, including our named executive officers, as well as the members of our Board of Supervisors, were in compliance with our Equity Holding Policy.

The Equity Holding Policy can be accessed through a link on our website at www.suburbanpropane.com under the “Investors” tab.

Suburban also maintains a policy that prohibits our executive officers and our Board of Supervisors from engaging in insider trading or buying or selling hedging instruments or derivative securities, or from otherwise engaging in transactions, that are designed to hedge or offset any decrease in the market value of Suburban’s equity securities.

Incentive Compensation Recoupment Policy

We have a longstanding Incentive Compensation Recoupment Policy that permits the Committee to seek reimbursement from certain executives of Suburban of incentive compensation (i.e., payments made pursuant to the annual cash bonus plan, the Long-Term Incentive Plan, the Restricted Unit Plan, the Phantom Equity Plan and the Distribution Equivalent Rights Plan) paid to those executives in connection with any fiscal year for which there is a significant restatement of the published financial statements of Suburban triggered by a material accounting error, which results in less favorable results than those originally reported. Such reimbursement can be sought from executives even if they were not personally responsible for the restatement. In addition to the foregoing, if the Committee determines that any fraud or intentional misconduct by an executive was a contributing factor to Suburban having to make a significant restatement, then the Committee is authorized to take appropriate action against such executive, including disciplinary action, up to, and including, termination, and requiring reimbursement of all, or any part, of the compensation paid to that executive in excess of that executive’s base salary; including cancellation of any unvested restricted units.

The Incentive Compensation Recoupment Policy is available on our website at www.suburbanpropane.com under the “Corporate Governance” tab.

Clawback Policy

At its November 7, 2023 meeting, the Committee adopted a Dodd-Frank Clawback Policy that is effective as of December 1, 2023 in response to the SEC having adopted new rules that require stock exchanges to update their listing standards for registrants to adopt compliant clawback rules that were mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Pursuant to this new rule, the NYSE updated its listing standards effective as of October 2, 2023 to require issuers to adopt a clawback policy by December 1, 2023 that standardizes the requirements for the mandatory recovery of incentive-based compensation that is erroneously awarded to executive officers within the past three fiscal years due to material financial misstatements.

The Dodd Frank Clawback Policy is available on our website at www.suburbanpropane.com under the “Corporate Governance” tab and is filed as an exhibit to our Annual Report on Form 10-K.

Impact of Accounting and Tax Treatments of Executive Compensation

As we are a partnership and not a corporation for federal income tax purposes, we are not subject to the limitations of IRC Section 162(m) with respect to tax deductible executive compensation. Accordingly, none of the compensation paid to our named executive officers is subject to a limitation as to tax deductibility. However, if such tax laws related to executive compensation change in the future, the Committee will consider the implication of such changes to us.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis. Based on its review and discussions with management, the Committee recommended to the Board of Supervisors that this Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Supervisors.

Jane Swift, Chair

Amy M. Adams

Matthew J. Chanin

Harold R. Logan, Jr.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation of each named executive officer during the fiscal years ended September 30, 2023, September 24, 2022 and September 25, 2021:

Name	Year	Salary (1)	Bonus (2)	Unit Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)
Michael A. Stivala	2023	$820,000	$—	$1,731,829	$1,386,532	$—	$30,143	$3,968,504
President and Chief Executive Officer	2022	$820,000	$—	$1,671,147	$1,438,291	$—	$30,563	$3,960,001
	2021	$600,000	$—	$1,429,420	$1,055,653	$—	$30,174	$3,115,247

Michael A. Kuglin	2023	$450,000	$—	$1,051,371	$574,580	$—	$30,967	$2,106,918
Chief Financial Officer	2022	$450,000	$—	$959,314	$582,975	$—	$33,232	$2,025,521
	2021	$400,000	$—	$858,626	$494,050	$—	$26,903	$1,779,579

Steven C. Boyd	2023	$460,000	$—	$1,058,791	$584,580	$—	$24,851	$2,128,222
Chief Operating Officer	2022	$460,000	$—	$966,847	$593,375	$—	$22,969	$2,043,191
	2021	$400,000	$—	$858,626	$494,050	$—	$22,194	$1,774,870

Douglas T. Brinkworth	2023	$400,000	$—	$1,014,285	$523,275	$—	$35,235	$1,972,795
Senior Vice President -	2022	$400,000	$—	$921,635	$527,453	$—	$34,664	$1,883,752
Product Supply, Purchasing and Logistics	2021	$360,000	$—	$794,637	$448,049	$—	$32,652	$1,635,338

Neil E. Scanlon	2023	$350,000	$—	$887,503	$462,570	$—	$36,157	$1,736,230
Senior Vice President -	2022	$350,000	$—	$842,618	$470,855	$—	$32,734	$1,696,207
Information Services	2021	$320,000	$—	$774,407	$405,699	$—	$33,192	$1,533,298

(1)
Includes amounts deferred by named executive officers as contributions to the 401(k) Plan. For more information on the relationship between salaries and other cash compensation (i.e., annual cash bonuses, LTIP awards, RUP and PEP awards and DER Plan payments), refer to the subheading titled “Components of Compensation” in the CD&A above.

(2)
This column is reserved for discretionary cash bonuses that are not based on any performance criteria. During fiscal years 2023, 2022 and 2021, the Committee did not provide our named executive officers with non-performance related bonus payments. For more information, refer to the subheading titled “Annual Cash Bonus Plan” in the CD&A above.

(3)
The amounts reported in this column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718, of restricted unit awards made during fiscal years 2023, 2022 and 2021, the 2023 aggregate grant date fair value of phantom equity awards and the aggregate grant date fair value of awards made in fiscal years 2023, 2022, and 2021 under the LTIP, based on the target outcome with respect to satisfaction of the performance conditions. These amounts were calculated in accordance with US GAAP for financial reporting purposes based on the assumptions described in Part IV, Note 11 of our Annual Report on Form 10-K, filed with the SEC on November 22, 2023, but disregarding estimates of forfeiture. For the LTIP awards granted in fiscal 2023, assuming the highest level of performance conditions were achieved, the amounts for Messrs. Stivala, Kuglin, S. Boyd, Brinkworth and Scanlon would be $1,368,454, $500,653, $511,783, $445,024, and $389,400, respectively. Because the amounts of actual LTIP payments are predicated on the satisfaction of performance conditions, these amounts are not indicative of payments our named executive officers will ultimately receive under the LTIP at the end of the applicable measurement period. The actual payments earned by our named executive officers for the 2021 LTIP awards (the measurement period of which concluded at the end of fiscal 2023) are reported in the “Equity Vested Table for 2023” below. The specific details regarding these plans are provided in the preceding CD&A under the subheadings “Restricted Unit Plan,” “Phantom Equity Plan,” and “Long-Term Incentive Plan.” The breakdown for each plan with respect to each named executive officer is as follows:

Plan Name	Mr. Stivala	Mr. Kuglin	Mr. S. Boyd	Mr. Brinkworth	Mr. Scanlon
2023
RUP	$629,526	$397,602	$397,602	$397,602	$347,903
PEP	190,000	320,000	320,000	320,000	280,000
LTIP	912,303	333,769	341,189	296,683	259,600
Total	$1,731,829	$1,051,371	$1,058,791	$1,014,285	$887,503
2022
RUP	$744,247	$620,202	$620,202	$620,202	$578,864
LTIP	926,900	339,112	346,645	301,433	263,754
Total	$1,671,147	$959,314	$966,847	$921,635	$842,618
2021
RUP	$1,050,090	$656,315	$656,315	$612,560	$612,560
LTIP	379,330	202,311	202,311	182,077	161,847
Total	$1,429,420	$858,626	$858,626	$794,637	$774,407

(4)
The fiscal 2023, fiscal 2022 and fiscal 2021 amounts of each named executive officer’s earnings under the annual cash bonus plan and the DER Plan are presented in the table that follows. For more information regarding the performance measures of the annual cash bonus plan, please refer to the subheading titled “Annual Cash Bonus Plan,” and the “Distribution Equivalent Rights Plan” section for information regarding the DER Plan in the CD&A.

2023	Mr. Stivala	Mr. Kuglin	Mr. S. Boyd	Mr. Brinkworth	Mr. Scanlon
Annual Cash Bonus	$1,230,000	$450,000	$460,000	$400,000	$350,000
DER Payments	156,532	124,580	124,580	123,275	112,570
Total	$1,386,532	$574,580	$584,580	$523,275	$462,570

2022	Mr. Stivala	Mr. Kuglin	Mr. S. Boyd	Mr. Brinkworth	Mr. Scanlon
Annual Cash Bonus	$1,279,200	$468,000	$478,400	$416,000	$364,000
DER Payments	159,091	114,975	114,975	111,453	106,855
Total	$1,438,291	$582,975	$593,375	$527,453	$470,855

2021	Mr. Stivala	Mr. Kuglin	Mr. S. Boyd	Mr. Brinkworth	Mr. Scanlon
Annual Cash Bonus	$914,400	$406,400	$406,400	$365,760	$325,120
DER Payments	141,253	87,650	87,650	82,289	80,579
Total	$1,055,653	$494,050	$494,050	$448,049	$405,699

(5)
Mr. Stivala and Mr. Kuglin do not participate in the Cash Balance Plan. The present value of benefits accrued during fiscal 2023, fiscal 2022 and fiscal 2021 decreased due to increases in both the discount rate and the PPA lump sum segment rates. Under the disclosure rules, negative values are not shown in the table. The decreases in present values during fiscal 2023 were as follows: $9,802 for Mr. Steven Boyd, $5,539 for Mr. Brinkworth and $5,894 for Mr. Scanlon. The decreases in present values during fiscal 2022 were as follows: $76,514 for Mr. Steven Boyd, $37,749 for Mr. Brinkworth and $44,780 for Mr. Scanlon. The decreases in present values during fiscal 2021 were as follows: $6,365 for Mr. Steven Boyd, $2,018 for Mr. Brinkworth and $4,181 for Mr. Scanlon.

(6)
The amounts reported in this column consist of the following:

Fiscal 2023
Type of Compensation	Mr. Stivala	Mr. Kuglin	Mr. S. Boyd	Mr. Brinkworth	Mr. Scanlon
401(k) Match	$9,900	$9,900	$9,900	$9,900	$9,900
Value of Annual Physical Examination	—	—	—	3,550	3,150
Value of Partnership Provided Vehicles	20,243	21,067	10,589	17,623	18,745
Tax Preparation Services	—	—	3,600	3,400	3,600
Cash Balance Plan Administrative Fees	—	—	762	762	762
Total	$30,143	$30,967	$24,851	$35,235	$36,157

Fiscal 2022
Type of Compensation	Mr. Stivala	Mr. Kuglin	Mr. S. Boyd	Mr. Brinkworth	Mr. Scanlon
401(k) Match	$9,150	$9,150	$9,150	$9,150	$9,150
Value of Annual Physical Examination	3,150	3,150	—	3,550	—
Value of Partnership Provided Vehicles	18,263	20,932	9,057	18,002	18,822
Tax Preparation Services	—	—	4,000	3,200	4,000
Cash Balance Plan Administrative Fees	—	—	762	762	762
Total	$30,563	$33,232	$22,969	$34,664	$32,734

Fiscal 2021
Type of Compensation	Mr. Stivala	Mr. Kuglin	Mr. S. Boyd	Mr. Brinkworth	Mr. Scanlon
401(k) Match	$8,700	$8,700	$8,700	$8,700	$8,700
Value of Annual Physical Examination	3,150	—	—	3,150	3,100
Value of Partnership Provided Vehicles	18,324	18,203	8,732	16,840	17,430
Tax Preparation Services	—	—	4,000	3,200	3,200
Cash Balance Plan Administrative Fees	—	—	762	762	762
Total	$30,174	$26,903	$22,194	$32,652	$33,192

Note: Column (f) was omitted from the Summary Compensation Table because we do not grant options to our employees.

Grants of Plan Based Awards Table for Fiscal 2023

The following table sets forth certain information concerning grants of awards made to each named executive officer during the fiscal year ended September 30, 2023:

	Plan	Grant	Approval	Units Underlying Equity Incentive Plan	Estimated Future Payments Under Non-Equity Incentive Plan Awards		Estimated Future Payments Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Name	Date	Date	Awards (6)	Target	Maximum	Target	Maximum	or Units	Awards (7)
(a)		(b)			(d)	(e)	(g)	(h)	(i)	(l)
Michael A. Stivala	RUP (1)	15 Nov 22	8 Nov 22						46,448	$629,526
	Bonus (2)	25 Sep 22	8 Nov 22		$984,000	$1,525,200
	LTIP (3)	25 Sep 22	8 Nov 22	44,693			$912,303	$1,368,455
	DER (4)	17 Jan 17	17 Jan 17		$156,532
	PEP (5)	15 Nov 22	8 Nov 22	11,612	$190,000

Michael A. Kuglin	RUP (1)	15 Nov 22	8 Nov 22						29,336	$397,602
	Bonus (2)	25 Sep 22	8 Nov 22		$360,000	$558,000
	LTIP (3)	25 Sep 22	8 Nov 22	16,351			$333,769	$500,654
	DER (4)	17 Jan 17	17 Jan 17		$124,580
	PEP (5)	15 Nov 22	8 Nov 22	19,557	$320,000

Steven C. Boyd	RUP (1)	15 Nov 22	8 Nov 22						29,336	$397,602
	Bonus (2)	25 Sep 22	8 Nov 22		$368,000	$570,400
	LTIP (3)	25 Sep 22	8 Nov 22	16,715			$341,189	$511,784
	DER (4)	17 Jan 17	17 Jan 17		$124,580
	PEP (5)	15 Nov 22	8 Nov 22	19,557	$320,000

Douglas T. Brinkworth	RUP (1)	15 Nov 22	8 Nov 22						29,336	$397,602
	Bonus (2)	25 Sep 22	8 Nov 22		$320,000	$496,000
	LTIP (3)	25 Sep 22	8 Nov 22	14,534			$296,683	$445,025
	DER (4)	17 Jan 17	17 Jan 17		$123,275
	PEP (5)	15 Nov 22	8 Nov 22	19,557	$320,000

Neil E. Scanlon	RUP (1)	15 Nov 22	8 Nov 22						25,669	$347,903
	Bonus (2)	25 Sep 22	8 Nov 22		$280,000	$434,000
	LTIP (3)	25 Sep 22	8 Nov 22	12,718			$259,600	$389,400
	DER (4)	17 Jan 17	17 Jan 17		$112,570
	PEP (5)	15 Nov 22	8 Nov 22	17,113	$280,000

(1) The quantity reported on these lines represents awards granted under the RUP. RUP awards vest as follows: one third of the award on the first anniversary of the grant date, one third of the award on the second anniversary of the grant date, and one third of the award on the third anniversary of the grant date (subject in each case to continued service through each such date). Under the RUP, if a recipient has held an unvested award for at least one year, is 55 years or older, and has worked for the Partnership for at least ten years, an award held by such participant will vest six months and one day following such participant’s retirement if the participant retires prior to the conclusion of the normal vesting schedule, unless the Committee exercises its authority to alter the applicability of the plan’s retirement provisions in regard to a particular award. Mr. Steven Boyd, Mr. Brinkworth and Mr. Scanlon are the only named executive officers who satisfy the age and tenure criteria of the RUP. A discussion of the general terms of the RUP, and the facts and circumstances considered by the Committee in authorizing these fiscal 2023 awards to our named executive officers, is included in the CD&A under the subheading “Restricted Unit Plan.”

(2) Amounts reported on these lines are the targeted and maximum annual cash bonus compensation potential for each named executive officer under the annual cash bonus plan as described in the CD&A under the subheading “Annual Cash Bonus Plan.” Actual amounts earned by the named executive officers for fiscal 2023 were equal to 125% of the “Target” amounts reported on this line. Column (c) (“Threshold $”) was omitted because the annual cash bonus plan does not provide for a guaranteed minimum cash payment. Because 125% of the “Target” awards were earned by our named executive officers during fiscal 2023, 125% of the “Target” amounts reported under column (d) have been reported in the Summary Compensation Table above.

(3) The LTIP is a phantom unit plan. Payments, if earned, are based on a combination of (i) the fair market value of our Common Units at the end of a three-year measurement period, which, for purposes of the LTIP, is the average of the closing prices for the twenty business days preceding the conclusion of the three-year measurement period, and (ii) cash equal to the distributions that would have inured to the same quantity of outstanding Common Units during the same three-year measurement period. The fiscal 2023 award “Target” and “Maximum” amounts are estimates based upon (i) the fair market value (the average of the closing prices of our Common Units for the twenty business days preceding the first day of fiscal 2023) of our Common Units at the beginning of fiscal 2023, and (ii) the estimated distributions over the course of the award’s three-year measurement period at the then current annualized distribution rate of $1.30 per Common Unit. Column (f) (“Threshold”) was omitted because the LTIP does not provide for a guaranteed minimum cash payment. The “Target” amount represents a hypothetical payment at 100% of target and the “Maximum” amount represents a hypothetical payment at 150% of target. Detailed descriptions of the plan and the calculation of awards are included in the CD&A under the subheading “Long-Term Incentive Plan.”

(4) Amounts reported on these lines represent DER Plan payments made during the fiscal year. Detailed descriptions of the DER Plan and the calculation of the payments are included in the CD&A under the subheading “Distribution Equivalent Rights Plan.”

(5) The PEP is a phantom equity unit plan that is settled in cash. Upon vesting of phantom equity units, payments to participants are calculated by multiplying the number of vested phantom equity units by the average of the highest and lowest trading prices on the trading day immediately preceding the vesting date. Detailed descriptions of the plan are included in the CD&A under the subheading “Phantom Equity Plan.”

(6) This column is frequently used when non-equity incentive plan awards are denominated in units; in this case, the numbers reported represent the LTIP phantom units and phantom equity units each named executive officer was awarded under the LTIP and the PEP, respectively, during fiscal 2023. The amounts in the “Estimated Future Payments Under Equity Incentive Plan Awards” column are based on the probable outcome with respect to satisfaction of the performance conditions of the LTIP and calculated in accordance with US GAAP for financial reporting purposes based on the assumptions described in Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on November 22, 2023, but disregarding estimates of forfeiture. For purposes of this table, the numbers that appear in column (c) are the products of the multiplication of the number of phantom units granted to our named executive officers under the PEP during fiscal 2023 by the average of the highest and lowest trading prices of our Common Units on the grant date. Because the PEP awards do not vary because of performance measurements, we have reported only a target payment. The actual payments will be based on the fair market value of our Common Units on the vesting date.

(7) The dollar amounts reported in this column represent the aggregate fair value of RUP awards on the grant date, based on the assumptions described in Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on November 22, 2023, but disregarding estimates of forfeiture. The fair value shown may not be indicative of the value realized in the future upon vesting because of the variability in the trading price of our Common Units.

Note: Columns (j) and (k) were omitted from the Grants of Plan Based Awards Table because we do not award options to our employees.

Outstanding Equity Awards at Fiscal Year End 2023 Table

The following table sets forth certain information concerning outstanding equity awards under our RUP, LTIP and PEP unit awards for each named executive officer as of September 30, 2023:

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4), (5)
(a)	(g)	(h)	(i)	(j)
Michael A. Stivala	108,797	$1,728,240	104,741	$1,927,879
Michael A. Kuglin	76,274	$1,211,612	53,629	$948,518
Steven C. Boyd	76,274	$1,211,612	54,386	$962,681
Douglas T. Brinkworth	75,270	$1,195,664	49,843	$877,633
Neil E. Scanlon	69,479	$1,103,674	43,614	$767,952

(1) The figures reported in this column represent the total quantity of each of our named executive officer’s unvested RUP awards.

The following is a schedule of when the RUP awards reported in column (g) above will vest:

Name	Number of RUP Awards That Have Not Vested	Number That Will Vest on November 15, 2023	Number That Will Vest on November 15, 2024	Number That Will Vest on November 15, 2025
Michael A. Stivala	108,797	58,706	34,609	15,482
Michael A. Kuglin	76,274	40,779	25,717	9,778
Steven C. Boyd	76,274	40,779	25,717	9,778
Douglas T. Brinkworth	75,270	39,775	25,717	9,778
Neil E. Scanlon	69,479	37,490	23,434	8,555

(2) The figures reported in this column represent the figures reported in column (g) multiplied by the average of the highest and the lowest trading prices of our Common Units on September 29, 2023, the last trading day of fiscal 2023.

(3) The amounts reported in this column represent the quantities of phantom units that underlie the outstanding and unvested fiscal 2023 and fiscal 2022 awards under the LTIP and the quantities of phantom equity units that underlie the outstanding PEP awards. For more information on the LTIP, refer to the subheading “Long-Term Incentive Plan” in the CD&A. For more information on the PEP, refer to the subheading “Phantom Equity Plan” in the CD&A.

(4) The amounts reported in this column include the estimated future target payouts of the fiscal 2023 and fiscal 2022 awards granted under the LTIP. These amounts were computed by multiplying the quantities of the unvested phantom units included in column (i) by the average of the closing prices of our Common Units for the twenty business days preceding September 30, 2023 (in accordance with the LTIP’s valuation methodology), and by adding to the product of that calculation the product of each year’s underlying phantom units multiplied by the sum of the distributions that are estimated to inure to an outstanding Common Unit during each award’s three-year measurement period. Because of the variability of the trading prices of our Common Units, actual payments, if any, at the end of the three-year measurement period may differ. The following chart provides a breakdown of each year’s awards:

	Mr. Stivala	Mr. Kuglin	Mr. S. Boyd	Mr. Brinkworth	Mr. Scanlon
Fiscal 2023 Phantom LTIP Units	44,693	16,351	16,715	14,534	12,718
Value of Fiscal 2023 Phantom Units	$662,373	$242,340	$247,725	$215,401	$188,487
Estimated Distributions over Measurement Period	$174,303	$63,769	$65,189	$56,683	$49,600

Fiscal 2022 Phantom LTIP Units	48,436	17,721	18,114	15,752	13,783
Value of Fiscal 2022 Phantom Units	$717,846	$262,634	$268,459	$233,453	$204,271
Estimated Distributions over Measurement Period	$188,900	$69,112	$70,645	$61,433	$53,754

The amounts reported in this column also include the estimated future target payout of phantom equity unit awards granted under the PEP. These amounts were computed by multiplying phantom equity units included in column (i) by the average of the highest and lowest trading prices of our Common Units on September 29, 2023, the last trading day of our fiscal year. Because of the variability of the trading prices of our Common Units, actual payments may vary. The following charts provide a schedule of the phantom equity units and the dates on which they will vest:

Name	Number of PEP Awards That Have Not Vested	Value of Phantom Equity Plan Units on September 30, 2023
Michael A. Stivala	11,612	$184,457
Michael A. Kuglin	19,557	$310,663
Steven C. Boyd	19,557	$310,663
Douglas T. Brinkworth	19,557	$310,663
Neil E. Scanlon	17,113	$271,840

Name	Number of PEP Awards That Have Not Vested	Number That Will Vest on November 15, 2023	Number That Will Vest on November 15, 2024	Number That Will Vest on November 15, 2025
Michael A. Stivala	11,612	3,871	3,871	3,870
Michael A. Kuglin	19,557	6,519	6,519	6,519
Steven C. Boyd	19,557	6,519	6,519	6,519
Douglas T. Brinkworth	19,557	6,519	6,519	6,519
Neil E. Scanlon	17,113	5,705	5,705	5,703

Note: Columns (b), (c), (d), (e) and (f), all of which are for the reporting of option-related compensation, have been omitted from the “Outstanding Equity Awards at Fiscal Year End 2023 Table” because we do not grant options to our employees.

Equity Vested Table for Fiscal 2023

Awards under the RUP are settled in Common Units upon vesting. Awards under the LTIP, a phantom unit plan, and the PEP are settled in cash. The following two tables set forth certain information concerning the vesting of awards under our RUP (the first vesting of PEP awards will occur in fiscal 2024) and the vesting of the fiscal 2021 award under our LTIP for each named executive officer during the fiscal year ended September 30, 2023:

Restricted Unit Plan
	Unit Awards
Name	Number of Common Units Acquired on Vesting	Value Realized on Vesting (1)
Michael A. Stivala	60,029	$954,461
Michael A. Kuglin	41,504	$659,914
Steven C. Boyd	41,504	$659,914
Douglas T. Brinkworth	39,799	$632,804
Neil E. Scanlon	38,386	$610,337

(1) The value realized is equal to the average value of our Common Units on the vesting date, multiplied by the number of units that vested.

Long-Term Incentive Plan - Fiscal 2021 Award (2)
	Cash Awards
Name	Number of Phantom Units Cashed Out on Vesting (3)	Value Realized on Vesting (4)
Michael A. Stivala	22,036	$426,280
Michael A. Kuglin	11,753	$227,359
Steven C. Boyd	11,753	$227,359
Douglas T. Brinkworth	10,577	$204,609
Neil E. Scanlon	9,402	$133,924

(2) The fiscal 2021 award’s three-year measurement period concluded on September 30, 2023.

(3) In accordance with the formula described in the CD&A under the subheading “Long-Term Incentive Plan,” these quantities were calculated at the beginning of the three-year measurement period and were based upon each individual’s salary and target cash bonus at that time.

(4) The value (i.e., cash payment) realized was calculated in accordance with the terms and conditions of the LTIP. Suburban’s Distributable Cash Flow, over the three-year measurement period of the fiscal 2021 award, was such that the participants, including our named executive officers, earned 105% of the 75% component of their target payment amounts. For the 25% of target component measured on the achievement of operating and strategic objectives, the participants earned 100% of their target payment amounts. For more information, refer to the subheading “Long-Term Incentive Plan” in the CD&A.

Retirement Benefits Table for Fiscal 2023

The following table sets forth certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement for each named executive officer as of the end of the fiscal year ended September 30, 2023:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Michael A. Stivala (1)	N/A	N/A	$—	$—

Michael A. Kuglin (1)	N/A	N/A	$—	$—

Steven C. Boyd	Cash Balance Plan (2)	15	$244,588	$—
	LTIP (3)	N/A	$652,016	$—
	RUP (4)	N/A	$745,610	$—
	PEP (5)		$—	$—

Douglas T. Brinkworth	Cash Balance Plan (2)	6	$159,164	$—
	LTIP (3)	N/A	$566,970	$—
	RUP (4)	N/A	$729,662	$—
	PEP (5)		$—	$—

Neil E. Scanlon	Cash Balance Plan (2)	6	$119,481	$—
	LTIP (3)	N/A	$496,112	$—
	RUP (4)	N/A	$695,922	$—
	PEP (5)		$—	$—

(1) Because Mr. Stivala and Mr. Kuglin commenced employment with Suburban after January 1, 2000, the date on which the Cash Balance Plan was closed to new participants, they do not participate in the Cash Balance Plan.

(2) For more information on the Cash Balance Plan, refer to the subheading “Pension Plan” in the CD&A.

(3) On September 30, 2023, Mr. Steven Boyd, Mr. Brinkworth and Mr. Scanlon were the only named executive officers who met the retirement criteria of the LTIP. For such participants, outstanding but unvested awards under the LTIP become fully vested. However, payouts of these awards are deferred until the conclusion of each outstanding award’s three-year measurement period, based on the outcome of the distributable cash flow measurement for the 2023 and 2022 awards. The numbers reported on these lines represent the target payout of Mr. Steven Boyd’s, Mr. Brinkworth’s and Mr. Scanlon’s outstanding fiscal 2023 and 2022 awards under the LTIP. Because the ultimate payout, if any, is predicated on the trading prices of Suburban’s Common Units at the end of the three-year measurement period and the relative distributions paid during the respective three-year measurement period, the value reported is not indicative of the value that could be realized, if any, in the future upon vesting.

(4) On September 30, 2023, Mr. Steven Boyd, Mr. Brinkworth and Mr. Scanlon were the only named executive officers who met the age and tenure requirements of the retirement provisions of the RUP. These figures were calculated by multiplying the awards that met the holding requirements of the retirement provisions of the RUP by the average of the highest and lowest trading prices of our Common Units on September 29, 2023. At the conclusion of fiscal 2023, taking into consideration the one-year holding requirement of the retirement provisions of RUP, 46,938 of Mr. S. Boyd’s, 45,934 of Mr. Brinkworth’s and 43,810 of Mr. Scanlon’s unvested awards were covered under the retirement provisions of the RUP. For more information on the Restricted Unit Plan and the retirement provisions therein, refer to the subheading “Restricted Unit Plan” in the CD&A. For participants who meet the retirement criteria, upon retirement, certain RUP awards vest six months and one day after retirement.

(5) On September 30, 2023, Mr. Steven Boyd, Mr. Brinkworth and Mr. Scanlon were the only named executive officers who met the age and tenure requirements of the retirement provisions of the PEP. However, because at the end of our fiscal year, the awards had been held by them for fewer than twelve months, the retirement provisions of the PEP did not apply to any of their unvested PEP awards. For more information on the PEP and the retirement provisions therein, refer to the subheading “Phantom Equity Plan” in the CD&A. For participants who meet the retirement criteria, upon retirement, certain PEP awards vest six months and one day after retirement.

Potential Payments Upon Termination

The following table sets forth certain information containing potential payments to the named executive officers in accordance with the provisions of the Executive Special Severance Plan, the LTIP, the RUP and the PEP for the circumstances listed in the table assuming a September 30, 2023 termination date. For more information on severance and change of control payments, refer to the subheadings “Severance Benefits” and “Change of Control” above.

Executive Payments and Benefits Upon Termination	Death	Disability	Involuntary Termination Without Cause by Suburban or by the Executive for Good Reason without a Change of Control Event	Involuntary Termination Without Cause by Suburban or by the Executive for Good Reason with a Change of Control Event
Michael A. Stivala
Cash Severance Compensation (1) (2) (3) (4)	$—	$—	$820,000	$5,412,000
Accelerated Vesting of Fiscal 2023, 2022 and 2021 LTIP Awards @ 150% (5)	—	—	—	2,962,689
Accelerated Vesting of Outstanding RUP Awards (6)	1,728,240	1,728,240	—	1,728,240
Accelerated Vesting of Outstanding PEP Awards (7)	184,457	184,457	—	184,457
Medical Benefits (3)	—	—	31,025	46,538
Total	$1,912,697	$1,912,697	$851,025	$10,333,924

Michael A. Kuglin
Cash Severance Compensation (1) (2) (3) (4)	$—	$—	$450,000	$2,430,000
Accelerated Vesting of Fiscal 2023, 2022 and 2021 LTIP Awards @ 150% (5)	—	—	—	1,187,153
Accelerated Vesting of Outstanding RUP Awards (6)	1,211,612	1,211,612	—	1,211,612
Accelerated Vesting of Outstanding PEP Awards (7)	310,663	310,663	—	310,663
Medical Benefits (3)	—	—	27,455	41,183
Total	$1,522,275	$1,522,275	$477,455	$5,180,611

Steven C. Boyd
Cash Severance Compensation (1) (2) (3) (4)	$—	$—	$460,000	$2,484,000
Accelerated Vesting of Fiscal 2023, 2022 and 2021 LTIP Awards @ 150% (5)	—	—	—	1,206,224
Accelerated Vesting of Outstanding RUP Awards (6)	1,211,612	1,211,612	745,610	1,211,612
Accelerated Vesting of Outstanding PEP Awards (7)	310,663	310,663	—	310,663
Medical Benefits (3)	—	—	28,325	42,488
Total	$1,522,275	$1,522,275	$1,233,935	$5,254,987

Douglas T. Brinkworth
Cash Severance Compensation (1) (2) (3) (4)	$—	$—	$400,000	$2,160,000
Accelerated Vesting of Fiscal 2023, 2022 and 2021 LTIP Awards @ 150% (5)	—	—	—	1,058,874
Accelerated Vesting of Outstanding RUP Awards (6)	1,195,664	1,195,664	729,662	1,195,664
Accelerated Vesting of Outstanding PEP Awards (7)	310,663	310,663	—	310,663
Medical Benefits (3)	—	—	27,875	41,813
Total	$1,506,327	$1,506,327	$1,157,537	$4,767,014

Neil E. Scanlon
Cash Severance Compensation (1) (2) (3) (4)	$—	$—	$350,000	$1,890,000
Accelerated Vesting of Fiscal 2023, 2022 and 2021 LTIP Awards @ 150% (5)	—	—	—	930,649
Accelerated Vesting of Outstanding RUP Awards (6)	1,103,674	1,103,674	695,922	1,103,674
Accelerated Vesting of Outstanding PEP Awards (7)	271,840	271,840	—	271,840
Medical Benefits (3)	—	—	27,500	41,250
Total	$1,375,514	$1,375,514	$1,073,422	$4,237,413

(1)
In the event of death, the named executive officer’s estate is entitled to a payment equal to the decedent’s earned but unpaid salary and pro-rata cash bonus.

(2)
In the event of disability, the named executive officer is entitled to a payment equal to his earned but unpaid salary and pro-rata cash bonus.
(3)
Any severance benefits, unrelated to a change of control event, payable to these named executive officers would be determined by the Committee on a case-by-case basis in accordance with prior treatment of other similarly situated executives and may, as a result, differ substantially from this hypothetical presentation. For purposes of this table, we have assumed that each of these named executive officers would, upon termination of employment without cause or for resignation for good reason, receive accrued salary and benefits through the date of termination plus one times annual salary and continued participation, at active employee rates, in our health insurance plans for one year. In regard to a termination of employment without cause or resignation with good reason in connection to a change of control event, we will provide our named executive officers with eighteen months of insurance coverage.
(4)
Each of our named executive officers will receive 156 weeks of base pay plus a sum equal to their annual target cash bonus divided by 52 and multiplied by 156 in accordance with the terms of the Executive Special Severance Plan in the event of a termination without cause or a resignation with good reason in connection to a change of control. For more information on the Executive Special Severance Plan, refer to the subheading “Change of Control” in the CD&A.
(5)
In the event of a change of control, all awards under the LTIP will vest immediately regardless of whether termination immediately follows. If a change of control event occurred at the conclusion of fiscal 2023, payments would have been equal to 150% of the cash value of a participant’s unvested phantom units plus a sum equal to 150% of a participant’s unvested phantom units multiplied by an amount equal to the cumulative, per-Common Unit distribution from the beginning of an unvested award’s three-year measurement period through the date on which the change of control occurred. If a change of control event occurred on September 30, 2023, the fiscal 2023, fiscal 2022 and fiscal 2021 awards would have been subject to this treatment. For more information, refer to the subheading “Long-Term Incentive Plan” in the CD&A.

In the event of death, the inability to continue employment because of permanent disability, or a termination without cause or a good reason resignation unconnected to a change of control event, awards will vest in accordance with the normal vesting schedule and will be subject to the same requirements as awards held by individuals still employed by us and will be subject to the same risks as awards held by all other participants.

(6)
The RUP provides for the vesting of all unvested awards held by a participant at the time of his or her death or at the time he or she becomes permanently disabled. The units shall vest six months and one day following the participant’s date of death or the date on which his or her employment was terminated as a result of the disability.

Under circumstances unrelated to a change of control, if a RUP award recipient’s employment is terminated without cause or he or she resigns for good reason, any unvested restricted unit awards held by such recipient will be forfeited. Because some of Mr. Steven Boyd’s, Mr. Brinkworth’s and Mr. Scanlon’s unvested awards were subject to the retirement provisions on the last day of fiscal 2023, if Mr. Steven Boyd, Mr. Brinkworth or Mr. Scanlon had been terminated without cause on September 30, 2023, 46,938 of Mr. Steven Boyd’s, 45,934 of Mr. Brinkworth’s and 43,810 of Mr. Scanlon’s awards would have vested in accordance with the retirement provisions of the RUP.

In the event of a change of control, as defined in the 2018 Restricted Unit Plan document, all unvested RUP awards will vest immediately on the date the change of control is consummated, regardless of the holding period and regardless of whether the recipient’s employment is terminated

(7)
The PEP provides for the vesting of all unvested awards held by a participant at the time of his or her death or at the time he or she becomes permanently disabled. The awards shall vest six months and one day following the participant’s date of death or the date on which his or her employment was terminated as a result of the disability. Under circumstances unrelated to a change of control, if a PEP award recipient’s employment is terminated without cause or he or she resigns for good reason, any unvested phantom equity unit awards held by such recipient will be forfeited. Although Mr. Steven Boyd, Mr. Brinkworth and Mr. Scanlon satisfied the age and service criteria of the retirement provisions of the plan, because they have held their unvested awards for fewer than twelve months, if Mr. Steven Boyd, Mr. Brinkworth or Mr. Scanlon had been terminated without cause on September 30, 2023, they would have forfeited their unvested phantom equity unit awards. In the event of a change of control, as defined in the 2022 Phantom Equity Plan document, all unvested PEP awards will vest immediately on the date the change of control is consummated, regardless of the holding period and regardless of whether the recipient’s employment is terminated.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Stivala, our President and Chief Executive Officer (the “CEO”):

For fiscal 2023, our last completed fiscal year:

•
the annual total compensation of the employee identified at median of our company (other than our CEO), was $60,543; and
•
the annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $3,968,504.

Based on this information, for fiscal 2023, the ratio of the annual total compensation of Mr. Stivala, our President and Chief Executive Officer, to the median of the annual total compensation of all employees was estimated to be 66 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We determined that, as of August 15, 2023, our employee population consisted of approximately 3,376 individuals. We selected August 15, 2023, which is within the last three months of fiscal 2023, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee.

To identify the “median employee” from our employee population, we collected all W-2 wages paid to each employee during the twelve-month period ending on August 15, 2023. This included each employee’s actual base salary and any overtime, any cash bonuses, the value of any RUP awards that vested during the period, and any other miscellaneous forms of W-2-related compensation added to our employees’ earnings record during the period. In making this determination, we annualized the salaries of all newly hired permanent employees during this period.

After we identified our median employee, we calculated such employee’s annual total compensation for fiscal 2023 utilizing the same methodology used to determine the CEO’s compensation, resulting in annual total compensation of $60,543.

PAY VERSUS PERFORMANCE

As a result of the rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K (“PvP Rules”), we are providing the following information regarding the relationship between “compensation actually paid” to our President and Chief Executive Officer (our Principal Executive Officer or “PEO”) and average “compensation actually paid” to our other named executive officers (our “Non-PEO NEOs”) and certain metrics of our financial performance for the last years, in each case, calculated in accordance with the PvP Rules. Pursuant to the PVP Rules, in determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table for those fiscal years. The term “compensation actually paid” refers to the definition of such term under the PvP Rules and does not reflect compensation actually earned, realized, or received by our named executive officers. The table below summarizes compensation values previously reported in our Summary Compensation Table and the adjusted values required in this section for fiscal years 2023, 2022, and 2021. Note that compensation for Non-PEO NEOs is reported as an average.

Pay Versus Performance
			Average Summary	Average	Value of Initial Fixed $100 Investment Based Made on September 26, 2020 (3):
Year	Summary Compensation Table Total for Mike Stivala, our PEO	Compensation Actually Paid to Mike Stivala, Our PEO (1)	Compensation Table Total for Our Non-PEO Named Executive Officers (2)	Compensation Actually Paid to Our Non-PEO Named Executive Officers (1)	Suburban Propane Partners, LP Total Unitholder Return	Alerian MLP Index Total Shareholder Return	Net Income/(Loss) (in Thousands)	Partnership Adjusted EBITDA (in Thousands) (4)
2023	$3,968,504	$3,692,734	$1,986,041	$1,925,749	$37.86	$133.07	$123,752	$275,025
2022	$3,960,001	$4,414,143	$1,912,168	$2,171,310	$25.33	$85.85	$139,708	$291,026
2021	$3,115,247	$3,381,847	$1,680,771	$1,824,677	$10.68	$68.97	$122,793	$275,680

(1)
Compensation Actually Paid (“CAP”) is equal to the Summary Compensation Table total value of the period shown with adjustments for equity awards
(2)
For each fiscal year, our PEO and Non-PEO named executive officers were as follows:

Year	PEO	Non-PEO NEO	Non-PEO NEO	Non-PEO NEO	Non-PEO NEO
2023	M. Stivala	M. Kuglin	S. Boyd	D. Brinkworth	N. Scanlon
2022	M. Stivala	M. Kuglin	S. Boyd	D. Brinkworth	N. Scanlon
2021	M. Stivala	M. Kuglin	S. Boyd	D. Brinkworth	N. Scanlon

(3)
We have calculated total unitholder/shareholder return (“TSR”) in a manner consistent with the SEC stock performance graph disclosure requirements over the cumulative period covered in the disclosure (i.e., for 2021, the table represents the TSR over fiscal 2021, the TSR for 2022 represents the cumulative TSR over fiscal 2020 and fiscal 2021, etc.). The peer group used for comparison is the Alerian MLP Index. The TSR amounts reported for the Common Units of Suburban and the Alerian MLP Index demonstrate the performance of a base amount of $100 invested on September 26, 2020, through the end of each of our three reported fiscal years.
(4)
As defined in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K in the section titled “Net Income and Adjusted EBITDA.”

“Compensation Actually Paid” to our named executive officers represents the “Total” compensation in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	Fiscal 2023		Fiscal 2022		Fiscal 2021
Adjustment	PEO	Average for Non-PEO Named Executive Officers	PEO	Average for Non-PEO Named Executive Officers	PEO	Average for Non-PEO Named Executive Officers
Deduction for amounts reported under the “Unit Awards” column of the Summary Compensation Table	$(1,731,829)	$(1,002,988)	$(1,671,147)	$(922,604)	$(1,429,420)	$(821,574)
Deduction for change in the actuarial present values reported under the “Change in Pension Value” column of the Summary Compensation Table. (a)	$—	$—	$—	$—	$—	$—
Change in value of RUP awards granted during prior fiscal year that vested during this fiscal year, determined as of the vesting date. (b)	$11,406	$7,657	$28,985	$17,221	$109,125	$65,983
Change of ASC 718 fair value of LTIP awards granted during prior fiscal years that vested during this fiscal year, determined as of the vesting date. (c)	$(56,157)	$(26,026)	$49,933	$24,634	$65,359	$32,443
Change of ASC 718 fair value of PEP awards granted during prior fiscal years that vested during this fiscal year, determined as of the vesting date. (d)	$—	$—	$—	$—	$—	$—
Year-end ASC 718 fair value of RUP awards granted during this fiscal year. (e)	$670,710	$410,336	$830,703	$680,713	$976,117	$589,745
Year-end ASC 718 fair value of LTIP awards granted during this fiscal year. (f)	$717,249	$243,089	$992,181	$334,766	$403,555	$199,090
Year-end ASC 781 fair value of PEP awards granted during this fiscal year. (g)	$184,457	$300,957	$—	$—	$—	$—
Change of ASC 718 fair value of RUP awards granted during prior fiscal years, that remained outstanding at the end of this fiscal year. (e)	$77,171	$56,754	$144,605	$87,175	$84,524	$49,931
Change of ACS 718 fair value of LTIP awards granted during prior fiscal years, that remained outstanding at the end of this fiscal year. (h)	$(148,777)	$(50,071)	$78,882	$37,237	$57,340	$28,288
Change of ACS fair 718 of PEP awards granted during prior fiscal years, that remained outstanding at the end of this fiscal year. (d)	$—	$—	$—	$—	$—	$—
Total Adjustments	$(275,770)	$(60,292)	$454,142	$259,142	$266,600	$143,906

(a)
Three of our named executive officers, Mr. Steven Boyd, Mr. Brinkworth, and Mr. Scanlon, participate in our now-closed to new participants pension plan. During fiscal years 2021 and 2022, the negative changes in pension values were not included in the Summary Compensation Table.
(b)
Represents the change in the market value of the restricted units granted under the RUP between the November 15th vesting date of each fiscal year reported and the market value of those same units at the end of the previous fiscal year. The following table provides the market values on the November 15th vesting date for each of the fiscal years reported. For more information, please refer to the section titled “Restricted Unit Plan” in our CD&A.

Fiscal Year	Vesting Date Value
2023	$15.90
2022	$15.31
2021	$16.65

(c)
Represents the changes in the market values, between the end of the prior fiscal year and the end of the current fiscal year, of LTIP awards that completed their respective three-year measurement periods at the end of each of the fiscal years reported. The changes in values include dividend equivalents accrued throughout the year. For purposes of the LTIP, market value is the average of the closing prices of our units for the twenty trading days preceding the final day of each fiscal year reported. The following table provides the market values that were used to calculate payments made to our named executive officers and the percentage of the payment they actually earned. For more information, please refer to the section titled “Long-Term Incentive Plan” in our CD&A.

Fiscal Year	Fiscal Year During Which Award was Granted	Vesting Date Value	Percentage Applied to Market Value Based on Financial Performance Over Three-Year Measurement Period	Percentage Earned Based on Scorecard Goal Attainment
2023	2021	$14.82	105%	100%
2022	2020	$16.51	110%	N/A
2021	2019	$15.24	150%	N/A

(d)
Fiscal 2023 will be the first fiscal year during which PEP awards will vest. For more information, please refer to the section titled “2022 Phantom Equity Plan” in our CD&A.
(e)
Because awards under this plan vest in thirds (the first third on the first anniversary of the grant date; the second third on the second anniversary of the grant date; and the final third on the third anniversary of the grant date) and because distributions are not paid on behalf of or accrued on behalf of unvested restricted units, the market value of each outstanding tranche was calculated by subtracting the present value of the estimated distributions over the course of each tranche’s remaining vesting period from the fair value of an outstanding Common Unit of Suburban at the conclusion of each fiscal year reported.
(f)
Represents the values of LTIP awards granted during the fiscal years reported as if payments were earned at 100%. The value includes distribution equivalents accrued throughout the year. For purposes of the LTIP, market value is the average of the closing prices of our units for the twenty trading days preceding the final day of each fiscal year reported. The following table provides the market values that were used to calculate payments for our named executive officers and our assumption regarding the percentage of the LTIP payout that they would have earned if the three-year measurement period had concluded at the end of the fiscal year reported. For more information, please refer to the section titled “Long-Term Incentive Plan” in our CD&A.

Fiscal Year	Fiscal Year in Which the Measurement Period for this Year’s Award will End	Per Phantom Unit Fair Value at the End of the Fiscal Year Reported
2023	2025	$14.82
2022	2024	$16.51
2021	2023	$15.24

(g)
Because the PEP is settled in cash and because the plan does not provide for distribution equivalents, the values were calculated by multiplying outstanding awards by $15.89, the value of an outstanding SPH Common Unit at the end of fiscal 2023. Fiscal 2023 was the first year during which PEP awards were granted to our named executive officers.

(h)
Represents the values of LTIP awards granted in prior fiscal years, but remained outstanding at the end of the fiscal years reported. The values include distribution equivalents accrued throughout the fiscal years reported. For purposes of the LTIP, market value is the average of the closing prices of our units for the twenty trading days preceding the final day of each fiscal year reported. The following table provides the market values that were used to calculate payments for our named executive officers and our assumption regarding the percentage of the LTIP payout that they would have earned if the three-year measurement period had concluded at the end of the fiscal year reported. For more information, please refer to the section titled “Long-term Incentive Plan” in our CD&A.

Fiscal Year	Fiscal Year During Which Outstanding Award Granted in a Prior Fiscal Year Remained Outstanding at the End of this Fiscal Year was Granted	Value at the End of this Fiscal Year	Percentage that Would Be Applied to Market Value Based on Financial Performance if the End of this Fiscal Year Had Been the End of the Three-Year Measurement Period	Percentage Earned Based on Scorecard Goal Attainment if the End of this Fiscal Year Had Been the End of the Three-Year Measurement Period
2023	2022	$14.82	100%	100%
2022	2021	$16.51	120%	100%
2021	2020	$15.24	104%	N/A

For the fiscal year ended September 30, 2023, the most important financial performance measures used to link compensation actually paid to our named executive officers to company performance are Adjusted EBITDA, distributable cash flow, and total unitholder return. Payments under our Annual Cash Bonus Plan were determined, for the most part, by Adjusted EBITDA; LTIP payments were determined, for the most part, by distributable cash flow; and the value of compensation realized by our named executive officers when they are issued Common Units when their restricted units vest is inextricably linked to the performance of our Common Units.

Important Financial Performance Measures
Adjusted EBITDA
Distributable Cash Flow
Total Unitholder Return

The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining named executive officers with our Adjusted EBITDA.

Compensation Actually Paid Versus Adjusted EBITDA
Compensation Actually Paid ($)
Adjusted EBITDA (in millions $)
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$295
$290
$285
$280
$275
$270
$265
$3,381,847
$1,824,677
$4,414,143
$2,171,310
$3,692,734
$1,925,749
9/25/2021
9/24/2022
9/30/2023
Compensation Actually Paid to PEO Michael Stivala ($)
Average Compensation Actually Paid to Non-PEO NEOs ($)
Adjusted EBITDA (in millions $)

Compensation Actually Paid Versus Adjusted EBITDA
	Fiscal 2021	Fiscal 2022	Fiscal 2023
Compensation Actually Paid to PEO	$3,381,847	$4,414,143	$3,692,734
Average Compensation Actually Paid to Non-PEO named executive officers	$1,824,677	$2,171,310	$1,925,749
Adjusted EBITDA (in millions $)	$276	$291	$275

The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining named executive officers with our distributable cash flow.

Compensation Actually Paid Versus Distributable Cash Flow
Compensarion Actually Paid ($)
DCF (in millions)
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$215
$210
$205
$200
$195
$190
$185
$180
$175
$170
$3,381,847
$1,824,677
$4,414,143
$2,171,310
$3,692,734
$1,925,749
9/25/2021
9/24/2022
9/30/2023
Compensation Actually Paid to PEO Michael Stivala ($)
Average Compensation Actually Paid to Non-PEO NEOs ($)
Distributable Cash Flow (in millions $)

Compensation Actually Paid Versus Distributable Cash Flow
	Fiscal 2021	Fiscal 2022	Fiscal 2023
Compensation Actually Paid to PEO	$3,381,847	$4,414,143	$3,692,734
Average Compensation Actually Paid to Non-PEO named executive officers	$1,824,677	$2,171,310	$1,925,749
Distributable Cash Flow (in millions $)	$195	$212	$184

The Average Distributable Cash Flow, as defined above, of Suburban for the three-year measurement periods ending in fiscal 2021, 2022 and 2023 was $183.8 million, $192.1 million and $197.1 million, respectively.

The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining named executive officers to the total unitholder return performance of our Common Units with the total shareholder return of the Alerian MLP Index, the peer group we selected for comparison. The total return to our Unitholders and the Alerian MLP Index’s total return assumes that $100 was invested on September 26, 2020 and that all distributions or dividends were reinvested on a quarterly basis.

Compensation Actually Paid Versus Total Unitholder Return
Compensation Actually Paid ($)
Total Unitholder Return ($)
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$3,381,847
$1,824,677
$4,414,143
$2,171,310
$3,692,734
$1,925,749
9/25/2021
9/24/2022
9/30/2023
Compensation Actually Paid to PEO Michael Stivala ($)
Average Compensation Actually Paid to Non-PEO NEOs ($)
Total Unitholder Return ($)
Peer Group Total Unitholder Return ($)

Compensation Actually Paid Versus Total Unitholder Return
	Fiscal 2021	Fiscal 2022	Fiscal 2023
Compensation Actually Paid to PEO	$3,381,847	$4,414,143	$3,692,734
Average Compensation Actually Paid to Non-PEO named executive officers	$1,824,677	$2,171,310	$1,925,749
Our Total Unitholder Return ($)	$10.68	$25.33	$37.86
Our Peer Group's Total Shareholder Return	$68.97	$85.85	$133.07

SUPERVISORS’ COMPENSATION

The following table sets forth the compensation of the non-employee members of the Board of Supervisors of Suburban during fiscal 2023.

Supervisor	Fees Earned or Paid in Cash (1)	Unit Awards (2)	Total
Matthew J. Chanin	$135,000	$—	$135,000
Lawrence C. Caldwell	$95,000	$—	$95,000
Terence J. Connors	$115,000	$—	$115,000
William M. Landuyt	$95,000	$—	$95,000
Harold R. Logan Jr.	$95,000	$—	$95,000
Jane Swift	$110,000	$—	$110,000
Amy M. Adams	$47,500	$325,276	$372,776
Rommel M. Oates	$47,500	$325,276	$372,776

(1)
This includes amounts earned for fiscal 2023, including quarterly retainer installments for the fourth quarter of 2023 that were paid in November 2023. Because of their May 5, 2023 appointment as members of our Board of Supervisors, the cash payments reported for Ms. Adams and Mr. Rommel are for their attendance at the July and November board meetings.
(2)
At the end of fiscal 2023, Mr. Chanin held 19,127 unvested restricted units, Messieurs Caldwell, Connors, Landuyt, Logan and Ms. Swift each held 14,877 unvested restricted units, and Ms. Adams and Mr. Oates each held 26,008 unvested restricted units.

Note: The columns for reporting option awards, non-equity incentive plan compensation, changes in pension value and non-qualified deferred compensation plan earnings and all other forms of compensation were omitted from the Supervisor’s Compensation Table because Suburban does not provide these forms of compensation to its non-employee supervisors.

Fees and Benefit Plans for Non-Employee Supervisors

Annual Cash Retainer Fees. As the Chairman of the Board of Supervisors, Mr. Chanin receives an annual cash retainer of $135,000, payable in quarterly installments of $33,750 each. Each of the other non-employee Supervisors receives an annual cash retainer of $95,000 each, payable in quarterly installments of $23,750. As Chair of the Compensation Committee, Ms. Swift receives an additional annual cash retainer of $15,000, payable in quarterly installments of $3,750 each. As Chair of the Audit Committee, Mr. Connors receives an additional annual cash retainer of $20,000, payable in quarterly installments of $5,000 each.

Meeting Fees. The members of our Board of Supervisors receive no additional remuneration for attendance at regularly scheduled meetings of the Board or its Committees, other than reimbursement of reasonable expenses incurred in connection with such attendance.

Restricted Unit Plan. Each non-employee Supervisor is eligible to participate in our RUP. All awards vest in accordance with the provisions of the plan document (see the CD&A section titled “Restricted Unit Plan” for a description of the vesting schedule). Upon vesting, all awards are settled by issuing Common Units.

Additional Supervisor Compensation. Non-employee Supervisors receive no other forms of remuneration from us. The only perquisite provided to the members of the Board of Supervisors is the ability to purchase propane at the same discounted rate that we offer propane to our employees, the value of which was less than $10,000 in fiscal 2023 for each Supervisor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 22, 2024 regarding the beneficial ownership of Common Units by (a) each person or group known to Suburban, based upon its review of filings under Section 13(d) or (g) under the Exchange Act, to own more than 5% of the outstanding Common Units; (b) each member of the Board of Supervisors; (c) each executive officer named in the Summary Compensation Table above; and (d) all members of the Board of Supervisors and executive officers as a group. Except as set forth in the notes to the table, each individual or entity has sole voting and investment power over the Common Units reported.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
ALPS Advisers, Inc. and its advised entities (a)	227,677	16.8%
Michael A. Stivala (b)	182,677	*
Michael A. Kuglin (c)	115,461	*
Steven C. Boyd (d)	149,697	*
Douglas T. Brinkworth (e)	96,719	*
Neil Scanlon (f)	106,633	*
Matthew J. Chanin (g)	56,131	*
Harold R. Logan, Jr. (h)	35,077	*
Jane Swift (h)	23,697	*
Lawrence C. Caldwell (h)	54,952	*
Terence J. Connors (h)	43,145	*
William M. Landuyt (h)	53,645	*
Amy M. Adams (i)	—	*
Rommel M. Oates (i)	—	*
All Members of the Board of Supervisors and Executive Officers, as a group (27 persons) (j)	1,339,626	2.1%

(1) With the exception of the 10,743,954 units held by Alerian MLP ETF (of which Suburban has no knowledge, see note (a) below) and 784 units held by the General Partner (see note (b) below), the above listed units may be held in brokerage accounts where they are pledged as security.

(2) Based upon 64,021,749 Common Units outstanding on March 22, 2024.

* Less than 1%.

(a) Based on a Schedule 13G filed on February 5, 2024 by ALPS Advisors, Inc. and Alerian MLP ETF, which indicates that as of December 31, 2023, ALPS Advisors, Inc. and Alerian MLP ETF each have the shared power to vote or to direct the vote of 10,743,954 Common Units and the shared power to dispose or to direct the disposition of 10,743,954 Common Units. The Schedule 13G indicates that ALPS Advisors, Inc. may be deemed to be a beneficial owner of these Common Units for purposes of Rule 13d-3 because it and certain affiliates have shared power to retain or dispose of Common Units held by funds that it advises. We make no representation as to the accuracy or completeness of the information reported. The address of the principal business office of each of ALPS Advisors, Inc. and Alerian MLP ETF is 1290 Broadway, Suite 1000, Denver, CO 80203.

(b) Includes 784 Common Units held by the General Partner, of which Mr. Stivala is the sole member. Excludes 105,614 unvested restricted units, none of which will vest in the 60-day period following March 22, 2024.

(c) Excludes 61,940 unvested restricted units, none of which will vest in the 60-day period following March 22, 2024.

(d) Excludes 64,879 unvested restricted units, none of which will vest in the 60-day period following March 22, 2024.

(e) Excludes 61,940 unvested restricted units, none of which will vest in the 60-day period following March 22, 2024.

(f) Excludes 55,496 unvested restricted units, none of which will vest in the 60-day period following March 22, 2024.

(g) Excludes 9,563 unvested restricted units, none of which will vest in the 60-day period following March 22, 2024.

(h) Excludes 7,438 unvested restricted units, none of which will vest in the 60-day period following March 22, 2024.

(i) Excludes 26,008 unvested units, of which 8,670 will vest in the 60-day period following March 22, 2024.

(j) Inclusive of the unvested restricted units referred to in footnotes (b), (c), (d), (e), (f), (g), (h) and (i), above, the reported number of units excludes 797,170 unvested restricted units, of which 22,855 will vest in the 60-day period following March 22, 2024.

Securities Authorized for Issuance Under the Restricted Unit Plan

The following table sets forth certain information, as of September 30, 2023, with respect to Suburban’s Restricted Unit Plan, under which restricted units of Suburban, as described in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on November 22, 2023, are authorized for issuance.

Plan Category	Number of Common Units to be issued upon vesting of restricted units (a)		Weighted-average grant date fair value per restricted unit (b)	Number of restricted units remaining available for future issuance under the Restricted Unit Plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,366,362	(2)	$12.94	704,985
Equity compensation plans not approved by security holders	—		—
Total	1,366,362		$12.94	704,985

(1) Relates to the Restricted Unit Plan.

(2) Represents number of restricted units that, as of September 30, 2023, had been granted under the Restricted Unit Plan but had not yet vested.

RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR 2024 FISCAL YEAR

(Proposal No. 2 on the Proxy Card)

Our Board’s Audit Committee has appointed PricewaterhouseCoopers LLP, which we refer to as “PwC,” to serve as our independent registered public accounting firm and to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for our 2024 fiscal year. Representatives of PwC are expected to be present at the Meeting and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

Ratification of our independent registered public accounting firm by our Unitholders is not required by the MLP Agreement or otherwise. In the event that our Unitholders fail to ratify the appointment of PwC, the Audit Committee will reconsider whether or not to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2024 fiscal year, or for subsequent fiscal years, if the Audit Committee determines that such a change would be in our best interests.

Because the Board values our Unitholders’ views on our independent registered public accounting firm, it has determined to periodically submit the selection of that firm to our Unitholders for ratification. The MLP Agreement provides for tri-annual meetings of our Unitholders (once every 3 years), and the Board has determined that period to be the appropriate one for soliciting the views of our Unitholders regarding our independent registered public accounting firm. At this time, however, we are asking our Unitholders to ratify the selection of PwC as our independent registered public accounting firm only for our fiscal year ending September 28, 2024.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees for services related to fiscal years 2023 and 2022 provided to us by PwC.

	Fiscal 2023	Fiscal 2022
Audit Fees (a)	$2,325,000	$2,104,935
Tax Fees (b)	933,067	912,000
All Other Fees (c)	5,400	5,500
Total	$3,263,467	$3,022,435

(a) Audit Fees consist of professional services rendered for the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, including reviews of our quarterly financial statements, as well as the issuance of consents in connection with other filings made with the Securities and Exchange Commission.

(b) Tax Fees consist of fees for professional services related to tax reporting, tax compliance and transaction services assistance.

(c) All Other Fees represent fees for the purchase of a license to an accounting research software tool.

The Audit Committee has adopted a formal policy concerning the approval of audit and non-audit services to be provided to us by PwC. The policy requires that all services PwC may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by PwC during fiscal 2023 and fiscal 2022.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required for the approval of this Accountant Ratification Proposal. The Board of Supervisors unanimously recommends a vote FOR this Accountant Ratification Proposal.

APPROVAL OF THE AMENDED AND RESTATED 2018 RESTRICTED UNIT PLAN

(Proposal No. 3 on the Proxy Card)

Our Board of Supervisors is recommending the approval of an amendment and restatement of the 2018 Restricted Unit Plan, which we hereafter refer to as the “Amended Plan.” Capitalized terms used but not defined herein have the meanings given to such terms in the Amended Plan.

Reasons for Adoption of the Amended Plan

The 2018 Restricted Unit Plan as currently in effect (the “Existing 2018 Plan”) was originally approved by our Unitholders at their 2018 Tri-Annual Meeting and terminates by its terms on May 31, 2028. The Existing 2018 Plan is intended to enhance Suburban’s long-term value by offering opportunities to our executive officers, key employees and Supervisors to acquire a proprietary interest in Suburban and to link their interests and efforts to the long-term interests of our Unitholders. The Amended Plan, which is subject to approval of the Unitholders, incorporates all terms of the Existing 2018 Plan and includes the following material changes from the Existing 2018 Plan:

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Increase in Common Units Reserved for Issuance. The current aggregate Common Unit reserve will be increased by an additional 2,650,000 Common Units, for a total of 6,175,000 Common Units reserved for issuance under the Amended Plan (this increase represents approximately 4.00% of the 64,021,749 Common Units issued and outstanding as of March 22, 2024). At the end of fiscal 2023, there were 704,985 Common Units available under the Existing 2018 Plan, which as of March 22, 2024, has decreased to 249,330 Common Units as a result of fiscal 2024 grants. Including the 2024 grants as of March 22, 2024, we had 1,140,883 unvested restricted units outstanding in aggregate, comprising all equity units outstanding. During fiscal years 2021, 2022 and 2023, an average of 745,409 (or 1.16% of the total outstanding Common Units as of March 22, 2024) unvested restricted units were awarded each year under the Existing 2018 Plan. Based on this current average annual run rate of restricted unit awards, the remaining available Common Units authorized under the Existing 2018 Plan will provide us with less than one year of awards with which to reward and retain our and our affiliates’ key managers, other employees, and executive officers and our Supervisors (representing a total pool of potentially eligible recipients of approximately 107 individuals). The ability to grant restricted unit awards is a significant component of our compensation philosophy. Although the reasons for granting awards can vary, the primary objective of granting a restricted unit award to a recipient is to retain the recipient’s services over the vesting period while, at the same time, providing an incentive opportunity that further aligns the recipient’s long-term interests with the long-term interests of our Unitholders. The Board believes the increase in the number of Common Units reserved under the Amended Plan is necessary to ensure a sufficient amount of Common Units remain available for grant to allow us to continue to utilize equity incentives to attract and retain talent.
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Limitations on Share Recycling. The number of Common Units reserved for issuance under the Amended Plan will be reduced by any Common Units that are used to satisfy tax withholding obligations with respect to an award.
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Extension of the Term. The term of the Amended Plan will be extended until May 30, 2034. The term of the Existing 2018 Plan expires on May 31, 2031.

Summary of the Material Terms of the Amended Plan

The following description of the Amended Plan is only a summary and is qualified in its entirety by reference to the Amended Plan, a copy of which is included in this Proxy Statement as Appendix A.

General Provisions

Purpose of the Amended Plan. The purpose of the Amended Plan is to strengthen Suburban by providing an incentive to certain selected key managers, executive officers and Supervisors of Suburban and its affiliates and thereby encouraging them to devote their abilities and industry to the success of Suburban’s business enterprise in such a manner as to maximize Suburban’s value.

Administration of the Amended Plan. The Amended Plan is administered by the Compensation Committee of the Board of Supervisors, which we hereafter refer to as the “Committee”, that currently consists of four Supervisors, none of whom are officers or employees of Suburban or its affiliates. Subject to the terms and conditions of the Amended Plan, the Committee’s authority under the Amended Plan includes the power to:

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select award recipients;
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set the terms and conditions of awards;
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interpret the terms of the Amended Plan and any awards granted under the Amended Plan;
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adjust awards to reflect certain changes in the Common Units, such as a change in capitalization; and
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generally, exercise such powers and perform such acts as the Committee deems necessary or advisable to promote the best interests of Suburban with respect to the Amended Plan.

All decisions and determinations by the Committee are final, binding and conclusive upon grantees, Suburban and all other interested individuals. The Committee may delegate to any individual or committee of individuals the responsibility to carry out any of its rights and duties with respect to the Amended Plan.

Eligibility to Participate in the Amended Plan. Employees of Suburban or its affiliates and non-employee Supervisors are eligible to be designated a grantee under the Amended Plan. An individual becomes a “grantee” upon the grant of an award. Which employees or Supervisors are granted awards, and the timing, terms and provisions, and number of Common Units subject to an award, are all at the discretion of the Committee. Currently, there are approximately 107 employees of Suburban and its affiliates and eight non-employee Supervisors eligible to participate in the Amended Plan. All awards are evidenced by a written award agreement entered into by Suburban and the grantee setting forth the terms and provisions applicable to an award granted under the Amended Plan. For purposes of the Amended Plan, the “affiliates” include (i) any corporation, partnership, limited liability company, or other entity that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Suburban; and (ii) any entity in which Suburban holds a material equity interest and that is designated by the Committee as an “affiliate” for purposes of the Amended Plan.

Term of the Amended Plan. Unless earlier terminated, the Amended Plan will be effective for 10 years following its effective date, or until June 1, 2034. Upon expiration of the term of the Amended Plan, no additional awards may be granted. However, previously granted awards will remain outstanding in accordance with their terms and conditions.

Amendment of the Amended Plan. The Amended Plan may be modified, amended, suspended or terminated prior to the expiration of its term by the Committee at any time, subject to certain limitations, and awards granted under the Amended Plan may be modified, amended, suspended or terminated by the Committee at any time. However, no such action may, without a grantee’s consent, impair or adversely affect any previously granted award nor deprive any grantee of any Common Units already acquired through or as a result of the Amended Plan. Further, no amendment of the Amended Plan that would require Unitholder approval under applicable law, rule or regulation may become effective without such Unitholder approval.

Restricted Unit Awards

Description of Restricted Unit Awards. The Amended Plan provides for the grant of restricted Common Units of Suburban. No Common Units are actually issued on the grant of an award of restricted Common Units; rather, a restricted Common Unit award is the right to receive a specified number of Common Units upon vesting. The number of Common Units credited is recorded in a bookkeeping account.

Common Units Authorized Under the Amended Plan. Subject to adjustment and the unit counting rules under the Plan, and subject to possible amendment of the Amended Plan, as described above, the total number of Common Units that may be granted under the Amended Plan is 6,175,000. The number of awards granted, and the number of Common Units subject to each award, are at the discretion of the Committee. Any Common Units that are forfeited by a grantee will become available for subsequent awards under the Amended Plan. The number of Common Units available for awards under the Amended Plan will be reduced by any Common Units used to satisfy tax withholding obligations.

We anticipate filing a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the amount of new Common Units to be included in the aggregate Common Unit reserve under the Amended Plan, effective upon and subject to Unitholder approval of the Amended Plan, as soon as practicable following such Unitholders’ approval of the Amended Plan.

Vesting of Restricted Unit Awards. To be eligible to receive the benefit of a restricted unit award, the grantee must remain in the service of Suburban or its affiliates throughout the applicable vesting period, except in circumstances set forth below. Vesting occurs upon continuation of service for a period of time, as specified in the award agreement. Unless otherwise set forth in the award agreement, restricted unit awards vest one third on each of the first three anniversaries of the award grant date. Suburban will generally distribute the applicable number of fully vested Common Units to the grantee on the applicable vesting date.

The Amended Plan continues to prohibit the vesting of restricted unit awards before the first anniversary of the award grant date except in very limited circumstances – no more than 5% of the total restricted unit awards that may be granted under the Plan, in Change of Control situations or upon the death or disability of the grantee.

Vesting Example. 100 restricted Common Units are granted on July 2, 2024 with the following vesting schedule:

% of Grant Vested	Vesting Date
33.3%	July 2, 2025
33.3%	July 2, 2026
33.3%	July 2, 2027

On July 2, 2025, 34% (after rounding up) of the original Common Units are no longer “restricted” and will be distributed to the grantee. On July 2, 2026, an additional 34% of the original Common Units are no longer “restricted” and will be distributed to the grantee. And on July 2, 2027, the remaining 32% of the original Common Units are no longer “restricted” and will be distributed to the grantee.

Rights of Common Units. Grantees will not have the rights of a Unitholder, including the rights to vote the units and to receive distributions, until the Common Units have vested and are distributed to the grantee. When restrictions on the restricted unit award lapse (i.e., the award vests), the grantee becomes the owner of unrestricted Common Units and Suburban will deliver to the grantee the number of vested Common Units.

Termination of Service Before Vesting. Unless the award agreement provides otherwise, upon termination of the grantee’s service with Suburban and its affiliates, the grantee will forfeit the unvested portion of his or her restricted unit award, except (i) in the event that service is terminated without Cause or the grantee terminates service for Good Reason, in each case within six months prior to a Change of Control, the unvested portion of the award will not be forfeited and it will vest and the applicable number of fully vested Common Units will be distributed upon the Change of Control; (ii) if service is terminated on account of Disability, any award held by the grantee on the date on which the grantee’s eligibility for active health and welfare benefits terminates will vest upon the six month anniversary of that date and the applicable number of fully vested Common Units will be distributed on the day following the vesting date; (iii) if service terminates as a result of the grantee’s death, any award held by the grantee on the date of death will vest upon the six month anniversary of such termination and the applicable number of fully vested Common Units will be distributed to the grantee’s estate on the day following the vesting date; and (iv) if service is terminated on account of the grantee’s Retirement, any award that has been held for at least twelve months will vest six months after the effective date of the grantee’s retirement and the applicable number of fully vested Common Units will be distributed on the day following the vesting date.

Disposition of Common Units

Sale of Common Units Acquired Under the Amended Plan. Subject to the limitations in the federal securities laws, a grantee may generally sell vested Common Units acquired under the Amended Plan upon vesting at any time after vesting without restriction.

Certain U.S. Federal Income Tax Consequences

The following is a general description of certain U.S. federal income tax consequences applicable to restricted unit awards granted under the Amended Plan to an individual that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, which we hereafter refer to as the “Code,” as applicable under the Code, regulations thereunder and current administrative rulings and court decisions, all of which are subject to change at any time, possibly with retroactive effect, and may vary in individual circumstances. Subsequent changes in authorities may cause the tax consequences to vary substantially from the consequences described below. State, local and foreign tax treatment, which is not discussed below, may vary from federal income tax treatment. No attempt has been made in the following discussion to comment on all U.S. federal income tax matters affecting a grantee, including with respect to any gift, estate, net investment income or social security tax consequences that may be applicable, and Suburban is not in a position to assure a grantee of any particular tax result. Accordingly, each grantee should consult, and should depend on, his or her own tax advisor in analyzing the U.S. federal, state, local and foreign tax and other tax consequences that may be relevant to a grantee, in light of such grantee’s particular situation.

U.S. Federal Income Tax Liability Upon Grant and Vesting of a Restricted Unit Award. For U.S. federal income tax purposes, although grantees will not recognize income on the date of a grant of a restricted unit award under the Amended Plan, they will recognize income equal to the average of the high and low trading prices of Suburban’s Common Units that become vested and distributable on each applicable vesting date. Upon issuance of vested Common Units to a grantee, the grantee will be required to report on his or her income tax return his or her share of Suburban’s income, gains, losses and deductions without regard to whether Suburban makes cash distributions to him or her, and the grantee’s share of such items will be provided to the grantee on an IRS Schedule K-1 (“Partner’s Share of Income, Deductions, Credits, etc.”).

Tax Basis in Suburban Common Units. A grantee’s original tax basis in the Common Units is the average of the high and low trading prices of Suburban’s Common Units on the vesting date of such Common Units. If the grantee continues to hold the units, this original tax basis will be adjusted as follows:

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increased by the grantee’s distributive share of partnership taxable income and any increase in the grantee’s share of nonrecourse liabilities;
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decreased, but not below zero, by the grantee’s distributive share of partnership losses and any decrease in the grantee’s share of nonrecourse liabilities; and
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decreased by distributions (cash distributions generally will not be taxable to the grantee for U.S. federal income tax purposes to the extent of the tax basis the Grantee has in his or her Common Units immediately before such cash distribution).

Sale of Common Units. The total gain or loss is calculated as the difference between the grantee’s amount realized and the grantee’s adjusted tax basis in the Common Units sold. A grantee’s amount realized is measured by the sum of the cash and the fair market value of other property received plus the grantee’s share of Suburban’s nonrecourse liabilities. Gain or loss recognized by a grantee on the sale or exchange of a Common Unit will generally be a capital gain or loss, and capital gain recognized on the sale of Common Units held for more than one year will generally be taxed at a more favorable rate. A portion of this gain or loss (which could be substantial), however, will be separately computed and will be classified as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or other unrealized receivables or to inventory items owned by Suburban. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of the Common Units and will be recognized even if there is a net taxable loss realized on the sale of the Common Units. Thus, a grantee may recognize both ordinary income and a capital loss upon a disposition of Common Units. The deductibility of capital losses is subject to limitations. Suburban will provide the grantee with a sales schedule with its IRS Schedule K-1 to assist in characterizing the grantee’s gain properly.

Section 409A. Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a grantee’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. It is intended that awards under the Amended Plan will be exempt from or comply with the requirements of Section 409A of the Code, although Suburban does not assure any grantee of any particular tax treatment of an award under the Amended Plan.

Miscellaneous Provisions

Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Amended Plan is not subject to ERISA.

Assignment or Transfer of Awards Under the Amended Plan. Restricted Common Unit awards are not transferable until the award is vested and the vested Common Units have been issued to the grantee.

No Right to Remain in the Service of Suburban. Nothing in the Amended Plan or in any award agreement under the Amended Plan is intended to provide any person with the right to remain in the service of Suburban or any of its affiliates for any specific period. Both the grantee and Suburban (and if applicable its affiliates) will each have the right to terminate the grantee’s service at any time and for any reason, with or without cause.

Events or Transactions that Affect Suburban Common Units. In the event of any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number or kind of units or other securities of Suburban, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, recapitalization, cash dividend, unit split, reverse unit split, split up, spin-off, combination or exchange of units, property dividend, issuance of warrants or rights or other convertible securities, unit distribution, repurchase of units, change in corporate structure or otherwise, in any case that does not occur in connection with a Change of Control, the Committee shall conclusively determine the appropriate adjustments, if any, to:

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the maximum number and class of Common Units or other units or securities with respect to which awards may be granted under the Amended Plan; and
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the number of Common Units or other units or securities which are subject to outstanding awards and the purchase price thereof, if applicable.

Securities Authorized for Issuance Under the Restricted Unit Plan

The following table sets forth certain information, as of September 30, 2023, with respect to our 2018 Restricted Unit Plan, under which restricted units are authorized for issuance. See the subheading “Restricted Unit Plan” in the “Compensation Discussion and Analysis” above.

Plan Category	Number of Common Units to be issued upon vesting of restricted units (a)		Weighted-average grant date fair value per restricted unit (b)	Number of restricted units remaining available for future issuance under the Restricted Unit Plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,366,362	(2)	$12.94	704,985
Equity compensation plans not approved by security holders	—		—	—
Total	1,366,362		$12.94	704,985

(1) Relates to the 2018 Restricted Unit Plan.

(2) Represents number of restricted units that, as of September 30, 2023, had been granted under the 2018 Restricted Unit Plan, but had not yet vested.

New Plan Benefit

It is not possible at this time to determine whether any awards will be made under the Amended Plan for future fiscal years. Awards under the Amended Plan are made at the discretion of the Compensation Committee of the Board of

Supervisors and the Committee has not yet granted awards under the Amended Plan. As of March 22, 2024, the closing price of a Common Unit was $20.62.

Vote Required and Recommendation of the Board of Supervisors

Under the rules of the NYSE, the affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, is required to approve this Restricted Unit Plan Proposal. The Board of Supervisors recommends a vote FOR approval of the Amended Plan.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 4 on the Proxy Card)

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd- Frank Wall Street Reform and Consumer Protection Act) and the related rules of the Securities and Exchange Commission, we are providing our Unitholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives our Unitholders the opportunity to express their views on the design and effectiveness of our executive compensation program for our named executive officers.

As described in detail in the Compensation Discussion and Analysis beginning on page 25 of this Proxy Statement, our executive compensation program is underpinned by two core objectives:

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To attract and retain talented executives who have the skills and experience required to achieve our goals; and
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To align the short-term and long-term interests of our named executive officers with those of our Unitholders.

We accomplish these objectives by providing our executive officers with compensation packages that provide a competitive base salary combined with the opportunity to earn both short-term and long-term cash incentives based on the achievement of short-term and long-term performance objectives under a pay-for-performance compensation philosophy. Recognizing that certain external factors, such as the severity and unpredictability of winter weather patterns, may have a significant influence on annual financial performance in any given year, the Compensation Committee evaluates additional factors in determining the amount of incentive compensation earned. The various components of compensation provided to our named executive officers, excluding base salary, are specifically linked to either short-term or long-term performance measures, and encourage equity ownership in Suburban. Therefore, our executive compensation packages are designed to achieve our overall goal of sustainable, profitable growth by rewarding our named executive officers for behaviors that facilitate our achievement of this goal.

We align the short-term and long-term interests of our named executive officers with the short-term and long-term interest of our Unitholders by:

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Providing our named executive officers with an annual incentive target that encourages them to achieve or exceed targeted financial results and operating performance for a particular fiscal year;
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Providing a long-term incentive plan that encourages our named executive officers to implement activities and practices conducive to sustainable, profitable growth;
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Providing our named executive officers with restricted units and phantom equity in order to encourage the retention of the participating named executive officers and their equity ownership in Suburban, while simultaneously encouraging behaviors conducive to the long-term appreciation of our Common Units; and
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Providing our named executive officers with distribution equivalent rights to encourage behaviors conducive to distribution sustainability and growth.

We believe that our executive compensation programs satisfy our overall goal of sustainable, profitable growth.

Accordingly, the Board of Supervisors recommends that the Unitholders approve the following advisory resolution:

“RESOLVED, that the compensation paid to Suburban’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Although the vote is non-binding, the Board and its Compensation Committee value the opinions expressed by Unitholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Section 14A of the Exchange Act also requires public companies to allow their shareholders to have an advisory vote on whether say-on-pay proposals should be voted on by those shareholders every 1, 2, or 3 years. We are not including such a proposal at the upcoming Meeting because the MLP Agreement provides for tri-annual meetings of our

Unitholders (once every 3 years); however, we will, for so long as Section 14A requires us to do so, include a say-on-pay proposal at each tri-annual meeting of Unitholders.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required for the approval of this Say-on-Pay Proposal. The Board of Supervisors unanimously recommends a vote FOR this Say-on-Pay Proposal.

APPENDICES

Appendix A – Form of Suburban Propane Partners, L.P. Amended and Restated 2018 Restricted Unit Plan

Appendix A

SUBURBAN PROPANE PARTNERS, L.P.

AMENDED AND RESTATED

2018 RESTRICTED UNIT PLAN

EFFECTIVE JUNE 1, ~~2021~~2024

ARTICLE I

PURPOSE AND APPROVAL

The purpose of this Plan is to strengthen Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing an incentive to certain selected employees and Supervisors of the Partnership and its Affiliates, and thereby encouraging them to devote their abilities and industry to the success of the Partnership’s business enterprise in such a manner as to maximize the Partnership’s value. It is intended that this purpose be achieved by extending to such individuals an added long-term incentive for continued service to the Partnership in the form of rights to receive Common Units (as hereinafter defined) of the Partnership, and to encourage Common Unit ownership in order to further align the interests of the participants with the interests of the Partnership’s Unitholders.

This Plan was originally effective as of June 1, 2021 and was approved by the limited partners of the Partnership at their tri-annual meeting held on May 18, 2021. This Plan, in the form set forth herein, is effective as of the ~~Effective~~ Amendment Date (as defined below) and was approved by the limited partners of the Partnership at their tri-annual meeting held on May ~~18, 2021~~21, 2024.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, unless otherwise specified in an Agreement, capitalized terms shall have the following meanings:

2.1 “Act” shall mean the Securities Act of 1933, as amended.

2.2 “Affiliate” shall mean (i) any corporation, partnership, limited liability company, or other entity that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Partnership and (ii) any other entity in which the Partnership has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee. For purposes of this Section 2.2, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise.

2.3 “Agreement” shall mean the written agreement between the Partnership and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.4 “Amendment Date” shall mean June 1, 2024.

2.5 “Award” shall mean a grant of restricted Common Units pursuant to the terms of this Plan.

2.6 “Beneficial Ownership” shall be determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

2.7 “Board” shall mean the Board of Supervisors of the Partnership.

2.8 “Cause” shall mean, unless otherwise provided in an Agreement or in a written employment agreement between the Grantee and the Partnership or any of its Affiliates, (a) the Grantee’s gross negligence or willful misconduct in the performance of the Grantee’s duties, (b) the Grantee’s willful or grossly negligent failure to perform the Grantee’s duties, which failure remains uncured thirty days after the Partnership or one of its Affiliates delivers written notice of such failure to the Grantee, (c) the material breach by the Grantee of any written covenants to the Partnership or any of its Affiliates, which breach remains uncured thirty days after the Partnership or one of its Affiliates delivers written notice of such failure to the Grantee, (d) dishonest, fraudulent or unlawful behavior by the Grantee (whether or not in conjunction with employment) or the Grantee being subject to a judgment, order or decree (by consent or otherwise) by any governmental or regulatory authority which restricts the Grantee’s ability to engage in the business conducted by the Partnership or any of its Affiliates, or (e) willful or reckless breach by the Grantee of any policy adopted by the Partnership or any of its Affiliates concerning conflicts of interest, standards of business conduct, fair employment practices or compliance with applicable law. For purposes of the Plan, no act or failure to act on a Grantee’s part will be considered “willful” unless done, or omitted to be done, by the Grantee not in good faith or without a reasonable belief that the action or omission was in the best interests of the Partnership and its Affiliates.

2.9 “Change in Capitalization” shall mean any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number or kind of units or other securities of the Partnership, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or other convertible securities, unit distribution, unit split or reverse unit split, cash dividend, property dividend, combination or exchange of units, repurchase of units, change in corporate structure or otherwise; in each case provided that such increase, reduction or other change does not occur in connection with a Change of Control.

2.10 “Change of Control” shall mean:

(a) the date (which must be a date subsequent to the Effective Date) on which any Person (including the Partnership’s general partner) or More than One Person Acting as a Group (other than the Partnership and/or its Affiliates) acquires, during the 12 month period ending on the date of the most recent acquisition, Common Units or other voting equity interests eligible to vote for the election of Supervisors (or of any entity, including the Partnership’s general partner, that has the same authority as the Board to manage the affairs of the Partnership) (“Voting Securities”) representing thirty percent (30%) or more of the combined voting power of the Partnership’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities which have been acquired in a “Non-Control Acquisition” shall be excluded from the numerator. A “Non-Control Acquisition” shall mean an acquisition of Voting Securities (x) by the Partnership, any of its Affiliates and/or an employee benefit plan (or a trust forming a part thereof) maintained by any one or more of them, or (y) in connection with a “Non-Control Transaction;” or

(b) the date of the consummation of (x) a merger, consolidation or reorganization involving the Partnership, unless (A) the holders of the Voting Securities of the Partnership immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger, consolidation or reorganization (the “Surviving Entity”) in substantially the same proportion as their ownership of the Voting Securities of the Partnership immediately before such merger, consolidation or reorganization, and (B) no person or entity (other than the Partnership, any Affiliate, any employee benefit plan (or any trust forming a part thereof) maintained by the Partnership, any Affiliate, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of more than twenty five percent (25%) of the then outstanding Voting Securities of the Partnership), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity’s then outstanding Voting Securities; or (y) the sale or other disposition of forty percent (40%) of the total gross fair market value of all the assets of the Partnership to any Person or More than One Person Acting as a Group (other than a transfer to an Affiliate). For this purpose, gross fair market value means the value of the assets of the Partnership, or the value of the assets being disposed of, determined without regard to any liability associated with such assets. A transaction described in clause (A) or (B) of subsection (x) hereof shall be referred to as a “Non-Control Transaction;” or

(c) the date a majority of the members of the Board is replaced during any twelve-month period by the action of the Board taken when a majority of the Supervisors who are then members of the Board are not Continuing Supervisors (for purposes of this section, the term “Continuing Supervisor” means a Supervisor who was either (A) first elected or appointed as a Supervisor prior to the Effective Date; or (B) subsequently elected or appointed as a Supervisor if such Supervisor was nominated or appointed by at least a majority of the then Continuing Supervisors);

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Partnership which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Partnership, and after such acquisition of Voting Securities by the Partnership, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur. In addition, so long as Section 409A of the Code (or any successor provision thereto) remains in effect, notwithstanding anything herein to the contrary, none of the foregoing events shall be deemed to be a “Change of Control” unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulations and guidance promulgated thereunder.

2.11 “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor to the Internal Revenue Code of 1986.

2.12 “Committee” shall mean the Compensation Committee of the Board, or any successor committee of the Board responsible for administering executive compensation. The powers of the Committee under the Plan may be exercised by the Board, consistent with the provisions of the Code, the Exchange Act and the regulations thereunder.

2.13 “Common Units” shall mean the common units representing limited partnership interests of the Partnership.

2.14 “Cure Period” shall mean the thirty-day period, following receipt by the Vice President of Human Resources (or an acting equivalent) of a notification by a Grantee that a Good Reason event has occurred, during which the Partnership has the option of rectifying the Good Reason event.

2.15 “Disability” shall have the same meaning that such term (or similar term) has under the Partnership’s long-term disability policy then in effect, or as otherwise determined by the Committee.

2.16 “Effective Date” shall mean June 1, 2021.

2.17 “Employment,” or derivative terms, when used with respect to a Supervisor, shall mean service on the Board. With respect to an employee of the Partnership or its Affiliates, the duration of a Grantee’s employment with the Partnership or its Affiliates shall be calculated using the effective date of that Grantee’s commencement of employment with, or most recent rehire by, the Partnership or any Affiliate, as determined by and maintained in the records of the Partnership’s Human Resources Department as that Grantee’s “Company Seniority Date.”

2.18 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” per unit on any date shall mean the average of the high and low sale prices of the Common Units on such date on the principal national securities exchange on which such Common Units are listed or admitted to trading, or if such Common Units are not so listed or admitted to trading, the arithmetic mean of the per Common Unit closing bid price and per Common Unit closing asked price on such date as quoted on the ~~National Association of Securities Dealers Automated Quotation System~~New York Stock Exchange or such other market on which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Common Units on such date, the Fair Market Value shall be the value established by the Committee in good faith.

2.20 “Good Reason” shall mean, unless otherwise provided in an Agreement or in a written employment agreement between the Grantee and the Partnership or its Affiliate, (a) any failure by the Partnership or any of its Affiliates to comply in any material respect with the compensation provisions of a written employment agreement between the Grantee and the Partnership or its Affiliate, (b) a material adverse change in the Grantee’s title without the Grantee’s consent, or (c) the assignment to the Grantee, without the Grantee’s consent, of duties and responsibilities materially inconsistent with Grantee’s level of responsibility. For purposes of this provision and Section 5.2, a Grantee may terminate employment with the Partnership or one of its Affiliates for Good Reason only if such termination occurs within ninety days following the date of the Good Reason event.

2.21 “Grantee” shall mean a person to whom an Award has been granted under the Plan.

2.22 “More than one Person Acting as a Group” has the same meaning as set forth in Treasury Regulation 1.409A-3(i)(5)(v)(B).

2.23 “Partnership” shall mean Suburban Propane Partners, L.P., a Delaware limited partnership, and its successors.

2.24 “Person” shall mean a natural person or any entity and shall include two or more Persons acting as a partnership, limited partnership, limited liability company, syndicate, or other group.

2.25 “Plan” shall mean this Suburban Propane Partners, L.P. Amended and Restated 2018 Restricted Unit Plan.

2.26 “Retirement” shall mean voluntary termination of employment by a Grantee who has attained age 55 and who has been employed by the Partnership, its Affiliates, or its predecessors for 10 years or more, in connection with a bona fide intent by the Grantee to no longer seek full time employment in the industries in which the Partnership or any of its

Affiliates then participates. Retirement shall not include voluntary termination of employment by a Grantee in response to, or anticipation of, a termination of employment for Cause by the Partnership or any of its Affiliates. For purposes of this definition, a Grantee’s employment with an Affiliate shall be deemed to commence on the date such entity becomes an “Affiliate” within the meaning of the Plan, unless otherwise provided in an Agreement.

2.27 “Supervisor” shall mean any member of the Board who is not an employee of the Partnership or any of its Affiliates.

ARTICLE III

ADMINISTRATION OF THE PLAN

3.1 This Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of this Plan. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. Notwithstanding anything else herein to the contrary, the Committee may delegate to any individual or committee of individuals the responsibility to carry out any of its rights and duties with respect to the Plan. No member of the Committee or any individual to whom it has delegated any of its rights and duties shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his own willful misfeasance, gross negligence or reckless disregard of his duties. The Partnership hereby agrees to indemnify each member of the Committee and its delegates for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization for any transaction hereunder.

3.2 Each member of the Committee shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” within the meaning of the listing standards of the New York Stock Exchange.

3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power, consistent with Rule 16b-3 under the Exchange Act, from time to time to:

(a)	select those employees and Supervisors to whom Awards shall be granted and to determine the terms and conditions (which need not be identical) of each such Award;

(b)	make any amendment or modification to any Agreement consistent with the terms of the Plan;

(c)

construe and interpret the Plan and the Awards, and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement or between the Plan and any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or its delegates in the exercise of this power shall be final, binding and conclusive upon the Partnership, its Affiliates, the Grantees and all other persons having any interest therein;

(d)	exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e)	generally, exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Partnership with respect to the Plan.

3.4 Common Unit Reserve. Subject to adjustment as provided in Article 7, the total number of restricted Common Units that may be made subject to Awards granted under the Plan shall be 6,175,000, consisting of 3,525,000 Common Units approved by unitholders as of the Effective Date and 2,650,000 Common units approved by unitholders as of the Amendment Date subject to the unitholder approval requirements set forth in Section 9.6. The number of Common Units available for Awards under the Plan shall be reduced by any Common Units that are used to pay any tax withholding obligation with respect to an Award. The Partnership shall reserve for purposes of the Plan, out of its authorized but unissued units, an equivalent amount of Common Units.

ARTICLE IV

RESTRICTED COMMON UNIT GRANTS

4.1 Time Vesting Grants. From time to time, the Committee may grant restricted Common Units to Grantees, in such amounts as it deems prudent and proper. Such restricted Common Units shall be granted, and the Common Units underlying such restricted Common Units shall be issued, in consideration of the performance of services and for no other consideration.

4.2 Forfeiture. A Grantee’s rights with respect to the restricted Common Units shall remain forfeitable at all times prior to the date on which the restrictions thereon shall have lapsed in accordance with the terms of the Plan and the applicable Agreement.

4.3 Vesting Schedule. Restricted Common Unit grants made pursuant to Section 4.1 shall vest and become non-forfeitable, unless, subject to Section 5.7, otherwise determined by the Committee (at the time of Award, though in no case will the vesting schedule be shorter than twelve months from the date of grant, or otherwise), and the restrictions thereon shall lapse, (a) at a rate of 1/3 (one third) on the first anniversary of the grant date of the applicable Award, a second 1/3 (one third) on the second anniversary of the grant date of the applicable Award, and a final 1/3 (one third) on the third anniversary of the grant date of the applicable Award, provided that the Grantee is employed by the Partnership or one of its Affiliates on each such date (the “minimum vesting schedule”), or (b) by reason of death or Disability as set forth in Section 5.3. Notwithstanding the provisions of the Plan, the Committee may grant Awards that are not subject to the minimum vesting schedule, provided that the aggregate number of restricted Common Units not subject to the minimum vesting schedule (excluding any such Awards to the extent that they have been forfeited or cancelled) may not exceed 5% of the restricted Common Units reserved for issuance in Section 3.4.

4.4 Other Grants. Notwithstanding anything else herein to the contrary but expressly subject to Sections 4.3 and 5.7, the Committee may grant restricted Common Units on such terms and conditions as it determines in its sole discretion, the terms and conditions of which shall be set forth in the applicable Agreement.

ARTICLE V

OTHER PROVISIONS APPLICABLE TO VESTING

5.1 Change of Control. Notwithstanding anything in this Plan to the contrary, upon a Change of Control, all restrictions contained in such Awards outstanding hereunder shall lapse immediately (unless otherwise set forth in the terms of the applicable Agreement) and all restricted Common Units subject to such Awards shall become fully vested and non-forfeitable Common Units, and will be distributed, as of the date of the Change of Control.

5.2 Forfeiture. Unless, subject to Section 5.7, otherwise provided in an Agreement, any and all restricted Common Units in respect of which the restrictions have not previously lapsed shall be forfeited (and automatically transferred to and reacquired by the Partnership at no cost to the Partnership and neither the Grantee nor any successors, heirs, assigns, or personal representatives of such Grantee shall thereafter have any further right or interest therein) upon the termination of the Grantee’s employment with the Partnership or one of its Affiliates for any reason; provided, however, that in the event that a Grantee’s employment by the Partnership or one of its Affiliates was terminated without Cause or by the Grantee for Good Reason, in either case, within six months prior to a Change of Control, no forfeiture of restricted Common Units shall be treated as occurring by reason of such termination and the restricted Common Units shall vest and become non-forfeitable Common Units, and will be distributed, as of the date of the Change of Control in accordance with Section 5.1. As a condition precedent for such vesting to occur when the Grantee terminated employment for Good Reason within six months prior to a Change of Control, prior to such termination the Grantee must have both (a) notified the Partnership’s Vice President of Human Resources (or if there be no such person, the then highest ranking member of the Partnership’s Human Resources Department) of the Good Reason event by certified mail or overnight courier within sixty days following the date of such event and (b) allowed a Cure Period following the date of such notice but the event was not rectified by the Partnership prior to the expiration of such Cure Period.

5.3 Disability or Death. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s active employment with the Partnership or one of its Affiliates terminates as a result of Disability, the restricted Common Units held by such Grantee on the date the Grantee’s eligibility for active health and welfare benefits terminates shall vest on the six month anniversary of the effective date of such active benefit termination and shall be distributed on the day following the date of vesting. Upon executing one or more Agreements evidencing Awards hereunder, in the event of a distribution as a result of Disability, each Grantee agrees to remit to the Partnership or one of its Affiliates the employee portion of any applicable FICA taxes that inure to the issuance of Common Units under this provision. The Partnership reserves the right to restrict access to Common Units distributed as a result of Disability until the Grantee has remitted all applicable FICA taxes to the Partnership and its Affiliates. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of death, all restricted Common Units held by such Grantee on the date of Grantee’s death shall vest on the six month anniversary of the effective date of such termination and shall be distributed to Grantee’s estate on the day following the date of vesting.

5.4 Retirement. Notwithstanding the provisions of Section 5.2, unless, subject to Section 5.7, otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of Retirement, the restricted Common Units held by such Grantee which were awarded to Grantee more than twelve months prior to the effective date of such Retirement shall vest on the six month anniversary of the effective date of such Retirement and shall be distributed on the day following the date of vesting. Upon executing one or more Agreements evidencing Awards hereunder, each Grantee issued Common Units under this Section 5.4 agrees to remit to the Partnership or one of its Affiliates the employee portion of any applicable FICA taxes that inure to the issuance of such Common Units. The Partnership reserves the right to restrict access to Common Units distributed as a result of Retirement until the Grantee has remitted all applicable FICA taxes to the Partnership and its Affiliates.

5.5 Recycling of Forfeited Shares. Subject to the restrictions set forth in Rule 16b-3 of the Exchange Act, any Common Units forfeited hereunder may be, after any applicable six month period referenced in Section 5.2 has expired, the subject of another Award pursuant to this Plan.

5.6 Recoupment Policy. Notwithstanding anything in this Plan to the contrary, awards of restricted Common Units granted under the Plan shall be deemed “Incentive Compensation” covered by the terms of the Partnership’s Incentive Compensation Recoupment Policy (the “Policy”) adopted by the Board on April 25, 2007, as amended from time to time, which is incorporated herein by reference. In accordance with the Policy, in the event of a significant restatement of the Partnership’s published financial results and the Committee determines that fraud or intentional misconduct by a Grantee was a contributing factor to such restatement, then, in addition to other disciplinary action, the Committee may require cancellation of any unvested restricted Common Units granted under the Plan to that Grantee. Notwithstanding anything in this Plan to the contrary, awards of restricted Common Units granted under the Plan shall also be deemed to be “Incentive-Based Compensation” covered by the terms of the Partnership’s Dodd-Frank Clawback Policy (the “Dodd-Frank Policy”), effective as of December 1, 2023, as amended from time to time, which is incorporated herein by reference. In accordance with the Dodd-Frank Policy, in the event that a Restatement occurs (as defined in the Dodd-Frank Policy) that requires the recoupment of Recoverable Compensation (as defined in the Dodd-Fran Policy), then, in addition to other recoupment rights that the Partnership may have under the Dodd-Frank Policy, the Committee may require cancellation of any unvested restricted Common Units granted under the Plan to that Grantee. This Section 5.6 shall be interpreted and administered in accordance with the Policy and the Dodd-Frank Policy as in effect from time to time.

5.7 Limitation on Acceleration of Vesting. Notwithstanding any other provision of this Plan or of any Agreement, no acceleration of the vesting of any restricted Common Units may occur, or be authorized by the Committee, prior to the twelve month anniversary of the effective date of the Award, except as otherwise expressly provided in the last sentence of Section 4.3, in Section 5.1 or in Section 5.3.

ARTICLE VI

DELIVERY OF UNITS, ETC.

6.1 Delivery of Common Units. Subject to Section 9.3, the Partnership shall deliver to the Grantee the applicable number of vested Common Units in book-entry form, free of all restrictions hereunder, on (a) the date of vesting of the restricted Common Units pursuant to Sections 4.3, 5.1 or 5.2, or (b) on the day following the date of vesting of the restricted Common Units pursuant to Sections 5.3 or 5.4.

6.2 Transferability. Until such time as restricted Common Units have vested and become non-forfeitable, and Common Units in respect thereof have been delivered to the Grantee, a Grantee shall not be entitled to transfer such restricted Common Units.

6.3 Rights of Grantees. Until such time as restricted Common Units have vested and become non-forfeitable, and Common Units in respect thereof have been delivered to the Grantee, a Grantee shall not be entitled to exercise any rights of a unitholder with respect thereto, including the right to vote such units and the right to receive allocations or distributions thereon.

ARTICLE VII

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

7.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of restricted Common Units or other units or securities with respect to which Awards may be granted under the Plan, (ii) the number of restricted Common Units or other units or securities which are subject to outstanding Awards granted under the Plan, and the purchase price thereof, if applicable.

7.2 If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different rights to acquire Common Units or other securities, such new, additional or different rights or securities shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the restricted Common Units subject to the Award prior to such Change in Capitalization, unless determined otherwise by the Committee.

ARTICLE VIII

TERMINATION AND AMENDMENT OF THE PLAN

The Plan shall terminate on the day preceding the tenth anniversary of the ~~Effective~~Amendment Date and no Award may be granted thereafter, but such termination shall not impair or adversely affect any Awards theretofore granted under the Plan, which Awards shall continue in effect in accordance with the terms and conditions of this Plan and of the applicable Agreement. The Committee may sooner terminate the Plan and the Committee may at any time and from time to time amend, terminate, modify or suspend the Plan or any Agreement provided, however, that no such amendment, modification, suspension or termination shall impair or adversely affect any Awards theretofore granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Common Units which he may have acquired through or as a result of the Plan. To the extent required under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or any other applicable law, rule or regulation, including, without limitation, any requirement of a securities exchange on which the Common Units are listed for trading, no amendment shall be effective unless approved by the unitholders of the Partnership in accordance with applicable law, rule or regulation.

ARTICLE IX

MISCELLANEOUS

9.1 Non-Exclusivity of the Plan. The adoption of the Plan by the Committee shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to acquire Common Units, and such arrangements may be either applicable generally or only in specific cases.

9.2 Limitation of Liability. As illustrative of the limitations of liability of the Partnership, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)	give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b)	give any person any rights whatsoever with respect to the restricted Common Units except as specifically provided in the Plan or an Agreement;

(c)	limit in any way the right of the Partnership or any of its Affiliates to terminate the employment of any person at any time; or

(d)

be evidence of any agreement or understanding, express or implied, that the Partnership or any of its Affiliates will employ any person at any particular rate of compensation or for any particular period of time.

9.3 Regulations and Other Approvals; Governing Law. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

Notwithstanding any other provisions of this Plan, the obligation of the Partnership to deliver the Common Units under the Plan shall, in each case, be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(a)

Except as otherwise provided in Article VIII hereof, the Committee may make such changes to the Plan or an Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(b)

Each Award is subject to the requirement that, if at any time the Committee determines, in its sole and absolute discretion, that the listing, registration or qualification of the Common Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of the Common Units, no Awards shall be granted and no Common Units shall be issued, in whole or in part, unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)

Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition by the Grantee of the Common Units or any other securities acquired pursuant to the Plan is not covered by a then current registration statement under the Act or is not otherwise exempt from such registration, such Common Units shall be restricted against transfer to the extent required by the Act and Rule 144 or other regulations thereunder. The Committee may require any Grantee receiving Common Units pursuant to an Award, as a condition precedent to receipt of such Common Units, to represent and warrant to the Partnership in writing that the Common Units acquired by such Grantee are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Act or the rules and regulations promulgated thereunder. The book entry units evidencing any of such Common Units shall be appropriately legended to reflect their status as restricted securities as aforesaid.

(d)

Although the Partnership makes no guarantee with respect to the tax treatment of distributions hereunder, this Plan is intended to comply with Section 409A of the Code. This Plan and any Agreement shall be interpreted and administered in a manner so that any amount or benefit payable shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Code and the regulations and rulings promulgated thereunder. Notwithstanding anything in the Plan or in any Agreement to the contrary, the Committee may amend the Plan on an Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Agreement to Section 409A of the Code (and the administrative regulations and rulings promulgated thereunder). By accepting an Award under this Plan, a Grantee agrees to any amendment made pursuant to this Section 9.3(d) to any Agreement granted under the Plan without further consideration or action.

9.4 Withholding of Taxes. At such times as a Grantee recognizes taxable income in connection with the rights to acquire Common Units granted hereunder (a “Taxable Event”), the Grantee shall pay, or agree to pay, to the Partnership an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Partnership in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance of such Common Units. The Partnership shall have the right to deduct from any payment of cash to a Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Partnership, the Grantee may make a written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Common Units then issuable to him having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of a Grantee who may be subject to liability under Section 16(b) of the Exchange Act, such withholding is done in accordance with any applicable Rule under Section 16(b) of the Exchange Act. Common Units withheld from Grantees under the provisions of this Plan for Withholding Taxes purposes shall be deemed extinguished and unavailable for reissuance.

9.5 Interpretation. This Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such rule shall be inoperative and shall not affect the validity of the Plan. Whenever the context requires, the words used herein shall include the masculine and feminine gender, and the singular and the plural.

9.6 Effective Date. The original effective date of the Plan shall be the Effective Date. This Plan is amended and restated as of May 21, 2024, and the effectiveness of the Plan, as amended and restated as of June 1, 2024, is subject to approval of the Plan prior to the ~~Effective~~Amendment Date by the limited partners of the Partnership.

Suburban Propane®

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 PM, Eastern Time, on May 20, 2024.

Online
Go to **www.envisionreports.com/sph** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2024 Tri-Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Supervisors

	For	Withhold		For	Withhold		For	Withhold
01 - Matthew J. Chanin	☐	☐	02 - Harold R. Logan, Jr.	☐	☐	03 - Jane Swift	☐	☐
04 - Terence J. Connors	☐	☐	05 - William M. Landuyt	☐	☐	06 - Amy M. Adams	☐	☐
07 - Rommel M. Oates	☐	☐	08 - Michael A. Stivala	☐	☐			

	For	Against	Abstain
2. Proposal to ratify independent registered public accounting firm for 2024 fiscal year.	☐	☐	☐
3. Approval of the Amended and Restated 2018 Restricted Unit Plan to increase the total number of Common Units reserved for issuance under the Amended Plan by an additional 2,650,000 Common Units.	☐	☐	☐
4. Say on Pay - An advisory vote on the approval of executive compensation.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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The 2024 Tri-Annual Meeting of Unitholders of Suburban Propane Partners, L.P. will be held in person on Tuesday, May 21, 2024 at 9:00 AM Eastern Time, at the Partnership's Executive Offices, One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey.

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Directions to the 2024 Suburban Propane Partners, L.P. Tri-Annual Meeting on Tuesday, May 21, 2024 at 9:00 AM ET

Parsippany Rd
287
10
Sun Meadow Pkwy
N
Suburban Propane
Algonquin Pkwy
10
Whippany Rd

From I-287 North: Take exit 39 to NJ-10 E toward Whippany

From I-287 South: Take exit 39A to NJ-10 E toward Whippany

1. Merge onto NJ-10 E (2 mi)
2. Turn right onto Algonquin Pkwy (jughandle on the right crosses NJ-10 onto Algonquin Pkwy)
3. Suburban Propane is on your Left (138 ft)

Small steps make an impact.
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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Suburban Propane Partners, L.P.

Notice of 2024 Tri-Annual Meeting of Unitholders

Proxy Solicited by Board of Supervisors for Tri-Annual Meeting of Unitholders – May 21, 2024, 9:00 AM Eastern Time

Bryon L. Koepke and Michael A. Kuglin, or either of them, each with the power of substitution, are hereby authorized to represent and vote the common units of the undersigned, with all the powers which the undersigned would possess if personally present, on the matters shown on the reverse side and on any other matters that may properly come before the Tri-Annual Meeting of Unitholders of Suburban Propane Partners, L.P. to be held in person on May 21, 2024 or at any continuation, postponement or adjournment thereof. By signing this proxy, the undersigned revokes all prior proxies.

Common units represented by this proxy will be voted as directed by the Unitholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

The Proxies are also authorized to vote, in their discretion, upon such other business as may properly come before the meeting or at any continuation, postponement or adjournment thereof.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Tri-Annual Meeting. ☐